EXHIBIT 4.11

AMENDMENT NO. 7

TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 7 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of September 24, 2020, by and among NAPCO SECURITY TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), the Guarantors signatory hereto (together with Borrower, each a “Loan Party” and collectively, “Loan Parties”), the financial institution(s) listed on the signature pages hereof (each a “Lender” and collectively, “Lenders”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Agent”).

BACKGROUND

Loan Parties, Agent and Lenders are parties to a Third Amended and Restated Credit Agreement dated as of June 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

WHEREAS, Loan Parties have requested that Agent and the Lenders amend certain provisions of the Credit Agreement as hereinafter set forth, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

2.         Amendment. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a)         Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is, effective as of the Amendment No. 7 Closing Date (as defined in Section 3 below), hereby amended to delete the stricken text (indicated as set forth in the following example: ~~stricken text~~) and to add the double-underlined text (indicated as set forth in the following example: double-underlined text) as set forth in the copy of the Credit Agreement attached as Exhibit A hereto.

(b)         The information set forth on the disclosure schedules attached hereto as Exhibit B is hereby added to the information set forth in the corresponding disclosure schedules to the Credit Agreement.

3.         Conditions of Effectiveness.       This Agreement shall become effective (the “Amendment No. 7 Closing Date”) upon the Agent’s receipt of:

(a)        a copy of this Agreement executed by Borrower, Guarantors, Agent and Required Lenders; and

(b)        all documents, instruments and information identified on the Closing Checklist attached as Exhibit C.

4.         Representations and Warranties. Each Loan Party hereby represents and warrants as follows:

(a)        This Agreement and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of Loan Parties and are enforceable against Loan Parties in accordance with their respective terms.

(b)        Upon the effectiveness of this Agreement, each Loan Party hereby reaffirms all covenants, representations and warranties made in the Credit Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date hereof.

(c)       No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Agreement.

5.         Reaffirmation. Each Loan Party as debtor, grantor, pledgor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Loan Agreement and each of the other Loan Document to which it is a party (after giving effect hereto) and (ii) ratifies and reaffirms the liens on or security interests in any of its property granted pursuant to the Loan Agreement and any other Loan Document as security for the Obligations under or with respect to the Loan Agreement or the other Loan Documents to which it is a party and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each Loan Party acknowledges that the Loan Agreement and each other Loan Document remains in full force and effect and are hereby ratified and reaffirmed.

6.         Effect on the Credit Agreement.

(a)        Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as modified hereby. This Agreement shall be a Loan Document for all purposes under the Credit Agreement.

(b)        Except as specifically modified herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith as in effect immediately prior to the Amendment No. 7 Closing Date, shall remain in full force and effect, and are hereby ratified and confirmed.

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(c)        The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7.        Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8.        Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

9.        Counterparts; Facsimile. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

[Signature Page Follows This Page]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

NAPCO SECURITY TECHNOLOGIES, INC.,
As the Borrower

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Senior Vice President

ALARM LOCK SYSTEMS, LLC as a loan Party

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

CONTINENTAL INSTRUMENTS, LLC as a loan Party

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

MARKS USA I, LLC as a loan Party

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

VIDEO ALERT, LLC as a loan Party

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

NAPCO TECHNOLOGIES, INC. as a loan Party

By:	/s/KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Senior Vice President

Signature Page to Amendment No.7

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ SHAUN R KLEINMAN
Name:	Shaun R Kleinman
Title:	Senior Vice President

Signature Page to Amendment No.7

EXHIBIT A

Copy of Redlined Credit Agreement

~~Copy Conformed~~ Exhibit ~~hrough~~ A to Amendment No. ~~6~~7

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 29, 2012

among

NAPCO SECURITY TECHNOLOGIES, INC.

as the Borrower,

The Lenders from

Time to Time Parties Hereto

and

HSBC BANK USA, NATIONAL ASSOCIATION

as Administrative Agent and Collateral Agent

TABLE OF CONTENTS

			Page

SECTION 1:		DEFINITIONS	~~2~~1
1.1.		Defined Terms	~~2~~1
1.2.		Other Definitional Provisions	~~21~~22

SECTION 2:		AMOUNT AND TERMS OF COMMITMENTS	22
2.1.		Revolving Commitments	22
2.2.		Procedure for Revolving Credit Borrowing	~~22~~23
2.3.		Repayment of Revolving Credit Loans	23
2.4.		Termination and Reduction of Revolving Credit Commitments	23
2.5.		~~Term Commitments23~~[Reserved]	24
2.6.		~~Repayment of Term Loans24~~[Reserved]	24
2.7.		Swing Line Commitment	24

SECTION 3:		LETTERS OF CREDIT	26
3.1.		Letters of Credit	26
3.2.		Procedure for Issuance of Letters of Credit	~~27~~26
3.3.		Participating Interests	27
3.4.		Payments	~~28~~27
3.5.		Further Assurances	28
3.6.		Obligations Absolute	~~29~~28
3.7.		Letter of Credit Application	~~29~~28
3.8.		Purpose of Letters of Credit	29

SECTION 4:		GENERAL PROVISIONS	29
4.1.		Interest Rates and Payment Dates	29
4.2.		Conversion and Continuation Options	30
4.3.		Minimum Amounts of Tranches	~~31~~30
4.4.		Optional and Mandatory Prepayments	31
4.5.		Commitment Fees; Other Fees	~~32~~31
4.6.		Computation of Interest and Fees	~~33~~32
4.7.		Inability to Determine Interest Rate	~~33~~32
4.8.		Pro Rata Treatment and Payments	~~34~~33
4.9.		Illegality	~~36~~34
4.10.		Increased Costs	~~36~~35
4.11.		Indemnity	~~37~~36
4.12.		Taxes	~~38~~37
4.13.		Use of Proceeds	~~41~~40
4.14.		Change in Lending Office; Replacement of Lender	~~41~~40
4.15.		Break Funding Payments	~~41~~40
4.16.		Evidence of Debt	~~42~~41
4.17.		Effect of Benchmark Transition Event	41

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SECTION 5:	REPRESENTATIONS AND WARRANTIES	~~43~~42
5.1.	Financial Condition; Accuracy of Information	~~43~~42
5.2.	No Change	43
5.3.	Corporate Existence; Compliance with Law	43
5.4.	Corporate Power; Authorization; Enforceable Obligations	43
5.5.	No Legal Bar	~~44~~43
5.6.	No Material Litigation	~~44~~43
5.7.	No Default	44
5.8.	Ownership of Property; Liens	44
5.9.	Intellectual Property	44
5.10.	Taxes	~~45~~44
5.11.	Federal Regulations	45
5.12.	ERISA	45
5.13.	Investment Company Act; Other Regulations	~~46~~45
5.14.	Subsidiaries	~~46~~45
5.15.	Environmental Matters	46
5.16.	Solvency	~~47~~46
5.17.	Security Documents	~~47~~46
5.18.	Insurance	~~47~~46
5.19.	Affiliate Transactions	47
5.20.	Accuracy of Information	47
5.21.	Sanctions; Anti-Bribery	~~48~~47
5.22.	Deposit Accounts	48
5.23.	Beneficial Ownership Certification	48

SECTION 6:	CONDITIONS PRECEDENT	48
6.1.	Conditions to Closing Date	48
6.2.	Conditions to Each Extension of Credit	51

SECTION 7:	AFFIRMATIVE COVENANTS	~~52~~51
7.1.	Financial Statements	~~52~~51
7.2.	Certificates; Other Information	~~53~~52
7.3.	Payment of Obligations	53
7.4.	Maintenance of Existence	~~54~~53
7.5.	Maintenance of Property; Insurance	~~54~~53
7.6.	Inspection of Property; Books and Records; Discussions; Audits and Appraisals	~~55~~54
7.7.	Notices	55
7.8.	Environmental Laws	~~56~~55
7.9.	Additional Subsidiaries; Additional Collateral	56
7.10.	Post -Closing Obligations	~~57~~56
7.11.	Sanctions; Anti-Bribery	57
7.12.	Keepwell	57
7.13.	KYC; Beneficial Ownership	57

SECTION 8:	NEGATIVE COVENANTS	~~58~~57
8.1.	Financial Condition Covenants	~~58~~57
8.2.	Limitation on Indebtedness	~~59~~58

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8.3.	Limitation on Liens	~~59~~58
8.4.	Limitation on Guarantee Obligations	~~60~~59
8.5.	Limitation on Fundamental Changes	~~60~~59
8.6.	Limitation on Sale of Assets	60
8.7.	Limitation on Dividends and Other Restricted Payments	~~61~~60
8.8.	Limitation on Investments, Loans and Advances	~~61~~60
8.9.	Limitation on Transactions with Affiliates	~~62~~61
8.10.	Limitation on Changes in Fiscal Year	~~62~~61
8.11.	Limitation on Negative Pledge Clauses	~~62~~61
8.12.	Limitation on Lines of Business	~~62~~61
8.13.	Hedging Agreements	~~62~~61
8.14.	Deposit Accounts	62
8.15.	DR Inactive Subsidiaries	~~63~~62

SECTION 9:	EVENTS OF DEFAULT; REMEDIES	~~63~~62
9.1.	Events of Default	~~63~~62
9.2.	Allocation of Payments	~~66~~65

SECTION 10:	THE AGENT AND THE ARRANGER	~~68~~67
10.1.	Appointment	~~68~~67
10.2.	Delegation of Duties	~~68~~67
10.3.	Exculpatory Provisions	~~68~~67
10.4.	Reliance by Agent	~~68~~67
10.5.	Notice of Default	~~69~~68
10.6.	Non-Reliance on Agent and Other Lenders	~~69~~68
10.7.	Indemnification	~~70~~69
10.8.	Agent in Its Individual Capacity	~~70~~69
10.9.	Successor Agents	~~70~~69
10.10.	Issuing Lender	~~70~~69

SECTION 11:	MISCELLANEOUS	~~71~~70
11.1.	Amendments and Waivers	~~71~~70
11.2.	Notices	~~72~~71
11.3.	No Waiver; Cumulative Remedies	~~73~~72
11.4.	Survival	~~73~~72
11.5.	Payment of Expenses and Taxes	~~73~~72
11.6.	Successors and Assigns; Participation and Assignments	~~74~~73
11.7.	Adjustments; Set-off	~~77~~76
11.8.	Counterparts	~~78~~77
11.9.	Severability	~~78~~77
11.10.	Integration	~~78~~77
11.11.	GOVERNING LAW	~~78~~77
11.12.	Submission to Jurisdiction; Waivers	~~78~~77
11.13.	Acknowledgements	~~79~~78
11.14.	WAIVERS OF JURY TRIAL	~~79~~78
11.15.	Confidentiality	~~79~~78
11.16.	USA PATRIOT ACT	~~80~~79
11.17.	Release	~~80~~79

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SCHEDULES:

I	Commitments; Addresses
II	Domestic Subsidiaries; Foreign Subsidiaries
III	Existing Letters of Credit
5.8	Real Property Owned and Leased
5.10	Tax Filings and Payments
5.18	Insurance
5.22	Deposit Accounts
8.2	Existing Indebtedness
8.3	Existing Liens
8.4	Existing Guarantee Obligations
8.8(e)	Existing Investments

EXHIBITS:

~~A-1(a)~~	~~Form of Term A Loan Note~~
~~A-1(b)~~	~~Form of Term B Loan Note~~
A-2	Form of Revolving Credit Note
A-3	Form of Swing Line Note
B-1	Form of Guarantee Agreement
B-2	Form of Security Agreement
B-3	Form of Pledge Agreement
C	Form of Assignment and Acceptance
D	Form of Swing Line Loan Participation Certificate
E	Form of Opinion ~~of Shapiro Forman Allen & Sava LLP~~
F	Form of Closing Certificate
G	Form of U.S. Tax Compliance Certificate
H	Form of ~~Covenant~~ Compliance Certificate

~~I~~	~~Borrowing Base Certificate~~

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of June 29, 2012, among NAPCO SECURITY TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association (“HSBC”) and the other financial institutions from time to time parties hereto as lenders (collectively, the “Lenders”), HSBC as administrative agent and collateral agent for the Lenders hereunder (in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively and each an “Agent” and collectively, the “Agents”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Agents and the Lenders are party to that certain Second Amended and Restated Credit Agreement dated as of October 28, 2010, as amended from time to time prior to the date hereof (the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Agents and Lenders agree to amend and restate the Existing Credit Agreement to, among other things, amend certain provisions of the Existing Credit Agreement;

~~WHEREAS, the outstanding principal balance of the term loan made on the Original Closing Date is $12,500,000 and such amount is to be reallocated on the Closing Date into a $6,500,000 Term A Loan and a $6,000,000 Term B Loan (the “Term Loan Reallocation”)~~

WHEREAS, the Agents and the Lenders are willing to so amend and restate the Existing Credit Agreement in its entirety;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

AMENDMENT AND RESTATEMENT

As of the Closing Date, the Existing Credit Agreement shall be deemed amended and restated in its entirety as set forth in this Agreement, and all of the terms and conditions contained in this Agreement shall control and supersede in its entirety the terms and conditions of the Existing Credit Agreement (and any amendments or modifications thereto). All Liens and security interests granted under the Existing Loan Documents shall continue to be in full force and effect in accordance with the terms of the applicable Existing Loan Documents and are hereby ratified and confirmed.

The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness of the Loan Parties evidenced by or arising under the Existing Credit Agreement, and the Liens and security interests of the Collateral Agent, for its benefit and the benefit of the Lenders, securing such Indebtedness, which Liens shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect as provided in this Agreement and the other Loan Documents. All references in the Existing Loan Documents to the “Credit Agreement” shall be deemed to refer to this Agreement, as it may be amended, modified, supplemented or restated from time to time in accordance with terms hereof.

SECTION 1:      DEFINITIONS

1.1.      Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Administrative Agent”:      as defined in the preamble hereto, and shall include any successor appointed in accordance with subsection 10.9.

“Adjustment Date”: as defined in the definition of Applicable Margin.

~~“Advance Rates”: collectively, the Receivables Advance Rate and the Inventory Advance Rate.~~

“Affiliate”: of any Person, (a) any other Person (other than a wholly owned Subsidiary of such Person) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any other Person who is a director or officer of (i) such Person, (ii) any Subsidiary of such Person or (iii) any Person described in clause (a) above. For purposes of this definition, a Person shall be deemed to be “controlled by” such other Person if such other Person possesses, directly or indirectly, power either to (A) vote 10% or more of the securities having ordinary voting power for the election of directors of such first Person or (B) direct or cause the direction of the management and policies of such first Person whether by contract or otherwise.

“Agent”: as defined in the preamble hereto.

“Aggregate Available Revolving Credit Commitments”: as at any date of determination with respect to all Revolving Lenders, the aggregate amount of Available Revolving Credit Commitments of all Revolving Lenders on such date.

“Aggregate Loans”: on any date, the sum of the Aggregate Revolving Credit Commitments (or if the Revolving Credit Commitments have terminated or expired at such time, the Aggregate Revolving Credit Outstanding of all Revolving Lenders) ~~and the aggregate Term Loans outstanding~~.

“Aggregate Revolving Credit Commitments”: the aggregate amount of the Revolving Credit Commitments of all the Revolving Lenders.

“Aggregate Revolving Credit Outstanding”: as at any date of determination with respect to any Revolving Lender, the sum of (a) the aggregate unpaid principal amount of such Lender’s Revolving Credit Loans on such date and (b) such Lender’s Revolving Credit Commitment Percentage of the aggregate Letter of Credit Obligations and Swing Line Loans on such date.

“Agreement”: this Third Amended and Restated Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

~~“Amendment No. 1”: means Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of February 24, 2014, by and among Loan Parties, Agent and Lenders.~~

“Amendment No. 7 Closing Date”: September 24, 2020

~~“Amendment No. 1 Effective Date” shall have the meaning assigned to such term in Amendment No. 1.~~

~~“Amendment No. 2” means Amendment No. 2 to Third Amended and Restated Credit Agreement, dated as of September 24, 2015, by and among Loan Parties, Agent and Lenders.~~

~~“Amendment No. 2 Effective Date” shall have the meaning assigned to such term in Amendment No. 2.~~

~~“Amendment No. 3” means Amendment No. 3 to Third Amended and Restated Credit Agreement, dated as of June 28, 2016, by and among Loan Parties, Agent and Lenders.~~

~~“Amendment No. 3 Effective Date” shall have the meaning assigned to such term in Amendment No. 3.~~

“Applicable Margin”: for each type of Loan means, as of ~~July 1, 2016~~the Amendment No. 7 Closing Date, the applicable percentage specified below:

Type of Loan	Applicable Margin for Prime Loans	Applicable Margin for Eurodollar Loans	Commitment Fee
Revolving Credit Loans	0.~~25~~0%	1.15%	0.~~20~~15%
Term B Loans	~~0.25%~~	~~1.15%~~	~~N/A~~

Thereafter on a quarterly basis, effective as of the first day following receipt by the Administrative Agent of Borrower’s financial statements required pursuant to subsections 7.1(a) and (b) for the previous fiscal quarter (each day of such delivery, an “Adjustment Date”), commencing with the fiscal quarter ending ~~June~~ September 30, 20~~1~~20, the Applicable Margin for each type of Loan shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth below corresponding to the ~~ratio of (a) Indebtedness of Borrower and its Consolidated Subsidiaries to (b) Consolidated EBITDA for the trailing twelve months (the “Leverage Ratio”)~~ Fixed Charge Coverage Ratio as of the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date (each such period, a “Calculation Period”):

~~Leverage~~ Fixed Charge Coverage Ratio	Applicable Margin for Prime Loans	Applicable Margin for Eurodollar Loans	Commitment Fee
Greater than or equal to 4.00 to 1.00	~~0.25%~~	~~2.00%~~	~~0.20%~~
Less than 4.00 to 1.00 but greater than or equal to 3.00 to 1.00	~~0.25%~~	~~1.75%~~	~~0.20%~~

~~Leverage~~ Fixed Charge Coverage Ratio	Applicable Margin for Prime Loans	Applicable Margin for Eurodollar Loans	Commitment Fee
~~Less than 3.00 to 1.00 but greater~~ Greater than or equal to 2.00 to 1.00	0.~~25~~0%	1.15~~0~~%	0.~~20~~15%
Less than 2.00 to 1.00	0.~~25~~0%	1.~~1~~25%	0.~~20~~15%

If Borrower shall fail to timely deliver the financial statements, certificates and/or other information required under Section 7.1, each Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above for the period commencing on the required delivery date of such financial statements, certificates and/or other information until the delivery thereof.

If, as a result of any restatement of, or other adjustment to, the financial statements of Borrower or for any other reason, Agent reasonably determines that (a) the ~~Leverage~~ Fixed Charge Coverage Ratio as previously calculated as of any applicable date was inaccurate, and (b) a proper calculation of the ~~Leverage~~ Fixed Charge Coverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the ~~Leverage~~ Fixed Charge Coverage Ratio would have resulted in higher pricing for such period, Borrower shall automatically and retroactively be obligated to pay to Agent, promptly upon demand by Agent, an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period; and (ii) if the proper calculation of the ~~Leverage~~ Fixed Charge Coverage Ratio would have resulted in lower pricing for such period, Lenders shall have no obligation to repay interest to Borrower; provided, that, if as a result of any restatement or other event a proper calculation of the ~~Leverage~~ Fixed Charge Coverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by Borrower pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest that should have been paid for all applicable periods over the amounts of interest actually paid for such periods.

“Approved Fund”: as defined in subsection 11.6(b).

“Arranger”: HSBC Bank USA, National Association.

“Assignee”: as defined in subsection 11.6(b)(iii).

“Assignment and Acceptance”: an assignment and acceptance agreement substantially in the form attached hereto as Exhibit C.

“Available Revolving Credit Commitment”: as at any date of determination with respect to any Revolving Lender, an amount equal to the excess, if any, of (a) the amount of such Lender’s Revolving Credit Commitment in effect on such date over (b) the Aggregate Revolving Credit Outstanding of such Lender on such date.

~~“Average Availability Test”: the daily average Available Revolving Credit Commitment for all Lenders is not less than $5,500,000 for at least six calendar months in the applicable calendar year.~~

“Bank Products”: any deposit account, checking account, cash management services, lockbox, commercial credit cards, stored value cards, treasury management services, and other similar services (including, without limitation, controlled disbursement, automated clearing house transactions, returned items, overdrafts and interstate depository network services) provided by any Agent, any Lender or any Affiliate of any Agent or any Lender.

“Bank Product Obligations”: any and all obligations, whether absolute or contingent and however and whenever created, arising, evidenced or acquired in connection with Bank Products.

“Benchmark Replacement”: the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then- prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for U.S. dollar-denominated syndicated or bilateral credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment”: with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date”: the earlier to occur of the following events with respect to the LIBOR Rate:

(1)        in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2)        in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the LIBOR Rate:

(1)        a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2)        a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date”: (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent by notice to the Borrower, so long as the Administrative Agent has not received, by such date, written notice of objection to such Early Opt-In Election from the Borrower.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with the Section 4.17 and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to the Section 4.17.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. Sec. 1010.230.

“Benefited Lender”: as defined in subsection 11.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States of America (or any successor thereto).

“Borrower”: as defined in the preamble hereto.

~~“Borrowing Base”: an amount equal to the sum of:~~

~~(i)          up to 80% of the net amount of Receivables of the Borrower and its Domestic Subsidiaries (“Receivables Advance Rate”), plus~~

~~(ii)       up to the lesser of (A) (x) the value (determined in accordance with GAAP consistently applied) of all current Inventory of the Borrower and its Domestic Subsidiaries located in the United States multiplied by (y) (a) 30% for the period commencing on the Closing Date through and including June 30, 2014 and (b) 20% at all times thereafter (“Inventory Advance Rate”) or (B) $6,500,000, less~~

~~(iii)      such reserves as the Administrative Agent may determine in its reasonable credit judgment, which (A) shall be in accordance with customary business practices for similarly situated lenders in comparable lending transactions and (B) shall require that (x) the imposition of any reserve after the Closing Date be based on the analysis of facts or events relating to the Receivables, Inventory or other components of the Borrowing Base first occurring or first discovered by the Administrative Agent after the Closing Date or that are materially different from facts or events occurring or known to the Administrative Agent on the Closing Date, (y) the contributing factors to the imposition of any reserve shall not duplicate any reserves already deducted and (z) the amount of any such reserve so established be a reasonable quantification of the incremental dilution of the Borrowing Base attributable to such contributing factors.~~

~~“Borrowing Base Certificate”: a certificate in substantially the form of Exhibit I duly executed by a Responsible Officer of Borrower and delivered to the Administrative Agent, appropriately completed, by which such Responsible Officer shall certify to the Administrative Agent the Borrowing Base and the principal amount of Revolving Credit Loans and Swing Line Loans outstanding and calculation thereof as of the date of such certificate.~~

“Borrowing Date”: any Business Day specified in a notice pursuant to subsection 2.2, 2.8 or 3.2 as a date on which the Borrower requests the Lenders to make Loans hereunder or issue a Letter of Credit.

“Business”: as defined in subsection 5.15(b).

“Business Day”: (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a London Banking Day.

“Calculation Period”: as defined in the definition of Applicable Margin.

“Capital Expenditures”: direct or indirect (by way of the acquisition of securities of a Person or the expenditure of cash or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets, except when such expenditures are fully funded with insurance proceeds and are utilized to replace the fixed asset subject to a casualty with a like asset.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) (collectively, “Underlying Equity Interests”), and any and all warrants or options to purchase any of the foregoing. For purposes of subsection 8.7 hereof, the term “Capital Stock” shall exclude options and warrants issued pursuant to employee stock option plans and Underlying Equity Interests issued upon the exercise thereof.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, as in effect from time to time.

“Cash Equivalents”: (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by S&P or P-2 by Moody’s, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s (or the equivalent rating by either such rating agency for such type of securities), (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Class”: the classification of loans as ~~Term Loans,~~ Revolving Credit Loans or Swing Line Loans, each of which categories shall be deemed to be a “Class” of Loans.

“Closing Date”: the first date that all the conditions precedent in Section 6.01 are satisfied or waived in accordance with Section 11.1.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral Agent”: as defined in the preamble hereto, and shall include any successor appointed in accordance with subsection 10.9.

“Commercial Letters of Credit”: as defined in subsection 3.1(ii).

“Commitments”: the collective reference to the Term Commitments, the Revolving Credit Commitments and the Swing Line Commitment.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Consolidated EBITDA”: for any fiscal period, the sum of (i) Consolidated Net Income for such period, plus non-recurring and non-cash losses (net of tax for such period) minus non- recurring and non-cash gains (net of taxes for such period), (ii) Consolidated Interest Expense for such period and (iii) the amount of taxes, depreciation and amortization deducted from earnings in determining such Consolidated Net Income for such period.

“Consolidated Interest Expense”: for any fiscal period, the amount which would, in conformity with GAAP, be set forth opposite the caption “interest expense” (or any like caption) on a consolidated income statement of the Borrower and its Subsidiaries for such period.

“Consolidated Net Income”: for any fiscal period, the consolidated net income (or deficit) of the Borrower and its Subsidiaries for such period (taken as a cumulative whole), determined on a consolidated basis in accordance with GAAP; provided, that, (i) any non-cash extraordinary gains and losses in accordance with GAAP and (ii) the income (or loss) attributable to the forgiveness, early extinguishment or cancellation of PPP Indebtedness, in each case, shall be excluded in determining Consolidated Net Income.

“Consolidated Subsidiaries”: means the Subsidiaries of the Borrower whose financial results are consolidated in accordance with GAAP.

“Continuing Directors”: the directors of the Borrower on the Closing Date and each other director, if such other director’s nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Default”: a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition, act or event were not cured or removed within any applicable grace or cure period.

“Dollars,” “U.S. Dollars” and “$”: dollars in lawful currency of the United States of America.

“Domestic Subsidiary”: any Subsidiary other than a Foreign Subsidiary.

“Early Opt-in Election”: the occurrence of:

(1)        the determination by the Administrative Agent that with respect to the LIBOR Rate, similar United States dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section 4.17, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and

(2)        the election by the Lender to declare that an Early Opt-in Election has occurred and the provision by the Administrative Agent of written notice of such election to the Borrower.

“Eligible Party”: an “eligible contract participant” for purposes of Section 1a(18) of the Commodity Exchange Act, regulations promulgated thereunder and binding guidance thereunder promulgated by the Commodity Futures Trading Commission.

“Environmental Laws”: the common law and all laws, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Materials or to health and safety matters.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with the Borrower or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event”: (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, failure to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the failure to make by its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code, as amended by the Pension Protection Act of 2006) with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412of the Code or of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” or in “reorganization”, within the meaning of Title IV of ERISA; or (i) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security.

“Eurodollar Loans”:    Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to a Eurodollar Loan for the relevant Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Event of Default”: any of the events specified in Section 9.1, provided, that, any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

~~“Excess Cash Flow”: for each fiscal year, the amount of the aggregate of net increase (decrease) in Cash and Cash Equivalents reflected on the Borrower’s consolidated annual statement of cash flows contained in the Borrower’s financial statements delivered pursuant to Section 7.1(a) over the prior fiscal year, as increased by the amount of any reductions in Revolving Credit Loans or decreased by the amount of any increases in Revolving Credit Loans during such period.~~

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Excluded Swap Obligations”: with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unenforceable under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason not to constitute an Eligible Party.

“Excluded Taxes”:  with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) any Taxes imposed by any jurisdiction other than the United States (or any taxing authority thereof or therein), any jurisdiction in which the Borrower conducts business or claims an interest deduction with respect to this Agreement or any other taxing jurisdiction from or through which payments hereunder are made, (b) income or franchise taxes imposed on (or measured by) its net income or net profits by the United States of America, or by the jurisdiction under the laws of which such recipient is organized, in which such recipient conducts business (other than a business that is deemed to arise solely as a result of entering into this Agreement, receipt of payments hereunder or enforcement of its rights hereunder)) or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (c) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under subsection 4.14(b)), (i) any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), (ii) is attributable to such Foreign Lender’s failure to comply with subsection 4.12(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to subsection 4.12(a) or (iii) is attributable to such Foreign Lender’s failure to satisfy the applicable requirements as in effect after December 31, 2012 of FATCA to establish that such payment is exempt from withholding under FATCA.

“Existing Credit Agreement”: as defined in the recitals hereto.

“Existing Letters of Credit”: each letter of credit listed on Schedule III hereto.

“Existing Loan Documents”: the “Loan Documents” as defined in the Existing Credit Agreement.

“Extension of Credit”: as to any Lender, the making of a Loan by such Lender and, with respect to any Lender, the issuance of any Letter of Credit.

“Extraordinary Receipts” means any cash payment received after the Closing Date by any Loan Party outside the ordinary course of business, in connection with the following: (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) proceeds of casualty insurance, (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, net of costs incurred to obtain such proceeds, (e) condemnation awards and payments in lieu thereof, (f) indemnity payments, net of costs incurred to obtain such payment and (g) any purchase price adjustment received in connection with any purchase agreement.

“FATCA”: Section 1471 through 1474 of the Code, including any regulations promulgated thereunder or official interpretations thereof.

“Federal Funds Effective Rate”: for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Bank of New York’s Website”: the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Financial Covenants”: the financial covenants set forth in subsection 8.1.

“Financial Officer”: with respect to any Person, the chief financial officer, principal accounting officer, treasurer, controller or senior vice president of finance of such Person.

“Financing Lease”: (a) any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of the Borrower and its Subsidiaries and (b) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

“Fixed Charge Coverage Ratio”: with respect to any fiscal period, the ratio of (a) Consolidated EBITDA for such period minus Unfinanced Capital Expenditures made during such fiscal period minus any cash dividends or distributions made by Borrower and its Subsidiaries during such fiscal period minus the amount of taxes deducted from earnings in determining Consolidated Net Income for such period to (b) all Senior Debt Payments made during such fiscal period.

“Foreign Plan”: any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, Borrower or any Subsidiary with respect to employees employed outside the United States.

“Foreign Lender”: any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary”: as to any Person, any Subsidiary of such Person which is organized under the laws of any jurisdiction outside of the country of the jurisdiction of organization of such Person.

“GAAP”: generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority”:  any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Agreements”: collectively, any Guarantee Agreement, substantially in the form attached hereto as Exhibit B-1, executed and delivered by a Domestic Subsidiary of the Borrower ~~(other than Napco Gulf Security Group, LLC, so long as it is an Inactive Subsidiary)~~, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Guarantee Obligation”: as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the value as of any date of determination of the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (unless such Guarantee Obligation shall be expressly limited to a lesser amount, in which case such lesser amount shall apply) or, if not stated or determinable, the value as of any date of determination of the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Hazardous Materials”: any solid wastes, toxic or hazardous substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls, and urea-formaldehyde insulation, and any other substance the presence of which may give rise to liability under any Environmental Law.

“Hedge Agreement”: any interest rate protection agreement, interest rate swap or other interest rate hedge arrangement, or currency swap or other currency hedge arrangement (other than any interest rate cap or other similar agreement or arrangement pursuant to which the Borrower has no credit exposure), to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary.

“Hedge Agreement Obligation”: any obligation of the Borrower under any one or more Hedge Agreements to make payments to the counterparties thereunder upon the occurrence of a termination event or similar event thereunder.

“HSBC”: HSBC Bank USA, National Association.

“IDA Lease”: that certain Lease and Project Agreement, dated as of November 1, 2017 by and between Borrower and the Town of Babylon Industrial Development Agency, as in effect on November 1, 2017.

“Inactive Subsidiary”: a Domestic Subsidiary of the Borrower that does not own assets having a value in excess of $50,000 and that does not conduct any business.

“Indebtedness”: of a Person, at a particular date, the sum (without duplication) at such date of (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable as obligor (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices of such Person), (b) indebtedness secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by or is a primary liability of such Person, (c) obligations of such Person under Financing Leases, (d) the face amount of all letters of credit issued for the account of or upon the application of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder and (e) obligations (in the nature of principal or interest) of such Person in respect of acceptances or similar obligations issued or created for the account of such Person. Indebtedness shall not include amounts due under leases of real property.

“Indemnified Taxes”: Taxes other than Excluded Taxes.

“Intellectual Property”: as defined in subsection 5.9.

“Interest Payment Date”: (a) as to any Prime Loan, the last day of each month to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, (i) each day which is three months after the first day of such Interest Period and (ii) the last day of such Interest Period.

“Interest Period”: with respect to any Eurodollar Loan:

(a)       initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months (or nine or twelve months, if approved by all Lenders) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(b)       thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)         if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)       any Interest Period applicable to a Eurodollar Loan that would otherwise extend beyond the date final payment is due on such Loan shall end on such date of final payment; and

(iii)      any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

~~“Inventory Advance Rate”: as defined in the definition of Borrowing Base.~~

“Issuing Lender”: HSBC or any of its Affiliates, in its capacity as issuer of the Letters of Credit, and any other Lender which the Borrower, the Administrative Agent and the Required Lenders shall have approved, in its capacity as issuer of the Letters of Credit.

“Lenders”: as defined in the preamble hereto.

“Letter of Credit Applications”: (a) in the case of Standby Letters of Credit, a letter of credit application for a Standby Letter of Credit on the standard form of the applicable Issuing Lender for standby letters of credit, and (b) in the case of Commercial Letters of Credit, a letter of credit application for a Commercial Letter of Credit on the standard form of the applicable Issuing Lender for commercial letters of credit.

“Letter of Credit Obligations”: at any particular time, all liabilities of the Borrower with respect to Letters of Credit, whether or not any such liability is contingent, including (without duplication) the sum of (a) the aggregate undrawn face amount of all Letters of Credit then outstanding plus (b) the aggregate amount of all unpaid Reimbursement Obligations at such time.

“Letters of Credit”: as defined in subsection 3.1(ii).

“Leverage Ratio”: with respect to any fiscal period, the ratio of (a) Indebtedness of Borrower and its Consolidated Subsidiaries for such fiscal period, less unrestricted cash and Cash Equivalents (excluding any proceeds of the PPP Indebtedness) held in deposit accounts maintained with the Collateral Agent to (b) Consolidated EBITDA for such fiscal period.

“LIBOR Rate”: with respect to any Eurodollar Loan for any Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank market) as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such Eurodollar Loan or the rate which is quoted by another source selected by Administrative Agent which has been approved by the ICE Benchmark Administration as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank market (an “Alternative Source”); provided, however, if the rate described above is not available from Bloomberg or an Alternative Source on any applicable interest determination date, the rate shall be the rate (rounded upwards as described above, if necessary) per annum equal to the average rate at which Administrative Agent determines that U.S. dollars in an amount comparable to the amount of the applicable Eurodollar Loans are being offered to prime banks for settlement in immediately available funds by leading banks in the London interbank market selected by Administrative Agent as of 11:00 a.m. (London Time), on the day that is two London Banking days prior to the beginning of such Interest Period for a term comparable to such Interest Period; provided that, if the LIBOR Rate as so determined would be less than zero, the LIBOR Rate will be deemed to be zero for the purposes of this Agreement.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement (other than a bank or similar deposit account), encumbrance, lien (statutory or other), or preference,

priority or other security interest or similar preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing, and, in the case of securities, a third party’s right to purchase such securities).

“Loan Documents”: the collective reference to this Agreement, any Notes, the Guarantee Agreements, the Security Documents, any Letter of Credit Application and any documents or instruments evidencing or governing the Security Documents.

“Loan Parties”: the collective reference to the Borrower and each guarantor or grantor party to any Security Document.

“Loans”: the collective reference to ~~the Term Loans,~~ the Revolving Credit Loans and the

Swing Line Loans.

“London Banking Day”: any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

~~“Margined Inventory Test”: as of the end of each fiscal quarter of the Borrower in the applicable calendar year, the portion of Aggregate Revolving Credit Outstanding for all Revolving Lenders made pursuant to clause (ii) of the definition of “Borrowing Base” (calculated assuming the Aggregate Revolving Credit Outstanding is made pursuant to clause (i) of the definition of “Borrowing Base” before clause (i) of the definition of “Borrowing Base”) is not more than twenty-five percent (25%) of the total Borrowing Base.~~

“Material Adverse Effect”: a material adverse change in the business, assets, results of operations, ~~properties~~financial condition, ~~condition (financial or otherwise), contingent liabilities (including as to products, and whether such liabilities have been or yet may be asserted), prospects or material agreements~~ or liabilities (contingent or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

~~“Monthly Reporting Event”: a a period (a) beginning on a date on which the average Aggregate Revolving Credit Outstandings shall have been greater than $5,500,000 for two (2) consecutive fiscal quarters and (b) ending on the date on which the Aggregate Revolving Credit Outstandings is less than or equal to $5,500,000.~~

~~“Monthly Reporting Period”: any period throughout which (a) a Monthly Reporting Event has occurred and is continuing or (b) an Event of Default under Section 9.1(c) (as a result of a breach of Section 7.1) has occurred and is continuing.~~

“Moody’s”: Moody’s Investors Service, Inc. or any successor thereto.

~~“Mortgages”: the mortgages in favor of Collateral Agent, for its benefit and the ratable benefit of the Lenders, encumbering the land and improvements located at 333 Bayview Avenue, Amityville, New York, as same may be amended, restated, supplemented or modified from time to time.~~

“Multiemployer Plan”:     a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Notes”: the collective reference to ~~the Term Loan Notes,~~ the Revolving Credit Notes and the Swing Line Notes.

“Obligations”: collectively, the unpaid principal of and interest on the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to any Agent, the Issuing Lender and the Lenders under or in connection with this Agreement, the other Loan Documents and any Hedge Agreement with any Lender or any Affiliate of a Lender or with respect to any Bank Product Obligations owing to Agents, any Lender or any Affiliate of a Lender (including in each case, without limitation, interest, fees or other amounts accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document or Hedge Agreement after the maturity of the Loans and interest, fees or other amounts accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document or Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications, the other Loan Documents or any Hedge Agreement with a Lender or any Affiliate of a Lender or with respect to any Bank Products provided by any Agent, any Lender or any Affiliate of any Agent or a Lender or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agents or to the Lenders); excluding, in each case, with respect to any Loan Party, any Excluded Swap Obligations of such Loan Party.

“Original Closing Date”: the Closing Date under and as defined in the Original Credit Agreement.

“Original Credit Agreement”: that certain Amended and Restated Credit Agreement dated as of August 18, 2008 by and among the Borrower, the Agents and the Lenders.

~~“Original Term Loans”: as defined in Section 2.5.~~

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Participant Register”: as defined in subsection 11.6(c).

“Participants”: as defined in subsection 11.6(c).

“Participating Interest”: with respect to any Letter of Credit (a) in the case of the Issuing Lender, its interest in such Letter of Credit and any Letter of Credit Application relating thereto after giving effect to the granting of any participating interests therein pursuant hereto and (b) in the case of each Participating Lender, its undivided participating interest in such Letter of Credit and any Letter of Credit Application relating thereto.

“Participating Lender”:     any Revolving Lender (other than the Issuing Lender) with respect to its Participating Interest in a Letter of Credit.

“Patriot Act”: as defined in subsection 11.17.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

“Permitted Acquisition(s)”: the purchase by Borrower after the Amendment No. 7 Closing Date of all or substantially all of the assets of any Person or a business or division of such Person (whether pursuant to a merger or other transaction) or of all or a majority of the equity interests of a Person in one or a series of transactions (such assets or Person being referred to herein as the “Target”), provided, that (i) at the time of such acquisition and after giving effect thereto, no Event of Default has occurred and is continuing, (ii) on a pro forma basis for the acquisition, the Borrower is in compliance with the financial covenants contained in Section 8.1, (iii) both before and after giving effect to such acquisition, the Aggregate Available Revolving Credit Commitments shall be at least $5,000,000 and (iv) each of the following is met in connection with the acquisition:

(a)        the sum of (i) the aggregate cash consideration paid by Borrower with respect to Permitted Acquisitions during the term of this Agreement plus (ii) the aggregate Indebtedness assumed or issued by Borrower with respect to Permitted Acquisitions during the term of this Agreement shall not exceed $30,000,000;

(b)       the Agent shall receive at least thirty (30) Business Days’ prior written notice of such proposed acquisition, which notice shall include a reasonably detailed description of such proposed acquisition;

(c)        such acquisition shall involve assets located in the United States; provided, that, up to the lesser of (i) 50% and (ii) $20,000,000 of the total allocated value of assets acquired in any single acquisition (and in all such acquisitions in the aggregate) may be located outside of the United States;

(d)        the Target shall be an operating company or division or line of business that satisfies the requirements contained in Section 8.12;

(e)        such acquisition shall be consensual and shall have been approved by the Target’s board of directors;

(f)        at or prior to the closing of any acquisition, the Borrowers and the Target shall have executed such documents and taken such actions as may be required by the Agent (i) for the Target to become a Guarantor hereunder and under the other Loan Documents and (ii) for the Agent to be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant to such acquisition or in the assets and equity interests of the Target;

(g)       on or prior to (or, with respect to any acquisition involving an aggregate consideration of less than $20,000,000, no later than five (5) Business Days after) the date of such acquisition, the Agent shall have received, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by the Agent;

(h)       not less than five (5) Business Days and not more than thirty (30) Business Days prior to the date of such acquisition, Agent shall have received updated projections (including in each case, forecasted statements of income and loss, and, with respect to any acquisition involving an aggregate consideration of $20,000,000 or more, forecasted balance sheets and statements of cash flow) for Borrower and its Subsidiaries, for the twelve (12) month period after the date of such acquisition, together with such supporting information as Agent may reasonably request and such other financial information and/or statements of the Borrower or the Target as reasonably requested by Agent; and

(i)        Agent shall have received a certificate of a senior officer of Borrower certifying on behalf of Borrower to Agent that such acquisition complies with this Agreement.

“Person”: an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement”: any Pledge Agreement executed by Borrower or any of its Domestic Subsidiary, substantially in the form attached hereto as Exhibit B-3, as further amended, supplemented or otherwise modified from time to time.

“Pledgee”: as defined in subsection 11.15.

“PPP” means the Paycheck Protection Program created under the CARES Act and administered by the SBA.

“PPP Indebtedness” means unsecured Indebtedness incurred by a Loan Party under the PPP.

“Prime Loans”: Loans the rate of interest applicable to which is based upon the Prime Rate.

“Prime Rate”: the rate of interest per annum publicly announced by Administrative Agent from time to time as its prime rate and is a base rate for calculating interest on certain loans. The prime rate may or may not be the most favorable rate charged by Administrative Agent to its customers. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Properties”: as defined in subsection 5.15(a).

“Qualified ECP Loan Party”: in respect of any Swap Obligation, (a) each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred, or (b) such other Person as is qualified to give a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivables”: as to any Person, all of such Person’s accounts, contract rights, instruments, documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Person arising out of or in connection with the sale or lease of inventory or the rendition of services, whether secured or unsecured, now existing or hereafter created.

~~“Receivables Advance Rate”: as defined in the definition of Borrowing Base.~~

“Refunded Swing Line Loans”: as defined in subsection 2.8(b).

“Register”: as defined in subsection 11.6(b).

“Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender in accordance with the terms of this Agreement and the related Letter of Credit Application for any payment made by the Issuing Lender under any Letter of Credit.

“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release”: any spilling, leaking, pumping, pouring, emitting, emptying, discharging, escaping, leaking, dumping, disposing, spreading, depositing or dispersing of any Hazardous Materials in, unto or onto the environment.

“Relevant Governmental Body”: the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Required Lenders”: at any time (i) there are two Lenders, all of the Lenders and (ii) there are more than two Lenders, Lenders having Total Loan Percentages of which aggregate more than 66%.

“Requirement of Law”: as to (a) any Person, the certificate of incorporation and by-laws or the partnership or limited partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, and (b) any property, any law, treaty, rule, regulation, requirement, judgment, decree or determination of any Governmental Authority applicable to or binding upon such property or to which such property is subject, including, without limitation, any Environmental Laws.

“Responsible Officer”: with respect to any Loan Party, the chief executive officer, the president, any Financial Officer, any vice president, the treasurer or the assistant treasurer of such Loan Party.

“Restricted Payments”: as defined in subsection 8.7.

“Revolving Credit Commitment”: as to any Revolving Lender at any time, its obligation to make Revolving Credit Loans, issue or participate in Letters of Credit issued for the account of the Borrower and/or make or participate in Swing Line Loans to the Borrower in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule I hereto under the heading “Revolving Credit Commitment,” as such amount may be reduced from time to time pursuant to subsection 2.4 and the other applicable provisions hereof.

“Revolving Credit Commitment Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Aggregate Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated or expired at such time, the percentage which (a) the Aggregate Revolving Credit Outstanding of such Lender at such time then constitutes of (b) the Aggregate Revolving Credit Outstanding of all Lenders at such time).

“Revolving Credit Commitment Period”: the period from and including the Closing Date to but not including the Revolving Credit Termination Date, or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

“Revolving Credit Loan”: as defined in subsection 2.1(a).

“Revolving Credit Note”: as defined in subsection 4.16(d).

“Revolving Credit Termination Date”: June 28, 202~~1~~4.

“Revolving Lender”: each Lender that has a Revolving Credit Commitment or that holds Revolving Credit Loans.

“S&P”: Standard & Poor’s Ratings Group or any successor thereto.

“SBA” means the U.S. Small Business Administration.

“Security Agreements”: any Security Agreement executed by Borrower or any Domestic Subsidiary, substantially in the form attached hereto as Exhibit B-2, as amended, supplemented or otherwise modified from time to time.

“Security Documents”:  the collective reference to the Guarantee Agreements, the Security Agreements, the Pledge Agreements~~, the Mortgages~~ and each other pledge agreement, security document, mortgage or similar agreement that may be delivered to the Collateral Agent as collateral security for any or all of the Obligations, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Senior Debt Payments”: all cash actually expended by Borrower and its Subsidiaries to make (a) interest payments on any Loans hereunder plus (b~~) principal payments of the Term Loans, plus (c~~) payments with respect to any other Indebtedness for borrowed money. For the avoidance of doubt, Senior Debt Payments shall not include any voluntary or mandatory prepayments made pursuant to Section 4.4 (including any voluntary or mandatory prepayments of the Revolving Credit Loan).

“SOFR”: with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent”: with respect to any Person on a particular date, that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and mature, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small amount of capital.

“Standby Letters of Credit”: as defined in subsection 3.1(i).

“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Eurodollar Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary”: as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person (exclusive of any Affiliate in which such Person has a minority ownership interest). Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Obligation”: with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Commitment”: the Swing Line Lender’s obligation to make Swing Line Loans pursuant to subsection 2.8.

“Swing Line Lender”: HSBC Bank USA, National Association, in its capacity as lender of the Swing Line Loans.

“Swing Line Loan Participation Certificate”: a certificate in substantially the form attached hereto as Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

“Swing Line Loans”: as defined in subsection 2.8(a).

“Swing Line Note”: as defined in subsection 4.16(d).

“Taxes”: any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

~~“Term A Lenders”: each Lender that holds a Term A Loan.~~

“Term SOFR”: the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

~~“Term A Loans”: as defined in subsection 2.5(a).~~

~~“Term A Loan Maturity Date”: June 29, 2017.~~

~~“Term A Loan Note”: as defined in subsection 4.16(d).~~

~~“Term A Loan Percentage”: as to any Term A Lender at any time, the percentage which the aggregate principal amount of such Lender’s Term A Loans then outstanding constitutes of the aggregate principal amount of the Term A Loans then outstanding.~~

~~“Term B Lenders”: each Lender that holds a Term B Loan.~~

~~“Term B Loans”: as defined in subsection 2.5(b).~~

~~“Term B Loan Maturity Date”: June 29, 2019.~~

~~“Term B Loan Note”: as defined in subsection 4.16(d).~~

~~“Term B Loan Percentage”: as to any Term B Lender at any time, the percentage which the aggregate principal amount of such Lender’s Term B Loans then outstanding constitutes of the aggregate principal amount of the Term B Loans then outstanding.~~

~~“Term Lenders”: collectively, each Term A Lender and each Term B Lender.~~

~~“Term Loans”: collectively, the Term A Loans and Term B Loans.~~

~~“Term Loan Note”: collectively the Term A Notes and the Term B Notes.~~

“Total Loan Percentage”: as to any Lender, the percentage which the sum of such Lender’s ~~Term A Loans then outstanding, Term B Loans then outstanding and~~ Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated or expired at such time, such Lender’s Aggregate Revolving Credit Outstanding) then in effect constitutes of the Aggregate Loans.

~~“Term Loan Reallocation”: as defined in the recitals hereto.~~

“Trailing”: with respect to the determination of any financial results for any period, the applicable financial result for the four fiscal quarters ended on such date.

“Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Transferee”: as defined in subsection 11.15.

“Type”: as to any Loan, its nature as a Prime Loan or a Eurodollar Loan.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures”: all Capital Expenditures of Borrower and its Subsidiaries other than those made utilizing financing provided by the applicable seller or third party lenders. For the avoidance of doubt, Capital Expenditures made by Borrower and its Subsidiaries utilizing Revolving Credit Loans shall be deemed Unfinanced Capital Expenditures.

“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.2.      Other Definitional Provisions.

(a)         Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

(b)         As used herein and in the Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or, if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(c)         The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)         The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2:         AMOUNT AND TERMS OF COMMITMENTS

2.1.      Revolving Commitments.

(a)         Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (each, a “Revolving Credit Loan”) in U.S. Dollars to the Borrower from time to time during the Revolving Credit Commitment Period so long as after giving effect thereto (i) the Available Revolving Credit Commitment of each Lender with a Revolving Credit Commitment is greater than or equal to zero~~,~~ and (ii) the Aggregate Revolving Credit Outstanding of all Lenders does not exceed the Aggregate Revolving Credit Commitments ~~and (iii) the Aggregate Revolving Credit Outstanding of all Lenders does not exceed the Borrowing Base~~. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(b)         The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Prime Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 4.2, provided, that, no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

2.2.      Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided, that, the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., (New York City time) at least (a) three (3) Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying in each case (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Prime Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (A) in the case of Prime Loans, $100,000 or a whole multiple of $100,000 in excess thereof (or, if the then Aggregate Available Revolving Credit Commitments are less than $100,000, such lesser amount) and (B) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof not later than 3:00 P.M., New York City time, on the date the Administrative Agent receives such notice. Not later than 12:00 Noon, New York City time, on each requested Borrowing Date each Revolving Lender shall make an amount equal to its Revolving Credit Commitment Percentage of the principal amount of the Revolving Credit Loans requested to be made on such Borrowing Date available to the Administrative Agent at its office specified in subsection 11.2 in U.S. Dollars and in immediately available funds. The Administrative Agent shall on such date credit the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

2.3.        Repayment of Revolving Credit Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender (whether made before or after the termination or expiration of the Revolving Credit Commitments) on the Revolving Credit Termination Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 4.1.

2.4.      Termination and Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent (which shall promptly notify each Lender thereof), to terminate the Aggregate Revolving Credit Commitments or, from time to time, to reduce the amount of the Aggregate Revolving Credit Commitments; provided, that, no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Available Revolving Credit Commitment of any Lender would not be greater than or equal to zero. Any such permitted reduction shall be in an amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Aggregate Revolving Credit Commitments then in effect.

~~2.5.       Term Commitments. The lenders under the Original Credit Agreement severally made term loans to the Borrower on the Original Closing Date (the “Original Term Loans”), and as of the Closing Date, such Original Term Loans have an aggregate outstanding balance of $12,500,000.~~

~~(a)      Term A Loan. On the Closing Date, subject to the terms and conditions hereof, pursuant to the Term Loan Reallocation, $6,500,000 of the Original Term Loans are being reallocated into new term loans (the “Term A Loans”), with each Term A Lender to be allocated the portion of the Term A Loan set forth opposite such Lender’s name in Schedule I hereto under the heading “Term A Loan”. The Term A Loans may from time to time be~~

~~Eurodollar Loans or Prime Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsection 4.2.~~

2.5.      [Reserved].

2.6.      [Reserved].

~~(b)        Term B Loan. On the Closing Date, subject to the terms and conditions hereof, pursuant to the Term Loan Reallocation, $6,000,000 of the Original Term Loans are being reallocated into new term loans (the “Term B Loans”), with each Term B Lender to be allocated the portion of the Term B Loan set forth opposite such Lender’s name in Schedule I hereto under the heading “Term B Loan”. The Term B Loans may from time to time be Eurodollar Loans or Prime Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsection 4.2.~~

~~2.6.      Repayment of Term Loans~~

~~(a)        Repayment of Term A Loans. The Borrower shall repay all Term A Loans made to it in equal quarterly installments of $325,000 each commencing on September 30, 2012, and on the last day of each fiscal quarter thereafter until the last day of the Term A Loan Maturity Date when the entire unpaid principal balance of the Term A Loans shall be payable in full, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement (with each Term A Lender to receive its Term A Loan Percentage of each such installment). As of the Amendment No. 3 Effective Date, the Term A Loans have been paid in full.~~

~~(b)        Repayment of Term Loan B. The Borrower shall repay all Term B Loans made to it in equal quarterly installments of $75,000 each commencing on September 30, 2012, and on the last day of each fiscal quarter thereafter until the last day of the Term B Loan Maturity Date when the entire unpaid principal balance of the Term B Loans shall be payable in full, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement (with each Term B Lender to receive its Term B Loan Percentage of each such installment).~~

2.7.      Swing Line Commitment.

(a)       Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a “Swing Line Loan”; collectively, the “Swing Line Loans”) to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $3,000,000.00, provided, that, the Swing Line Lender shall not make any Swing Line Loan if, after giving effect thereto, the sum of the Swing Line Loans, the Revolving Credit Loans and the Letter of Credit Obligations (in each case after giving effect to the Loans requested to be made and the Letters of Credit requested to be issued on such date) exceeds the Aggregate Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall be made as Prime Loans and shall not be entitled to be converted into Eurodollar Loans. The

Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 12:00 Noon, New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in a minimum amount of $100,000 or a whole multiple of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender set forth in subsection 11.2, or at such other address the Swing Line Lender shall designate in writing to the Borrower from time to time in accordance with subsection 11.2, by 3:00 P.M., New York City time, on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may at any time and from time to time prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 12:00 Noon, New York City time, on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof.

(b)        The Swing Line Lender, at any time in its sole and absolute discretion, may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Revolving Lender, including the Swing Line Lender, to make a Revolving Credit Loan which is a Prime Loan in an amount equal to such Lender’s Revolving Credit Commitment Percentage of the amount of the Swing Line Loans outstanding on the date such notice is given (the “Refunded Swing Line Loans”) to repay the Swing Line Lender. Unless any of the events described in paragraph (h) of Section 9.1 shall have occurred with respect to the Borrower (in which event the procedures of paragraph (d) of this subsection 2.8 shall apply), each Revolving Lender shall make the proceeds of such Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent specified in subsection 11.2 prior to 12:00 Noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans. Effective on the day such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans, shall no longer be due under any Swing Line Note and shall be due as the respective Revolving Credit Loans made by the Revolving Lenders in accordance with their respective Revolving Credit Commitment Percentages. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Swing Line Lender the then unpaid principal amount of each Swing Line Loan of the Swing Line Lender on the Revolving Credit Termination Date (to the extent such Swing Line Loan has not previously been repaid in full with the proceeds of Revolving Credit Loans).

(c)        Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if the conditions set forth in subsection 6.2 have not been satisfied in respect thereof.

(d)        If prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of this subsection 2.8 one of the events described in paragraph (h) of Section 9.1 shall have occurred and be continuing with respect to the Borrower, each Revolving Lender with a Revolving Credit Commitment will, on the date such Revolving Credit Loan was to have been made pursuant to the notice in this subsection 2.8, purchase an undivided participating interest in the Refunded Swing Line Loans in an amount equal to (i) its Revolving Credit Commitment Percentage times (ii) the Refunded Swing Line Loans. Each Revolving Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(e)        Whenever, at any time after any Revolving Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

(f)        Each Revolving Lender’s obligation to make the Loans referred to in subsection 2.8(b) and to purchase participating interests pursuant to subsection 2.8(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Loan Party; (iv) any breach of this Agreement or any other Loan Document by the Borrower or any of its Subsidiaries or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 3:      LETTERS OF CREDIT

3.1.       Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Lender agrees, on behalf of the Revolving Lenders, and in reliance on the agreement of the Revolving Lenders set forth in subsection 3.3, to issue for the account of the Borrower letters of credit in an aggregate face amount, together with any unpaid Reimbursement Obligations not to exceed $1,100,000 at any time outstanding, as follows:

(i)        standby letters of credit (collectively, the “Standby Letters of Credit”) in a form reasonably satisfactory to the Issuing Lender and in favor of such beneficiaries as the Borrower shall specify from time to time (which shall be reasonably satisfactory to the Issuing Lender); and

(ii)       commercial letters of credit in the form of the Issuing Lender’s standard commercial letters of credit (“Commercial Letters of Credit”) in favor of sellers of goods or services to the Borrower or its Subsidiaries (the Standby Letters of Credit and Commercial Letters of Credit being referred to collectively as the “Letters of Credit”, it being understood that Existing Letters of Credit shall be deemed to be “Letters of Credit” for all purposes under the Loan Documents);

provided, that, no Letter of Credit shall be issued if, and after giving effect to such issuance, the Aggregate Revolving Credit Outstanding of all Revolving Lenders would exceed the Aggregate Revolving Credit Commitments at such time. Each Standby Letter of Credit shall (i) have an expiry date no later than one year from the date of issuance thereof or, if earlier, five (5) Business Days prior to the Revolving Credit Termination Date and (ii) be denominated in U.S. Dollars. Each Commercial Letter of Credit shall (i) provide for the payment of sight drafts when presented for honor thereunder, or of time drafts, in each case in accordance with the terms thereof and when accompanied by the documents described or when such documents are presented, as the case may be, (ii) be denominated in U.S. Dollars and (iii) have an expiry date no later than six months from the date of issuance thereof or, if earlier, five (5) Business Days prior to the Revolving Credit Termination Date. Upon the issuance of any Letter of Credit, the Administrative Agent shall promptly notify each Revolving Lender thereof.

3.2.       Procedure for Issuance of Letters of Credit. The Borrower may from time to time request, upon at least three (3) Business Days’ notice, the Issuing Lender to issue a Letter of Credit by delivering to the Issuing Lender at its address specified in subsection 11.2 a Letter of Credit Application, completed to the reasonable satisfaction of such Issuing Lender, together with such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application, the Issuing Lender will process such Letter of Credit Application, and the other certificates, documents and other papers delivered in connection therewith, in accordance with its customary procedures and shall promptly issue such Letter of Credit (but in no event earlier than three (3) Business Days after receipt by the Issuing Lender of the Letter of Credit Application relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the Borrower. Prior to the issuance of any Letter of Credit, the Issuing Lender will confirm with the Administrative Agent that the issuance of such Letter of Credit is permitted pursuant to Section 3 and subsection 6.2.  Additionally, the Issuing Lender and the Borrower shall inform the Administrative Agent of any modifications made to outstanding Letters of Credit, of any payments made with respect to such Letters of Credit, and of any other information regarding such Letters of Credit as may be reasonably requested by the Administrative Agent, in each case pursuant to procedures established by the Administrative Agent.  The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of issuance of each Letter of Credit (including the amount thereof).

3.3.       Participating Interests. Effective as of the date of the issuance of each Letter of Credit (in the case of a Letter of Credit issued after the date hereof), the Issuing Lender agrees to allot, and does allot, to each other Revolving Lender with a Revolving Credit Commitment, and each such Lender severally and irrevocably agrees to take and does take, a Participating Interest in such Letter of Credit and the related Letter of Credit Application in a percentage equal to such Lender’s Revolving Credit Commitment Percentage. On the date that any Participating Lender becomes a party to this Agreement in accordance with subsection 11.6, Participating Interests in any outstanding Letter of Credit held by the Revolving Lender from which such Participating Lender acquired its interest hereunder shall be proportionately reallocated between such Participating Lender and such transferor Revolving Lender. Each Participating Lender hereby agrees that its obligation to participate in each Letter of Credit issued in accordance with the terms hereof and to pay or to reimburse the Issuing Lender in respect of such Letter of Credit for its participating share of the drafts drawn thereunder shall be irrevocable and unconditional;

provided, that, no Participating Lender shall be liable for the payment of any amount under subsection 3.4(b) resulting solely from the Issuing Lender’s gross negligence or willful misconduct.

3.4.      Payments.

(a)         The Borrower agrees (i) to reimburse the Administrative Agent for the account of the Issuing Lender, forthwith upon its demand and otherwise in accordance with the terms of the Letter of Credit Application, if any, relating thereto, for any payment made by the Issuing Lender under any Letter of Credit and (ii) to pay to the Administrative Agent for the account of such Issuing Lender, interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a fluctuating rate per annum equal to the rate then borne by Revolving Credit Loans that are Prime Loans pursuant to subsection 4.1(b) plus 3% per annum.

(b)         In the event that the Issuing Lender makes a payment under any Letter of Credit and is not reimbursed in full therefor, forthwith upon demand of the Issuing Lender, and otherwise in accordance with the terms hereof or of the Letter of Credit Application, if any, relating to such Letter of Credit, the Issuing Lender will promptly through the Administrative Agent notify each Participating Lender that acquired its Participating Interest in such Letter of Credit from the Issuing Lender or pursuant to an assignment as provided in subsection 11.6(c). No later than (x) the close of business on the date such notice is given if such notice is given by 12:00 Noon (New York City time) on the date such notice is received or (y) 12:00 Noon (New York City time) on the following Business Day if such notice is not received by 12:00 Noon (New York City time), each such Participating Lender will transfer to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, an amount equal to such Participating Lender’s pro rata share of the unreimbursed portion of such payment.

(c)         Whenever, at any time, after the Issuing Lender has made payment under a Letter of Credit and has received from any Participating Lender such Participating Lender’s pro rata share of the unreimbursed portion of such payment, the Issuing Lender receives any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, the Issuing Lender will distribute to the Administrative Agent, for the account of such Participating Lender, its pro rata share thereof; provided, however, that in the event that the receipt by the Issuing Lender of such reimbursement or such payment of interest (as the case may be) is required to be returned, such Participating Lender will promptly return to the Administrative Agent, for the account of the Issuing Lender, any portion thereof previously distributed by the Issuing Lender to it.

3.5.      Further Assurances. The Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Lender more fully to affect the purposes of this Agreement and the issuance of the Letters of Credit issued hereunder.

3.6.       Obligations Absolute. The payment obligations of the Borrower and each Participating Lender under subsection 3.4 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

(a)         the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any Participating Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein, or any unrelated transaction;

(b)         any statement or any other document presented under any Letter of Credit opened for its account proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(c)         payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, except payment resulting solely from the gross negligence or willful misconduct of the Issuing Lender; or

(d)         any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Issuing Lender.

3.7.      Letter of Credit Application. To the extent not inconsistent with the terms of this Agreement (in which case the provisions of this Agreement shall prevail), provisions of any Letter of Credit Application related to any Letter of Credit are supplemental to, and not in derogation of, any rights and remedies of the Issuing Lender and the Participating Lenders under this Section 3 and applicable law. The Borrower acknowledges and agrees that all rights of the Issuing Lender under any Letter of Credit Application shall inure to the benefit of each Participating Lender to the extent of its Revolving Credit Commitment Percentage as fully as if such Participating Lender was a party to such Letter of Credit Application.

3.8.      Purpose of Letters of Credit. Each Standby Letter of Credit shall be used by the Borrower solely (a) to provide credit support for borrowings by the Borrower or its Subsidiaries, or (b) for other working capital purposes of the Borrower and Subsidiaries in the ordinary course of business. Each Commercial Letter of Credit will be used by the Borrower and Subsidiaries solely to provide the primary means of payment in connection with the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business.

SECTION 4:      GENERAL PROVISIONS

4.1.      Interest Rates and Payment Dates.

(a)        Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

(b)        Each Prime Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Prime Rate for such day plus the Applicable Margin.

(c)        If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such amount shall bear interest for each day after the due date until such amount is paid in full at a rate per annum equal to (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 3% per annum or (y) in the case of any such overdue interest, fee or other amount, the rate described in paragraph (b) of this subsection plus 3% per annum. If any Event of Default described in subsections 9(c) (with respect to subsection 8.1 only), (f), (h) or (j) shall occur and be continuing, and the Required Lenders shall give notice to the Borrower that this sentence shall apply, then, until such Event of Default shall be cured or waived or such notice shall be withdrawn, the outstanding principal amount of all Loans shall bear interest at 3% per annum above the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 4.1 (other than the first sentence of this paragraph (c)).

(d)        Interest shall be payable in arrears on each Interest Payment Date, provided, that, interest accruing pursuant to paragraph (c) of this subsection 4.1 shall be payable from time to time on demand.

(e)        On each date when the payment of any principal, interest or fees are due hereunder or under any Note, Borrower agrees to maintain on deposit in an ordinary checking account maintained by Borrower with the Administrative Agent (as such account shall be designated by Borrower in a written notice to the Administrative Agent from time to time, the “Borrower Account”) an amount sufficient to pay such principal, interest or fees in full on such date. Borrower hereby authorizes the Administrative Agent (i) to deduct automatically all principal, interest or fees when due hereunder or under any Note from the Borrower Account, and (ii) if and to the extent any payment of principal, interest or fees under this Agreement or any Note is not made when due to deduct any such amount from any or all of the accounts of Borrower maintained at the Administrative Agent. The Administrative Agent agrees to provide written notice to Borrower of any automatic deduction made pursuant to this 4.1(e) showing reasonable detail the amounts of such deduction.

4.2.      Conversion and Continuation Options.

(a)        The Borrower may elect from time to time to convert outstanding Eurodollar Loans (in whole or in part) to Prime Loans by giving the Administrative Agent at least two (2) Business Days’ prior irrevocable notice of such election, provided, that, any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert outstanding Prime Loans (in whole or in part) to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, at least three (3) Business Days’ prior to the proposed conversion date. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. All or any part of outstanding Eurodollar Loans and Prime Loans may be converted as provided herein, provided, that, (i) no Prime Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion that such conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 4.3 shall not have been violated, and (iii) no Prime Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date~~, the Term A Loan Maturity Date, or the Term B Loan Maturity Date as applicable~~.

(b)        Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent of the length of the next Interest Period to be applicable to such Loans determined in accordance with the applicable provisions of the term “Interest Period” set forth in subsection 1.1, provided, that, no Eurodollar Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion that such continuation is not appropriate, (ii) if, after giving effect thereto, subsection 4.3 would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date~~, the Term A Loan Maturity Date or the Term B Loan Maturity Date, as applicable~~; and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted pursuant to the preceding proviso, such Eurodollar Loans shall automatically be converted to Prime Loans on the last day of such then expiring Interest Period. Upon receipt of any notice pursuant to this subsection 4.2(b), the Administrative Agent shall promptly notify each Lender thereof.

4.3.      Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof and (ii) there shall not be more than 5 Tranches at any one time outstanding.

4.4.      ~~Optional and~~ Mandatory Prepayments.

~~(a)        The Borrower may at any time and from time to time prepay the Loans, in whole or in part, upon at least three (3) Business Days’ irrevocable notice to the Administrative Agent (in the case of Eurodollar Loans) and at least one Business Day’s irrevocable notice to the Administrative Agent (in the case of Prime Loans), specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Prime Loans or a combination thereof, and, in each case if a combination thereof, the amount allocable to each.  Upon the receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein.  Partial prepayments of the Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.~~

~~(b)        Amounts to be applied in connection with prepayments made pursuant to this Section shall be applied to the prepayment of the Term Loans in accordance with subsection~~

~~4.8(a)(ii).~~

(a)        [Reserved].

(b)        [Reserved].

(c)        If, at any time during the Revolving Credit Commitment Period, for any reason the Aggregate Revolving Credit Outstanding of all the Revolving Lenders exceeds the Aggregate Revolving Credit Commitments then in effect, or the Aggregate Revolving Credit Outstanding of any Lender exceeds the Revolving Credit Commitment of such Lender then in effect, the Borrower shall, without notice or demand, immediately prepay the Revolving Credit Loans and, to the extent required, cash collateralize Letters of Credit, in each case, in an aggregate amount at least sufficient to eliminate any such excess.

(d)        If any Loan Party receives any Extraordinary Receipts consisting of property or casualty insurance proceeds, then, subject to clause (x) of the proviso below, to the extent such Extraordinary Receipts exceed $5,000,000 in the aggregate during the term of this agreement, Borrower shall repay the Loans in an amount equal to ~~the amount of~~ such Extraordinary Receipts received in excess of such amount, such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such Extraordinary Receipts, and until the date of payment, such proceeds shall be held in trust for the benefit of the Administrative Agent and the Lenders; provided, that, (x) if an Event of Default has occurred and is continuing at the time any Loan Party receives such Extraordinary Receipts, the Borrowers shall be required to repay the Loans in an amount equal to one hundred percent (100%) of such Extraordinary Receipts received and (ii) if the Borrower reasonably expects any Extraordinary Receipts consisting of property or casualty insurance proceeds received as a result of a loss or casualty to a capital asset to be reinvested within one hundred eighty (180) days to repair or replace such assets with like assets, the Borrower shall deliver the insurance proceeds to the Administrative Agent to be applied to the Revolving Credit Loans and the Administrative Agent shall establish a reserve against available funds for borrowing purposes under the Revolving Credit Loans for such amount, until such time as such insurance proceeds have been re-borrowed or applied to other Obligations as set forth herein. If the Borrower so elects to deliver such insurance proceeds to the Administrative Agent, the Borrower may, so long as no Event of Default shall have occurred and be continuing, reborrow such insurance proceeds only for such repair or replacement described in the immediately preceding sentence. If the Borrower fails to reinvest such insurance proceeds within one hundred eighty (180) days, the Borrower hereby authorizes the Administrative Agent and Lenders to make an advance of Revolving Credit Loans in the amount of the remaining reserve to repay the Obligations in the manner set forth in the second sentence of this Section 4.4(e).

(e)        Each prepayment of Loans pursuant to this subsection 4.4 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under subsection 4.11 or 4.15 in connection with such prepayment.

4.5.      Commitment Fees; Other Fees.

(a)        The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender (other than any Revolving Lender which has defaulted in its obligation to fund a Loan under this Agreement), a commitment fee for the period from and including the Amendment No. 7 Closing Date to but excluding the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein) computed at the rate per annum set forth in the definition of “Applicable Margin” under the heading “Commitment Fee” on the average daily Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable ~~monthly~~ quarterly in arrears on the last Business Day of each calendar ~~month~~ quarter and on the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein, commencing on the first such date to occur after the date hereof.

(b)        The Borrower shall pay (without duplication of any other fee payable under this subsection 4.5) to each Agent any and all fees separately agreed to by the Borrower and such Agents.

(c)         In lieu of any letter of credit commissions and fees provided for in any Letter of Credit Application relating to a Letter of Credit (other than any standard issuance, amendment and negotiation fees), the Borrower will pay the Administrative Agent, (i) for the account of the Issuing Lender, a non-refundable fronting fee equal to 0.25% per annum payable annually in advance and (ii) for the account of the Issuing Lender (with respect to its Participating Interest) and the Participating Lenders to be shared ratably, a non-refundable Letter of Credit fee equal to the Applicable Margin in respect of Revolving Credit Loans which are Eurodollar Loans, in each case, on the amount available to be drawn under such Letter of Credit, such fees shall be payable quarterly in arrears on the last Business Day of each calendar quarter, and shall be calculated on the average daily amount available to be drawn under the Letters of Credit.

(d)        The Borrower agrees to pay the Issuing Lender for its own account the customary administration, amendment, transfer and negotiation fees charged by the Issuing Lender in connection with its issuance and administration of Letters of Credit.

4.6.      Computation of Interest and Fees.

(a)        Interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day). The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in the Prime Rate.

(b)         Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower deliver to the Borrower a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.1.

4.7.      Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a)        the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b)        the Administrative Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Eurodollar Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Prime Loans in U.S. Dollars, (ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Prime Loans and (iii) any outstanding Eurodollar Loans shall be converted on the last day of such Interest Period to Prime Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Prime Loans to Eurodollar Loans.

4.8.      Pro Rata Treatment and Payments.

(a)        (i)       Each borrowing of Loans by the Borrower from the Lenders hereunder shall be made pro rata according to the Revolving Credit Commitment Percentages of the Revolving Lenders in effect on the date of such borrowing.

~~(i)        Each payment (including each prepayment) by the Borrower, on account of principal of and interest on the Term Loans shall be made (i) pro rata with respect to the Term A Loans according to the respective outstanding principal amounts of the Term A Loans then held by the Term A Lenders, (ii) pro rata with respect to the Term B Loans according to the respective outstanding principal amounts of the Term B Loans then held by the Term B Lenders and (iii) pro rata between the Term A Loans and the Term B Loans. The amount of each principal prepayment of the Term Loans shall be applied in inverse order of maturity to reduce the then remaining installments of the Term Loans. Amounts prepaid on account of the Term Loans may not be reborrowed.~~

(ii)       [Reserved].

(iii)      Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Lenders.

(iv)       Each payment by the Borrower on account of any commitment fee or letter of credit fee (other than the fronting fee) hereunder shall be allocated by the Administrative Agent among the Revolving Lenders pro rata in accordance with the Revolving Credit Commitment Percentages of the Lenders as of such date.

(v)        Any reduction of the Revolving Credit Commitments of the Lenders shall be allocated by the Administrative Agent among the Lenders pro rata according to the Revolving Credit Commitment Percentages of the Lenders on the date of such reduction.

(vi)      All payments (including prepayments) to be made by the Borrower in respect of Loans hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders entitled thereto, at the Administrative Agent’s office specified in subsection 11.2, in U.S. Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received.

(vii)      If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b)        Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate per annum equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such Borrowing Date, the Borrower shall repay such Lender’s share of such borrowing (together with interest thereon from the date such amount was made available to the Borrower) at the rate per annum applicable to Prime Loans hereunder to the Administrative Agent not later than three (3) Business Days after receipt of written notice from the Administrative Agent specifying such Lender’s share of such borrowing that was not made available to such Administrative Agent, and the Borrower shall have the right to pursue any remedies against such Lender for its failure to make its portion of such borrowing available.

(c)        Unless the Administrative Agent shall have been notified in writing by the Borrower prior to a date on which a payment is due from the Borrower hereunder that the Borrower will not make such payment available to the Administrative Agent, the Administrative

Agent may assume that the Borrower is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Lenders a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the due date therefor, each applicable Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate per annum equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

4.9.     Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Prime Loans to Eurodollar Loans shall forthwith be cancelled until such time as it shall no longer be unlawful for such Lender to make or maintain the affected Loans and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Prime Loans on the respective last days of the then current Interest Periods with respect to such Eurodollar Loans or within such earlier period as may be required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.11.

4.10.    Increased Costs.

(a)        In the event that the adoption of or any change in any Requirement of Law (or in the interpretation or application thereof) or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

(i)         does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Loans made by it or any Letter of Credit, or change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for (A) changes in the rate of tax on the overall net income or profits of such Lender, (B) any tax to the extent that the Borrower is or would be required to pay an additional amount with respect to such tax under subsection 4.12 or (C) any tax with respect to which the Borrower would not be required to pay an additional amount under subsection 4.12 because payment of such additional amount with respect to such tax would be specifically excluded thereunder);

(ii)        does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate; or

(iii)        does or shall impose on such Lender any other condition affecting this Agreement or the Loans made by any Lender or any Letter of Credit participation therein;

and the result of any of the foregoing is to increase the cost to such Lender, by any amount which such Lender deems to be material, of making, renewing, maintaining or participating in advances or extensions of credit or to reduce any amount receivable hereunder, in each case in respect of its Loans or Letters of Credit which it issues or in which it holds Participating Interests, then, in any such case, the Borrower shall promptly pay such Lender, upon receipt of its demand setting forth in reasonable detail, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable, together with interest on each such amount from the date two (2) Business Days after the date demanded until payment in full thereof at the Prime Rate. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of all amounts outstanding hereunder for a period of one year.

(b)         In the event that any Lender shall have determined that the adoption of any law, rule, regulation or guideline regarding capital adequacy (or any change therein or in the interpretation or application thereof) or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction. A certificate as to any additional amounts payable pursuant to this subsection 4.10(b), submitted by a Lender to the Borrower shall be conclusive in the absence of manifest error. Notwithstanding anything in this Agreement to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in either case, be deemed to have gone into effect after the Closing Date, regardless of the date enacted, adopted or issued. The provisions of this subsection 4.10(b) shall survive the termination of this Agreement and the payment of all amounts outstanding hereunder.

(c)         Any request by any Lender for compensation under this subsection 4.10 shall be accompanied by a certificate of a duly authorized officer of such Lender setting forth such information and calculations supporting such request as such Lender shall customarily provide in similar situations.

(d)         Failure or delay on the part of any Lender to demand compensation pursuant to this subsection 4.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that, the Borrower shall not be required to compensate a Lender pursuant to this subsection 4.10 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the circumstance giving rise to such increased costs or reductions is retroactive in effect, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

4.11.    Indemnity.     Without duplication of the provisions of subsection 4.15, the Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Loans of such Lender, (b) default by the Borrower in making a borrowing, continuation or conversion after the Borrower has given a notice of borrowing, a notice of continuation or a notice of conversion in accordance with this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with this Agreement or (d) the making of a prepayment, continuation or conversion of a Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained, but excluding, in each case, lost profit. A certificate as to any amounts payable pursuant to this subsection 4.11, submitted by a Lender to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive termination of this Agreement and payment of all amounts outstanding hereunder.

4.12.    Taxes.

(a)        Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that, if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)        In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)       The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this subsection) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

(d)       Each Lender shall indemnify the Administrative Agent within ten (10) days after demand therefor, for the full amount of any Excluded Taxes attributable to such Lender that are payable by the Administrative Agent and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(e)        As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)        Any Lender that is entitled to an exemption from or reduction of any applicable withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, in the case of any withholding tax other than U.S. federal withholding tax the completion, execution and submission of such forms shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)         duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii)       duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the Form of Exhibit G to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (D) the interest payment in question are not effectively connected with the United States trade or business conducted by such Lender (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN,

(iv)      to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of such beneficial owner(s), or

(v)      any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender or Participant fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable) or any regulations or official interpretations thereof, such Foreign Lender shall deliver to the Borrower or the Administrative Agent, at the time or times prescribed law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent to comply with its obligations under FATCA or to determine the amount to deduct and withhold from any such payments. For purposes of this Section 4.12(f), FATCA shall include any regulations or official interpretations of FATCA.

Each Lender agrees that if any form or certification it previously delivered by it expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)       If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this subsection 4.12, it shall pay over such refund to the Borrower as determined in good faith by the Administrative Agent or such Lender in its sole discretion (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this subsection 4.12 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that, the Borrower upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection 4.12 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

4.13.    Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used for the general working capital and general corporate purposes of the Borrower and its Subsidiaries. The ~~proceeds of the Term Loans were used to fund the Transaction (as defined in the Original Credit Agreement). The~~ Letters of Credit shall be used for the purposes set forth in subsection

3.8.

4.14.    Change in Lending Office; Replacement of Lender.

(a)       Each Lender agrees that if it makes any demand for payment under subsection 4.10 or 4.12, or if any adoption or change of the type described in subsection 4.9 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office or to assign its rights and obligations hereunder to another of its offices, branches or affiliates if such designation or assignment would reduce or obviate the need for the Borrower to make payments under subsection 4.10 or 4.12, or would eliminate or reduce the effect of any adoption or change described in subsection 4.9.

(b)       If any Lender requests any payment under subsection 4.10 or 4.12, the Borrower shall have the right to replace such Lender with one or more replacement lenders, each of which shall be reasonably acceptable to the Administrative Agent; provided, that, (i) the Borrower shall repay (or the replacement lender shall purchase) all Loans and other amounts owing hereunder to such replaced Lender prior to the date of replacement, (ii) until such time as such replacement shall be consummated, the Borrower shall pay additional amounts (if any) required pursuant to subsection 4.10 or 4.12 for the period prior to replacement and (iii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

4.15.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including, without limitation, as a result of an Event of Default), (b) the conversion of any Eurodollar other than on the last day of an Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan (excluding, for the avoidance of doubt, any Applicable Margin), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this subsection 4.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. The Lender is authorized (but not obligated) to debit any deposit account of the Borrower now or hereafter maintained by the Borrower with the Lender to pay any such amount that is not paid when due.

4.16.    Evidence of Debt.

(a)        Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Revolving Credit Loan~~, Term A Loan or Term B Loan~~ of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

(b)        The Administrative Agent shall maintain the Register pursuant to subsection 11.6(b), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit ~~Loan, Term A Loan or Term B~~ Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Revolving Credit Loans~~, Term A Loans or Term B Loans~~ and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Revolving Credit Loans~~, Term A Loans or Term B Loans~~ and each Lender’s share thereof.

(c)        The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 4.16(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender to maintain such account or the Administrative Agent to maintain the Register, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement~~.The Borrower agrees that it will, (i) upon the request of any Term A Lender, execute and deliver to such Lender a promissory note of the Borrower evidencing the Term A Loans of such Lender owed by it, substantially in the form attached hereto as Exhibit A-1(a) with appropriate insertions as to date and principal amount (each, a “Term A Loan Note”) and/or (ii) upon the request of any Term B Lender, execute and deliver to such Lender a promissory note of the Borrower evidencing the~~

~~Term B Loans of such Lender owed by it, substantially in the form attached hereto as Exhibit A- 1(b) with appropriate insertions as to date and principal amount (each, a “Term B Loan Note”)~~.

(d)        The Borrower agrees that it will, upon the request of any Revolving Lender, execute and deliver to such Lender (i) a promissory note of the Borrower evidencing the Revolving Credit Commitment of such Lender, substantially in the form attached hereto as Exhibit A-2 with appropriate insertions as to date and principal amount (each, a “Revolving Credit Note”) and/or (ii) a promissory note of the Borrower evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form attached hereto as Exhibit A-3 with appropriate insertions as to date and principal amount (each, a “Swing Line Note”); provided, that, any Revolving Credit Note or Swing Line Note previously delivered to such Lender (or any predecessor thereof) has been returned to the Borrower and marked cancelled or an affidavit of lost or destroyed Note (in form acceptable to the Borrower) is executed and delivered by such requesting Lender in lieu of such Note.

4.17.    Effect of Benchmark Transition Event.

(a)        Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. (New York time) on the tenth (10th) Business Day after the Administrative Agent has provided such proposed amendment to the Borrower without any further action or consent of the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from the Borrower. No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 4.17 will occur prior to the applicable Benchmark Transition Start Date.

(b)        Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Borrower.

(c)       Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 4.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in the Lender’s sole discretion and without consent from the Borrower, except, in each case, as expressly required pursuant to this Section 4.17.

(d)        Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of, Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Prime Loans. During any Benchmark Unavailability Period, the component of Prime Rate based upon the LIBOR Rate will not be used in any determination of the Prime Rate.

SECTION 5:      REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to make the Loans, and to induce the Issuing Lender to issue Letters of Credit, the Borrower represents and warrants to each Agent and to each Lender that:

5.1.      Financial Condition; Accuracy of Information. During the period from March 31,20~~1~~20 to and including the date hereof, there has been no sale, transfer or other disposition by the Borrower or any of its Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Consolidated Subsidiaries at March 31, 20~~1~~20, other than the sale of inventory in the ordinary course of business.

5.2.       No Change. Since March 31, 20~~1~~20, there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect.

5.3.      Corporate Existence; Compliance with Law. Each Loan Party and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified in any such jurisdiction could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4.      Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow and obtain other extensions of credit hereunder and has taken all necessary action to authorize the borrowings and other extensions of credit hereunder on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required as a condition precedent to the borrowings or other extensions of credit hereunder or the execution, delivery, performance, validity or enforceability of the Loan Documents. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Loan Party that is a party hereto or thereto. This Agreement constitutes, and each other Loan Document to which it is a party constitutes, a legal, valid and binding obligation of each Loan Party that is a party hereto or thereto, enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

5.5.      No Legal Bar. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings and other extensions of credit hereunder and the use of the proceeds thereof will not (a) violate any Requirement of Law or Contractual Obligation of any Loan Party or of any of its Subsidiaries except (other than with respect to Security Documents or the organizational and governing documents of such Loan Party or Subsidiaries), as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (b) result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than those Liens created by the Loan Documents).

5.6.      No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Loan Parties, threatened by or against any Loan Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents and the other transactions contemplated hereby or thereby, or (b) which would reasonably be expected to have a Material Adverse Effect.

5.7.      No Default. After giving effect to this Agreement, no Loan Party or any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

5.8.      Ownership of Property; Liens. Each of the Loan Parties and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except to the extent that the failure to have such title would not have a Material Adverse Effect. None of such property is subject to any Lien except as permitted by subsection 8.3. With respect to real property or interests in real property, as of the Closing Date, the Borrower or its Subsidiaries have (i) fee title to all of the real property listed on Schedule 5.8 under the heading “Fee Properties”, and (ii) good and valid title to the leasehold estates in all of the real property leased by it and listed on Schedule 5.8 under the heading “Leased Properties”, in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Liens permitted pursuant to subsection 8.3, (B) as to leased property, the terms and provisions of the respective lease therefor and any matters affecting the fee title and any estate superior to the leasehold estate related thereto, and (C) title or lease defects, or leases or subleases granted to others, which are not material to the fee properties or the leased properties, as the case may be, taken as a whole. The fee properties constitute, as of the Closing Date, substantially all of the real property owned in fee by the Borrower and its Subsidiaries.

5.9.      Intellectual Property. Each Loan Party, and each of its Subsidiaries, owns, or is licensed to use or otherwise has the right to use, all trademarks, trade names, copyrights, patents, domain names, trade secrets and other proprietary information that it uses in the conduct of its business as currently conducted except for those for which the failure to own or license which would not reasonably be expected to have a Material Adverse Effect (the “Intellectual Property”). To the knowledge of each Loan Party, no claim has been asserted and is pending or is threatened to be asserted by any Person challenging or questioning the use of any material Intellectual Property or the validity or enforceability of any such Intellectual Property which would reasonably be expected to have a Material Adverse Effect, nor does any Loan Party know of any valid basis for any such claim. The use of such Intellectual Property by each Loan Party and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.10.      Taxes. Except as disclosed in Schedule 5.10, each Loan Party, and each of its Subsidiaries, has filed or caused to be filed all material tax returns which are required to be filed (and each such tax return is true and correct in all material respects) and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party or its Subsidiaries, as the case may be), and no tax Lien has been filed, and, to the knowledge of the Loan Parties, no claim is being asserted, with respect to any such tax, fee or other charge, in each case other than to the extent that any such failure to act or existence of claim would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.11.      Federal Regulations. No part of the proceeds of any Loans, and no Letter of Credit, will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U, as the case may be.

5.12.       ERISA.

(a)        No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than $1,000,000, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by more than $1,000,000.

(b)        Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, and (ii) neither the Borrower nor any Subsidiary have incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.

5.13.    Investment Company Act; Other Regulations. The Borrower is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

5.14.    Subsidiaries. Schedule II sets forth all Subsidiaries of the Borrower as of the ~~Closing Date. Napco Gulf Security Group, LLC is an Inactive Subsidiary; provided, that, Napco Gulf Security Group, LLC shall not cease to be considered an Inactive Subsidiary, solely as a result of the collection of up to $300,000 in the aggregate of written off accounts receivable, so long as it complies with the covenant set forth in Section 8.14(b) of this Agreement~~Amendment No. 7 Closing Date.

5.15.    Environmental Matters.     Except to the extent that all of the following, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(a)        The facilities and properties owned, leased or operated by each Loan Party or any of its Subsidiaries (the “Properties”) do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

(b)       The Properties and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Loan Party or any of its Subsidiaries (the “Business”) which could materially interfere with the continued operation of the Properties.

(c)        Neither any Loan Party nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding any Environmental Laws with regard to any of the Properties or the Business, nor does any Loan Party have knowledge that any such notice will be received or is being threatened.

(d)        No Hazardous Materials have been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

(e)        No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Loan Party, threatened, under any Environmental Law to which any Loan Party or any Subsidiary thereof is or will be named as a party with respect to the Properties or the Business, nor are there any decrees, orders or agreements which impose obligations, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

(f)        There has been no release or threat of release of Hazardous Materials at, under or from the Properties, or arising from or related to the operations of any Loan Party or any Subsidiary thereof in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

5.16.    Solvency. Each Loan Party is, and after giving effect to the transactions contemplated by this Agreement, will be, Solvent.

5.17.    Security Documents. The Security Agreements are effective to create in favor of the Collateral Agent, for its benefit and the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described, and as defined, therein and proceeds thereof.

5.18.    Insurance. Schedule 5.18 sets forth a true, complete and correct summary description of all material insurance maintained by each Loan Party. Such insurance is in full force and effect and all premiums have been duly paid. Each Loan Party has insurance through insurers it reasonably believes to be of recognized financial responsibility covering its properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as it reasonably believes are adequate to protect it and its Subsidiaries and their respective businesses; and neither the Borrower nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

5.19.    Affiliate Transactions. All Contractual Obligations between the Borrower and any of its Subsidiaries on the one hand, and their respective Affiliates, on the other hand, are disclosed in the Borrower’s most recent proxy statement filed on Form 14A with the Securities and Exchange Commission to the extent required under its regulations.

5.20.    Accuracy of Information. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished in writing to the Administrative Agent or the Lenders or any of them (including, without limitation, filings made by the Borrower under the Exchange Act and the regulations promulgated thereunder), by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole together with all other information provided in this Agreement, the other Loan Documents or any other such document, certificate or statement, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of any fact material to the interests of the Administrative Agent or any Lender, or omitted to state a fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading in any respect material to the interests of the Administrative Agent or any Lender; provided, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time. There is no fact known to any Loan Party that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents in the Borrower’s filings with the U.S. Securities and Exchange Commission pursuant to the Exchange Act on Form 10-Q made on May 14, 2012, or in such other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

5.21.    Sanctions; Anti-Bribery.

(a)       Neither any Loan Party, nor any Subsidiary of any Loan Party, nor to the knowledge of any Loan Party, any director or officer, or any employee, agent, or Affiliate, of any Loan Party or any Subsidiary of any Loan Party is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are, (i) the subject of any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the US Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Hong Kong Monetary Authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently, the Crimea Region, Cuba, Iran, North Korea, Sudan and Syria.

(b)        Neither any Loan Party, nor to the knowledge of any Loan Party, any director, officer, agent, employee, Affiliate or other person acting on behalf of such Loan Party or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Furthermore, each Loan Party and, to the knowledge of each Loan Party, its Affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

5.22.    Deposit Accounts.    Schedule 5.22 hereto set forth each deposit account of the Borrower and its Subsidiaries as of the Amendment No. 7 Closing Date.

5.23.    Beneficial Ownership Certification. As of the Amendment No. 7 Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

SECTION 6:      CONDITIONS PRECEDENT

6.1.      Conditions to Closing Date.     The Closing Date shall occur on the date of satisfaction of the following conditions precedent:

(a)         Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Loan Party, with a counterpart or a conformed copy for each Lender, (ii) Security Documents, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender.

(b)        Assignment from Capital One, N.A.. HSBC shall have received an Assignment and Acceptance Agreement from Capital One, N.A. of its rights and commitments under the Existing Credit Agreement, which shall be in form and substance satisfactory to the Administrative Agent.

(c)         Closing Date Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each of the Borrower and the other Loan Parties, dated the Closing Date, substantially in the form attached hereto as Exhibit F, with appropriate insertions and attachments satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower or the relevant Loan Party, as applicable.

(d)         Corporate Proceedings of the Borrower. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(e)         Incumbency Certificate of the Borrower. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

(f)         Corporate Proceedings of Subsidiaries. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each other Subsidiary of the Borrower which is a party to a Loan Document authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(g)         Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each other Subsidiary of the

Borrower which is a party to a Loan Document, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiary, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

(h)      Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws or (comparable organizational documents) of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

(i)         Fees. The Agents and the Lenders shall have received all invoiced fees, costs, expenses and compensation required to be paid on the Closing Date (including reasonable fees, disbursements and other charges of legal counsel to the Agents and the Lenders and expenses of appraisers, consultants and other advisors to the Agents and the Lenders and who have been approved by the Borrower).

(j)         Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Shapiro Forman Allen & Sava LLP, special counsel to the Borrower and the other Loan Parties, substantially in the form attached hereto as Exhibit E.

(k)        Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1 necessary or, in the opinion of the Administrative Agent, desirable to perfect or continue the Liens created by the Security Documents shall have been completed or shall continue to be in full force and effect.

(l)         Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent of the Uniform Commercial Code filings which may have been filed with respect to personal property of each Loan Party and each patent, trademark or copyright recorded with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and such search shall reveal no material liens on any of the assets of such Loan Party except for liens created by the Security Documents or Liens permitted by the Loan Documents.

(m)       Consents, Licenses and Approvals. All governmental and material third party approvals necessary in connection with the execution, delivery and performance of the Loan Documents shall have been obtained and be in full force and effect or shall continue to be in full force and effect.

(n)        Litigation. There shall be no litigation or administrative proceeding or proposed or pending regulatory changes in law or regulations applicable to the Borrower or its Subsidiaries, that would reasonably be expected to have a Material Adverse Effect on the ability of the parties to consummate the execution, delivery and performance of the Loan Documents and the borrowings hereunder.

(o)        Indebtedness. The Borrower and its Subsidiaries shall not have outstanding Indebtedness for borrowed money or preferred stock other than (w) Indebtedness under the Loan Documents, and (x) Indebtedness permitted hereunder.

(p)        Documentation. The Lenders have received such other legal opinions, corporate documents and other instruments and/or certificates as they may reasonably request.

(q)        Material Adverse Change. Since March 31, 20~~1~~20, there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect.

(r)        Compliance with Laws. The Administrative Agent shall be reasonably satisfied that each Loan Party is in compliance with pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA, OFAC and the Patriot Act and all other Requirements of Law.

~~(s)       Collateral Examination. The Administrative Agent shall have (i) completed Collateral examinations, the results of which shall be satisfactory in form and substance to the Administrative Agent and the Lenders, of the Receivables, General Intangibles and Equipment of Borrower and all books and records in connection therewith and (ii) received an appraisal of the Real Property located at 333 Bayview Avenue, Amityville, NY, which such appraisal shall show that the Term B Loan shall not exceed seventy-five percent (75%) of the appraised value of such real property).~~

~~(t)        Projections. The Administrative Agent shall have received a monthly projection model, which shall be satisfactory in form and substance to the Administrative Agent, for the fiscal years ending 2012, 2013, 2014.~~

(s)        ~~(u)~~Execution by Lenders. This Agreement shall have been executed and delivered by each Lender hereunder.

~~(v)        Flood Searches. The Administrative Agent shall have received a standard flood hazard determination form for the real property located at 333 Bayview Avenue, Amityville, NY, executed by Borrower, if applicable, prepared by a flood determination company selected by the Administrative Agent stating whether or not any portion of such real property is in a federally designated special flood hazard area.~~

~~(w)        Mortgage Amendments. The Administrative Agent shall have received a amendments to the Mortgages, which shall be in form and substance satisfactory to the Administrative Agent.~~

6.2.        Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, the Closing Date), is subject to the receipt of a notice of request for a Revolving Credit Loan or a Swing Line Loan, as applicable, and the satisfaction of the following conditions precedent as of the date such Extension of Credit is requested to be made:

(a)        Representations and Warranties. Each of the representations and warranties made by each of the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, other than any such representations and warranties that, by their terms, refer to a specific date other than such date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date.

(b)       No Default. No Default or Event of Default shall have occurred and be continuing on such date or immediately after giving effect to the Extension of Credit requested to be made on such date.

Each request by the Borrower for an Extension of Credit to be made to the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the conditions contained in this subsection 6.2 have been satisfied.

SECTION 7:      AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Loan or Reimbursement Obligation remains outstanding and unpaid or any other amount is owing to any Lender or the Agents hereunder or under any other Loan Document, the Borrower shall and shall cause each of its Subsidiaries to:

7.1.      Financial Statements. ~~Furnish to each Lender:~~

(a)       SEC Filings. Subject to Section 7.1(b) below, Borrower shall cause the following items to be filed with U.S. Securities and Exchange Commission (“SEC”) on the Electronic Data Gathering, Analysis, and Retrieval system (“Edgar”): (x) within one hundred twenty (120) days after the end of each fiscal year, the Borrower’s Form 10-K, together with an unqualified opinion on the financial statements of independent certified public accountants satisfactory to the Administrative Agent with respect to such 10-K and (y) within sixty (60) days after the end of each fiscal quarter, the Borrower’s Form 10-Q; provided, that, to the extent that the Borrower has not filed such Form 10-K or 10-Q with the SEC on EDGAR within the timeframes set forth above, the Borrower shall provide the consolidated financial statements of Borrower and its Consolidated Subsidiaries, on an internally prepared basis, with respect to the relevant fiscal year or fiscal quarter, within the timeframes set forth above. Such 10-K, 10-Q or internally prepared financial statements shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except that interim statements may exclude detailed footnote disclosure in accordance with standard practice). At the same time, the Borrower shall deliver to the Administrative Agent the compliance certificate described in Section 7.2(a).

(b)        Annual and Quarterly Financial Statements in Lieu of SEC Filings. In the event that the Borrower ceases to be a public company, Borrower shall furnish to each Lender:

(i)        ~~(a)within~~ Annual Financial Statements. Within one hundred twenty (120) days after the end of each fiscal year, audited consolidated financial statements of Borrower and its Consolidated Subsidiaries as of the end of such year, fairly presenting Borrower’s and its Consolidated Subsidiaries’ financial position, which statements shall consist of a balance sheet and related statements of income, retained earnings, and cash flow covering the period of Borrower’s immediately preceding fiscal year, and which shall be prepared by Borrower and audited by independent certified public accountants satisfactory to the Administrative Agent ~~in the form submitted to the Securities and Exchange Commission, and in accordance with GAAP. At the same time, Borrower shall deliver to each Lender (i) a copy of the Form 10-K filed with the Securities and Exchange Commission, and internally prepared consolidating financial statements of Borrower and its Consolidated Subsidiaries, and (ii) the compliance certificate described in Section 7.2(b). All such financial statements and other documents delivered to each Lender are to be certified as accurate by the chief financial officer of Borrower.~~together with an unqualified opinion of such independent certified public accountants with respect to the above referenced financial statements. Such financial statements shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except that interim statements may exclude detailed footnote disclosure in accordance with standard practice) At the same time, the Borrower shall deliver to the Administrative Agent the compliance certificate described in Section 7.2(a); and

(ii)       ~~(b)Within sixty (60) days of each first, second and third fiscal quarter of each fiscal year, consolidated 10-Q report filed with the Securities and Exchange Commission~~ Quarterly Financial Statements. Within sixty (60) days of each first, second and third fiscal quarter of each fiscal year, consolidated financial statements of Borrower and its Consolidated Subsidiaries as of the end of such period, fairly presenting Borrower’s and its Consolidated Subsidiaries’ financial position, and internally prepared consolidated financial statements of Borrower and its Consolidated Subsidiaries which statements shall consist of a balance sheet, income statement, and statement of cash flows covering the period from the beginning of the fiscal year to the end of such fiscal quarter and for such fiscal quarter. ~~At the same time, the Borrower shall deliver to each Lender the compliance certificate described in Section 7.2(b). All such reports shall be in such detail as the Securities and Exchange Commission shall request and in accordance with GAAP and shall be certified to be correct by the chief financial officer of Borrower or such other financial officer satisfactory to the Administrative Agent.~~Such financial statements shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except that interim statements may exclude detailed footnote disclosure in accordance with standard practice). At the same time, the Borrower shall deliver to the Administrative Agent the compliance certificate described in Section 7.2(a).

~~(c)        As soon as available, a true copy of any management letter or other communication to Borrower, from its certified public accountants regarding matters which arose or were ascertained during the course of their review and which such accountants determined ought to be brought to management’s attention.~~

~~(d)        [Intentionally Omitted].~~

~~(e)       Copies of any and all proxy statements, financial statements, and reports which Borrower sends to its shareholders, and copies of any and all periodic and special reports and registration statements which Borrower files with the Securities and Exchange Commission, and such additional information as each Lender may from time to time reasonably request regarding the financial and business affairs of Borrower or any Consolidated Subsidiary.~~

~~(f)        Within thirty (30) days after the end of each month ending during a Monthly Reporting Period, the internally prepared financial statements of the Borrower and its Consolidated Subsidiaries which statements shall consist of a balance sheet, income statement and statement of cash flows covering the period of the Borrower’s immediately preceding month.~~

~~(g)All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except that interim statements may exclude detailed footnote disclosure in accordance with standard practice).~~

7.2.      Certificates; Other Information. Furnish to each Lender:

~~(a)        concurrently with the delivery of the financial statements referred to in subsection 7.1(a), an unqualified opinion of the independent certified public accountants reporting on such financial statements;~~

(a)        ~~(b)~~concurrently with the delivery of the financial statements referred to in subsections 7.1(a)~~,~~ or 7.1(b)(i) ~~and 7.1(f)~~or 7.1(b)(ii), as applicable, a certificate of a Responsible Officer of Borrower in the form attached as Exhibit H hereto, stating that, to the best of such officer’s knowledge, such financial statements are complete and correct in all material respects and each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and in the case of financial statements referred to in subsections 7.1(a)~~,~~ or 7.1(b)(i) ~~and 7.1(f)~~or 7.1(b)(ii), as applicable,, including calculations and information demonstrating in reasonable detail compliance with the requirements of subsection 8.1 (if applicable) ~~and certifying (and demonstrating) as to compliance with the covenant contained in subsection 8.14(b)~~;

(b)        ~~(c)~~promptly, such additional financial and other information as any Lender may from time to time reasonably request;

(c)        ~~(d)no later than thirty (30) days prior to the beginning of each of the Borrower’s fiscal years (commencing with the fiscal year commencing July 1, 2012), a month by month~~ at any time when the Borrower has not delivered an unqualified opinion of the Borrower’s independent certified public accountants as required by subsection 7.1(a) or (b) (excluding opinions with qualifications relating solely to internal controls over financial reporting), then, as soon as available, a true copy of any management letter to Borrower, from its certified public accountants regarding matters which arose or were ascertained during the course of their review and which such accountants determined ought to be brought to management’s attention;

(d)        no later than November 30th of each fiscal year, an annual projected income statement, ~~balance sheet and cash flow~~ of the Borrower and its Subsidiaries on a consolidated basis ~~(with revenue provided on a consolidating basis)~~ for such fiscal year; and

~~(e)        within thirty (30) days after the end of each month, a Borrowing Base Certificate (which shall be calculated as of the last day of the immediately preceding month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement).~~

(e)         (i) promptly deliver to Agent copies of any material correspondence or filings (and any responses thereto) relating to any PPP Indebtedness (including any determination with respect to any request for forgiveness); and (ii) provide Agent with copies of all documents relating to any PPP Indebtedness as may be requested by Agent from time to time, including any future request for forgiveness of any PPP Indebtedness and all supporting documentation for the forgiveness of any PPP Indebtedness, such as payroll tax filings, cancelled checks and other payment documentation related to the use of proceeds of any PPP Indebtedness.

7.3.      Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including taxes), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

7.4.      Maintenance of Existence. Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.5; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

7.5.      Maintenance of Property; Insurance. Keep all property material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried. Without limiting the generality of the foregoing, in connection with any Properties subject to a ~~M~~mortgage, if such Property is now or hereafter located in an area identified by the Director of the Federal Emergency Management Agency as a special flood hazard area, described in 12 C.F.R. § 22.2, pursuant to the terms of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as same may have been amended to date, the Loan Party who owns such Property shall, prior to such Property becoming subject to a ~~M~~mortgage (or with respect to any Property not known to be in a special flood hazard area at the time such Property becomes subject to a ~~M~~mortgage, within forty-five (45) days after determining it is in a special flood hazard area, whether by notice from the Administrative Agent or through other means), keep the improvements on the Property insured against loss by flood in an amount at least equal to the outstanding Obligations or the maximum limit of coverage available with respect to such improvements under said Act, whichever is less, and in a company or companies to be approved by the Administrative Agent; provided, however, federal flood insurance shall not be required for (x) Properties not located in a special flood hazard area, or (y) Properties located in a special flood hazard area in a community that does not participate in the National Flood Insurance Program. Unless the Loan Parties provide the Administrative Agent with evidence of the insurance coverage required by this Agreement within forty-five (45) days after the Loan Parties receive notice from the Administrative Agent that a Property is in a special flood hazard area, the Administrative Agent in its reasonable determination may purchase flood insurance at the Loan

Parties’ expense to protect the Administrative Agent’s and Lenders’ interests in the Loan Parties’ and their respective Subsidiaries’ properties. This insurance may, but need not, protect the Loan Parties’ and their respective Subsidiaries’ interests. The coverage that the Administrative Agent purchases may not pay any claim that the Loan Parties or any of their respective Subsidiaries makes or any claim that is made against the Loan Parties or such Subsidiary in connection with said Property. The Loan Parties and their respective Subsidiaries may later cancel any insurance purchased by the Administrative Agent, but only after providing the Administrative Agent with evidence that there has been obtained insurance as required by this Agreement. If the Administrative Agent purchases insurance, the Loan Parties will be responsible for the costs of that insurance, including interest and any other charges the Administrative Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance the Loan Parties may be able to obtain on their own.

7.6.      Inspection of Property; Books and Records; Discussions; Audits and Appraisals. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, upon prior written notice, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and, in the presence of an officer of the Borrower, with its independent certified public accountants. ~~Subject to the limitations set forth in this Section 7.6~~After (x) the occurrence and during the continuance an Event of Default or (y) the occurrence of any event or development which could reasonably be expected to have a Material Adverse Effect requiring the filing of a Form 8-K with the Securities and Exchange Commission, the Borrower agrees to pay all fees and expenses of the firm or individual(s) engaged by the Administrative Agent to perform field audits or appraisals of the Borrower’s and its Subsidiaries’ assets and/or ~~operations. Initially, the Administrative Agent intends to conduct two~~ operation (~~2)  field audits per year and one (1) inventory appraisal per year; provided, that, nothing in this Section 7.6 shall be deemed to limit the number of field audits or inventory appraisals the Administrative Agent may conduct (at its expense). Notwithstanding the foregoing, if Administrative Agent uses its internal or external auditors to perform any such field audit, Borrower agrees to pay to Administrative Agent, for its own account,~~ including an audit fee with respect to each such audit equal to $1,000 per auditor per day (not to exceed ten (10) days per audit) or any portion thereof together with all out of pocket expenses~~.  Notwithstanding the foregoing, Borrower will not have to pay for more than one (1) field audit per year and, commencing July 1, 2012, one (1) inventory appraisal per year; provided, that, if the Average Availability Test and the Margined Inventory Test are satisfied in any applicable calendar year, Borrower will not have to pay for any field audits in such calendar year; provided, further, that, (x) in the case of inventory appraisals, after~~ )~~the occurrence and during the continuance of an Event of Default all such limitations shall not apply and (y) in the case of field audits, after the occurrence and during the continuance an Event of Default or any event of development which could reasonably be expected to have a Material Adverse Effect, all such limitations shall not apply and Borrower will, in each case, be responsible for the costs of all field audits and appraisals conducted by the Administrative Agent. For the avoidance of~~

~~doubt, it is agreed that the Borrower shall not be entitled to a refund of any amounts paid for any field audits conducted prior to the Amendment No. 1 Effective Date or at any time when the Average Availability Test and the Margined Inventory Test are not satisfied~~; provided, that, nothing in this Section 7.6 shall be deemed to limit the number of field audits or inventory appraisals the Administrative Agent may conduct at its expense.

7.7.      Notices. Promptly give notice to the Administrative Agent (who shall promptly notify each Lender) of:

(a)        the occurrence of any Default or Event of Default;

(b)        any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

(c)        any litigation or proceeding (including without limitation any notice of violation, alleged violation, liability or potential liability under any Environmental Law) that is filed or commenced (in each case after the Closing Date) affecting the Borrower or any of its Subsidiaries in which the amount claimed by the plaintiff is $1,000,000 or more and not covered by insurance;

(d)        any ERISA Event, that alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a liability of the Borrower and its Subsidiaries in an amount exceeding $1,000,000 (as soon as possible and in any event within thirty (30) days after any Loan Party knows or has reason to know thereof); ~~and~~

(e)        any development or event which has had or would reasonably be expected to have a Material Adverse Effect.; and

(f)       if the Borrower changes its fiscal year to end on a day other than June 30; in which case, Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

7.8.      Environmental Laws.

(a)        Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that any failures could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or to result in the payment of an amount of more than $1,000,000.00.

(b)        Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

7.9.      Additional Subsidiaries; Additional Collateral.

(a)        With respect to any Domestic Subsidiary created after the Closing Date by the Borrower ~~or if Napco Gulf Security Group, LLC ceases to be an Inactive Subsidiary~~, promptly cause such Subsidiary to (i) execute a Guarantee Agreement substantially in the form of Exhibit B-1 and a Security Agreement substantially in the form of Exhibit B-2 (in each case with such charges acceptable to Administrative Agent in its sole discretion), (ii) deliver to the Administrative Agent the certificates representing the Capital Stock of such Subsidiary, together with undated stock powers, executed in blank, (iii) take all required actions to perfect the security interests created by such Security Agreement in the assets of such Subsidiary and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the preceding matters, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(b)        With respect to each direct Foreign Subsidiary of the Borrower or of any Domestic Subsidiary formed after the Closing Date or a Foreign Subsidiary that otherwise becomes a direct Foreign Subsidiary after the Closing Date, promptly after the formation thereof or such other Foreign Subsidiary becoming a direct Foreign Subsidiary, execute and deliver and cause each such Foreign Subsidiary to execute and deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, such documents and instruments (including, without limitation, pledge agreements) and take such action (including, without limitation, the delivery of stock certificates and instruments) as the Administrative Agent may reasonably request in order to grant to the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Obligations, a first priority perfected security interest in 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of, or equivalent ownership interests in, such direct Foreign Subsidiary, along with any warrants, options, or other rights to acquire the same, in all cases to the extent legally permissible and practicable and deliver to the Administrative Agent such legal opinions as it shall reasonably request with respect thereto. For purposes of this subsection 7.9(b), “direct” means directly held by the Borrower or any Domestic Subsidiary.

(c)        If requested by the Administrative Agent, grant in  favor of the Administrative Agent, for the benefit of the Lenders, Liens on any other assets other than leased real property hereafter acquired by the Borrower or any Domestic Subsidiary and on previously encumbered assets which become unencumbered, to the extent such Liens are then permissible under applicable law and pursuant to any agreements to which the Borrower or its Subsidiaries are a party, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

~~7.10.    Post Closing Obligations. The Borrower will deliver to the Administrative Agent the following in form and content reasonably satisfactory to the Administrative Agent and the Required Lenders in each case, at the Borrower’s sole cost and expense:~~

7.10.    ~~Inventory Appraisal. By no later than September 30, 2012~~ Post-Closing Obligations. The Loan Parties shall, within thirty (30) days of the Amendment No. 7 Closing Date (or such longer period of time as ~~the Administrative~~ Agent may agree to in its sole discretion), ~~the Administrative Agent shall have received an(a) Inventory appraisal, the results of which shall be satisfactory in form and substance to the Administrative Agent and the Lenders.~~have caused to be delivered to Agent (in form and substance reasonably satisfactory to Agent) the original stock certificate representing 100% of the equity interests of Napco Technologies International, Inc., together with a corresponding stock power.

7.11.    Sanctions; Anti-Bribery.

(a)         No Loan Party will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise).

(b)         No part of the proceeds of the Loan will be used, directly or indirectly, for any payments that could constitute a violation of any applicable anti-bribery law.

7.12.    Keepwell. Each Qualified ECP Loan Party, jointly and severally, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Loan Party hereunder to honor all of such Loan Party’s obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 7.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.12, or otherwise under this Agreement, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 7.12 shall remain in full force and effect until all of the Obligations and all other amounts payable under this Agreement shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. Each Qualified ECP Loan Party intends that this Section 7.12 constitute, and this Section 7.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

7.13.    KYC; Beneficial Ownership. Promptly following any request therefor, provide information and documentation reasonably requested by Lender for purpose of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.

SECTION 8:      NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Loan or Reimbursement Obligation remains outstanding and unpaid or any other amount is due and payable to any Lender or the Agents hereunder or under any other Loan Document, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

8.1.      Financial Condition Covenants.

(a)        ~~Minimum EBITDA. Permit Consolidated EBITDA to be less than $3,000,000~~ Maximum Leverage Ratio. Permit the Leverage Ratio to be greater than 2:00 to 1:00 for the four quarter period ending as of the end of each fiscal quarter of Borrower, commencing with the fiscal quarter ending ~~June 30, 2016~~September 30, 2020. Solely for purposes of the covenant set forth in this subsection 8.1(a), including as such covenant is calculated for purposes of the compliance certificate described in subsection 7.2(a), no portion of the PPP Indebtedness shall be considered “Indebtedness” until the sooner of the time that Loan Parties determine or are notified by any Person that such portion of the PPP Indebtedness is not eligible for forgiveness under the PPP.

(b)        Minimum Fixed Charge Coverage Ratio. ~~Cause to be maintained a~~ Permit the Fixed Charge Coverage Ratio ~~of not~~ to be less than 1.10 to 1.00 for the four quarter period ending as of the end of each fiscal quarter of Borrower~~s~~, commencing with the quarter ending September 30, 20~~1~~20; provided, that, in the event that Borrower fails to maintain a Fixed Charge Coverage Ratio as required by this Section 8.1(b) due to the amount calculated in clause (a) of the definition of Fixed Charge Coverage Ratio being reduced by the amount of taxes deducted from earnings in determining Consolidated Net Income for such period, then unrestricted cash of Borrower (excluding any proceeds of the PPP Indebtedness) held in deposit accounts maintained with the Collateral Agent may be added-back to clause (a) of the definition of Fixed Charge Coverage Ratio to cure such failure; provided, further, that that the amount of unrestricted cash added-back shall not exceed the lesser of (i) the minimum amount required to cure such failure and (ii) the amount of taxes deducted from earnings in determining Consolidated Net Income for such period.

~~(c)        Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount in excess of $3,000,000.~~

~~(d)        Inventory Mix. Permit at any time the value of Inventory of Borrower and its Domestic Subsidiaries located in the United States to be less than the greater of (i) $5,000,000 or (ii) 25% of the value of all Inventory of Borrower and its Consolidated Subsidiaries.~~

8.2.      Limitation on Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)        Indebtedness of the Borrower or any Subsidiary under this Agreement or any other Loan Document;

(b)       existing Indebtedness of the Borrower and its Subsidiaries listed on Schedule 8.2;

(c)        Indebtedness of the Borrower under Hedge Agreements entered into solely to hedge interest rate exposure and not for speculative purposes; ~~and~~

(d)        Indebtedness of the Borrower or any Subsidiary (other than Indebtedness incurred pursuant to the ~~Term Loans or~~ Revolving Credit Loans hereunder) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including obligations under Financing Leases and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof which Lien was not created in contemplation of such acquisition and on any extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided, that, (A) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this paragraph (d) shall not exceed $750,000 per fiscal year.;

(e)        up to $5,000,000 of Indebtedness assumed in connection with a Permitted Acquisition, so long as such Indebtedness was not incurred in connection with, or in anticipation of, such Permitted Acquisition; and

(f)         PPP Indebtedness in an aggregate principal amount not to exceed $3,904,153.00 during the term of this Agreement;

8.3.      Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a)        Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided, that, adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

(b)        carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

(c)         pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d)        deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)        easements, zoning restrictions, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not secure any monetary obligations and do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person;

(f)         Liens existing as of the Closing Date and listed on Schedule 8.3 and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(g)        Liens securing Indebtedness of the Borrower or any Subsidiaries permitted by subsection 8.2(d) incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise), provided, that, (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property at the time it was acquired; ~~and~~

(h)        Liens created pursuant to the Security Documents.;

(i)         Liens created pursuant to the IDA Lease to the extend subordinated pursuant to Section 12.6 thereof.

8.4.      Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

(a)         Guarantee Obligations in existence on the date hereof and listed on Schedule 8.4;

(b)       guarantees made in the ordinary course of its business by the Borrower of obligations of any of its ~~Domestic~~ Subsidiaries, which obligations are otherwise permitted under this Agreement; provided that, guarantees by the Borrower of obligations of any of its Foreign Subsidiaries under this clause (b) shall not exceed $3,000,000 in the aggregate at any time; and

(c)        the guarantees by the Domestic Subsidiaries under the Guarantee Agreements.

8.5.      Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

(a)       any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided, that, the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided, that, if a Domestic Subsidiary is a party to such transaction, such Domestic Subsidiary shall be the continuing or surviving corporation); and

(b)        any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Domestic Subsidiary of the Borrower.

8.6.     Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person other than the Borrower or any wholly owned Domestic Subsidiary, except:

(a)        the sale or other disposition of obsolete or worn out property in the ordinary course of business;

(b)        the sale of inventory in the ordinary course of business; and

(c)        as permitted by subsection 8.5(b).

8.7.      Limitation on Dividends and Other Restricted Payments. Declare or pay any dividend (other than dividends payable solely in its common stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary thereof (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called “Restricted Payments”) except (a) any Subsidiary may pay dividends to the Borrower or any other Subsidiary, (b) the Borrower or any Subsidiary may make Restricted Payments pursuant to and in accordance with customary stock option plans or other customary benefit plans for management or employees of the Borrower and its Subsidiaries and (c) the Borrower may make other Restricted Payments so long as ~~(i)~~ at the time of such Restricted Payment and immediately after giving effect thereto (x) no Default or Event of Default exists and (y) the Borrower is in pro forma compliance with the financial covenants set forth in Section 8.1 of the Loan Agreement ~~and (ii) Borrowers~~ promptly deliver to Agent copies of ~~all SEC notices or any other notice given by Borrower to the holders of its Capital Stock related to such Restricted Payment (which such notice shall indicate the amount and payment date of such Restricted Payment)~~.

8.8.      Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

(a)        extensions of trade credit in the ordinary course of business;

(b)        investments in Cash Equivalents;

(c)        loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $500,000 at any one time outstanding;

(d)        investments by the Borrower or its Domestic Subsidiaries in any wholly owned Domestic Subsidiary of the Borrower which has complied with the conditions set forth in subsection 7.9(a); ~~or~~

(e)        investments by the Borrower and its Subsidiaries existing on the Closing Date and set forth on Schedule 8.8(e).; or

(f)        Permitted Acquisitions.

8.9.    Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement and (b) ~~in the reasonable determination of the Administrative Agent,~~ does not involve aggregate consideration in excess of $5,000,000 or (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

~~8.10.    Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than June 30~~.

8.10.    [Reserved].

8.11.    Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement and the other Loan Documents , the IDA Lease or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; provided, that, the foregoing shall not apply to (i) restrictions and conditions imposed by law, (ii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary permitted hereunder pending such sale, provided such restrictions or conditions apply only to the Subsidiary that is to be sold, (iii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted hereunder if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iv) customary provisions in leases and other contracts restricting the assignment thereof.

8.12.    Limitation on Lines of Business. Enter into any ~~lines~~ material line of business, either directly or through any Subsidiary, ~~except for~~ substantially different from those engaged in on the Closing Date or any business or any other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses conducted or proposed to be conducted by Borrower or any of its Subsidiaries on the Closing Date.

8.13.    Hedging Agreements. Enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock of the Borrower or any of its Subsidiaries) and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

8.14.    Deposit Accounts~~(a)~~. Establish any new deposit accounts; provided, that, the Borrower and its Domestic Subsidiaries may establish new deposit accounts at (x) the Collateral Agent or any Lender and (y) ~~upon ten (10) days prior written notice to the Collateral Agent,~~ at other financial institutions; provided, further, that, notwithstanding the foregoing, (1) the Borrower its and its Domestic Subsidiaries shall maintain the following deposit accounts with ~~at~~ the Collateral Agent at all times: each of their respective (i) primary operating accounts and (ii) deposit accounts where the proceeds of Receivables are collected and (2) upon request, Borrower will provide the Agent with information reasonably requested by Agent regarding deposit accounts maintained at financial institutions other than Agent or any Lender, including the account owner, account type, existing balances and average balances.

8.15.    DR Inactive Subsidiaries. Permit NAPCO/Alarm Lock Exportadora, S.A. or NAPCO/Alarm Lock Grupo International, S.A. (the “DR Inactive Subsidiaries”) to (i) engage in any business or conduct any operations, (ii) own any assets or (iii) incur any obligations or liabilities in respect of any Indebtedness or otherwise (other than actions taken which are necessary to effectuate the DR Inactive Subsidiary Dissolution (as defined below)). In addition, Borrower shall use good faith efforts to dissolve the DR Inactive Subsidiaries (the “DR Inactive Subsidiary Dissolution”) as soon as practicable in accordance with the laws of the Dominican Republic.

SECTION 9:      EVENTS OF DEFAULT; REMEDIES.

9.1.      Events of Default. Upon the occurrence of any of the following events:

(a)       The Borrower shall fail to pay (i) any principal of any Loans or any Reimbursement Obligations when due (whether at the stated maturity, by acceleration or otherwise) in accordance with the terms thereof or hereof, provided, that, if any failure to make a payment of principal when due by the Borrower is a result of the Administrative Agent failing to exercise its rights under Section 4.1 to automatically deduct such amount from the Borrower’s Account at a time when the Borrower had an amount on deposit in the Borrower’s Account sufficient to make such payment, then, unless prior to the date such payment is due the Administrative Agent has notified the Borrower in writing that it will not deduct such amount from the Borrower’s Account on the date such payment is due, the Borrower will have ten (10) days from the date such payment was due to make such payment or (ii) any interest on any Loans, or any fee or other amount payable hereunder, within ten (10) days after any such interest, fee or other amount becomes due in accordance with the terms hereof; or

(b)        Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

(c)        The Borrower or any other Loan Party shall default in the observance or performance of any covenant contained in Section 8 ~~(other than subsections 8.1(d))~~, Section 7.1, Section 7.2 or Section 7.7(a) (to the extent relating to notice of an Event of Default) hereof or in any negative covenant contained in any Security Document to which it is a party; provided, that, if the Borrower obtains extensions from the Securities and Exchange Commission (“SEC”) with respect to the filing of any of its quarterly or annual financial statements with the SEC, then the date(s) for the deliveries to be made under Section 7.1 and Section 7.2 hereof, as applicable, will be extended to give effect to the length of such extensions, but not to exceed thirty (30) days (the “Extension Period”); or

~~(d)       The Borrower or any other Loan Party shall default in the observance or performance of any covenant contained in Subsections 8.1(d) and such default shall continue unremedied for a period of fifteen (15) days after the earlier to occur of (A) actual knowledge of such default by a Responsible Officer of the Borrower and (B) notice from the Administrative Agent to the Borrower of such default (provided, that, with respect to subsection 8.1(d), the Agents and the Lenders agree to consult with the Borrower as to the reasons such covenant was not complied with, although the Agents and Lenders are under no obligations to extend such fifteen day period or waive any default of such covenant).~~

(d)         [Reserved]; or

(e)        The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document other than as provided in (a), (b), (c) or (d) above, and such default shall continue unremedied for a period of fifteen (15) days, after the earlier to occur of (A) actual knowledge of such default by a Responsible Officer of the Borrower and (B) notice from the Administrative Agent to the Borrower; or

(f)         Any Loan Document shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party shall so assert; or any security interest created by any of the Security Documents in a material portion of the Collateral shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(g)        The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than Indebtedness under this Agreement), in the payment of any Guarantee Obligation or in the payment of any Hedge Agreement Obligation beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness, Guarantee Obligation or Hedge Agreement Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Guarantee Obligation or Hedge Agreement Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or Hedge Agreement Obligation or, beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

(h)       (i) The Borrower, any Domestic Subsidiary or any Foreign Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower, any Domestic Subsidiary or any Foreign Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any Domestic Subsidiary or any Foreign Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower, any Domestic Subsidiary or any Foreign Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower, any Domestic Subsidiary or any  Foreign Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower, any Domestic Subsidiary or any Foreign Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

~~(i)An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000 and such ERISA Events shall continue unremedied for a period of 30 days after the earlier to occur of (A) actual knowledge of such ERISA Events by a Responsible Officer of the Borrower and (B) notice from the Administrative Agent to the Borrower; or~~

(i)       One or more ERISA Events shall have occurred that, in the opinion of the Required Lenders, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and, only if such ERISA Event can be cured, such ERISA Event has not been cured for a period of 30 days; or

(j)       One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries ~~involving in the aggregate a liability (not paid by insurance or otherwise fully covered by insurance or paid by a third-party indemnitor) and all such judgments or decrees requiring payments in excess of $100,000 shall not have~~ that, in the opinion of the Required Lenders, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and, such judgment has not been paid pursuant to its terms, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(k)       (i) Any Person or “group” (within the meaning of Section 13(d) or 15(d) of the Exchange Act), other than any Person or group beneficially owning 15% or more of the Capital Stock of the Borrower on the date hereof (A) shall have acquired, combined with previous holdings, beneficial ownership of 33% or more of any outstanding class of Capital Stock of the Borrower having ordinary voting power in the election of directors or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower’s directors; or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; or

(l)       (i) Any proceeds of any PPP Indebtedness are knowingly used for a purpose other than one permitted under the CARES Act and the SBA’s rules for the PPP; (ii) the aggregate principal amount of the PPP Indebtedness exceeds $3,904,153.00; or (iii) any PPP Indebtedness is secured by any Lien;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (h) above with respect to the Borrower automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all Reimbursement Obligations, regardless of whether or not such Reimbursement Obligations are then due and payable) shall immediately become due and payable, and (B) if such event is any other Event of Default, any of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the direction of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the direction of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all Reimbursement Obligations, regardless of whether or not such Reimbursement Obligations are then due and payable) to be due and payable forthwith, whereupon the same shall immediately become due and payable and (iii) with the consent of the Required Lenders the Administrative Agent and Collateral Agent may, and upon the direction of the Required Lenders, the Administrative Agent and Collateral Agent shall, exercise any and all remedies and other rights provided pursuant to this Agreement and/or the other Loan Documents.

With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Participating Lenders, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the Participating Lenders, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

Except as expressly provided in this Agreement, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

9.2.       Allocation of Payments. All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent or Administrative Agent as a result of any exercise of rights and remedies under this Agreement or any Security Document, shall be applied as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Agents in connection with enforcing their rights and the rights of the Lenders under this Agreement and the other Loan Documents;

SECOND, to payment of that portion of the Obligations constituting fees owed to the Agents in their capacity as such;

THIRD, to the payment of all out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement ratably among them in proportion to the respective amounts described in this clause THIRD payable to them;

FOURTH, to the payment of all of the Obligations consisting of accrued fees owed to the Lenders pursuant to the terms of this Agreement (excluding any fees owing with respect to Bank Product Obligations or Hedge Agreement Obligations) ratably among them in proportion to the respective amounts described in this clause FOURTH payable to them;

FIFTH, to the payment of all of the Obligations consisting of accrued interest (excluding any interest owing with respect to Bank Product Obligations or Hedge Agreement Obligations);

SIXTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of any outstanding Letters of Credit, but excluding any amounts owing in respect of Bank Product Obligations or Hedge Agreement Obligations);

SEVENTH, to all other Obligations which shall have become due and payable under this Agreement or the other Loan Documents or otherwise and not repaid pursuant to clauses “FIRST” through “SIXTH” above, including, without limitation, all Bank Product Obligations and Hedge Agreement Obligations; and

EIGHTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses “FIFTH”, “SIXTH” and “SEVENTH” above; (iii) notwithstanding anything to the contrary in this Section 9.2, no Swap Obligations of any Loan Party that is not a Qualified ECP Loan Party shall be paid with amounts received from such Loan Party under its guaranty of the Obligations (including sums received as a result of the exercise of remedies with respect to such guaranty) or from the proceeds of such Loan Party’s Collateral if such Swap Obligations would constitute Excluded Swap Obligaitons, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Qualified ECP Loan Parties with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.2; and (iv) to the extent that any amounts available for distribution pursuant to clause “SIXTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “SIXTH” and “SEVENTH” above in the manner provided in this Section 9.2. ~~Notwithstanding the foregoing, to the extent any Mortgage only secures the Obligations related to the Term B Loans, all moneys collected by the Collateral Agent with respect to such Mortgages will be applied in the order set forth above, but only to the Obligations related to the Term B Loans.~~

SECTION 10:    THE AGENT AND THE ARRANGER

10.1.       Appointment. Each Lender hereby irrevocably designates and appoints HSBC as the Administrative Agent and as the Collateral Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each of the Administrative Agent and the Collateral Agent, in such respective capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

10.2.       Delegation of Duties.   Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

10.3.       Exculpatory Provisions. No Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

10.4.       Reliance by Agent. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent with reasonable care. The Agents may deem and treat the Person whose name is recorded in the Register pursuant to the terms hereof as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, to the extent provided in subsection 11.1, all of the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, to the extent provided in subsection 11.1, all of the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

10.5.       Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default” (and, in the case of the Collateral Agent, shall have received notice thereof as described in the following sentence). In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the other Agents and Lenders. The Agents shall take such actions with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided, that, unless and until the applicable Agent shall have received such directions, such may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

10.6.       Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that no Agent nor any Agent’s officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents, the Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

10.7.       Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Total Loan Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Total Loan Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that, no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent’s gross negligence or willful misconduct. The agreements in this subsection 10.7 shall survive the payment of the Loans and all other amounts payable hereunder.

10.8.       Agent in Its Individual Capacity. Each entity which is an Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the entity which is such Agent were not such Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, such entity shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include the entity which is such Agent in its individual capacity.

10.9.       Successor Agents. Any Agent may resign as Agent upon 45 days’ notice to the Lenders. If any Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (except during the occurrence and continuation of an Event of Default), such approval not to be unreasonably withheld or delayed, whereupon such successor agent shall succeed to the rights, powers and duties of such Agent, and the term “Administrative Agent,” or “Collateral Agent”, as the case may be, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent’s resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

10.10.     Issuing Lender. Each Lender hereby acknowledges that the provisions of this Section 10 shall apply to the Issuing Lender, in its capacity as issuer of any Letter of Credit, in the same manner as such provisions are expressly stated to apply to the Agents.

SECTION 11:    MISCELLANEOUS

11.1.     Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection 11.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the applicable Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of the Borrower or of any other Loan Party hereunder or thereunder or (b) waive at the Borrower’s request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)       increase the Commitment of any Lender without the written consent of such Lender,

(ii)      reduce the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon or require any Lender to offer Interest Periods of longer than six months without regard to availability, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

(iii)      postpone the scheduled date of payment of the principal amount of any Loan or Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

(iv)      change subsection 4.8 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby,

(v)       release any Guarantee Agreement or Security Agreement or all or substantially all of the Collateral under, and as defined in, the Security Documents, or any Guarantor without the written consent of each Lender,

(vi)      change any of the provisions of this subsection 11.1 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,

(vii)      amend or waive any provisions of this Agreement or any other Loan Document for purposes of determining whether the conditions precedent set forth in subsection 6.2 to the making of any Revolving Credit Loan have been satisfied without the written consent of the Required Lenders or

(viii)      increase the Advance Rates above the Advance Rates in effect on the Closing Date without the written consent of each Lender.

In addition to the foregoing, (x) no such amendment, supplement or modification shall amend, modify or otherwise affect the rights or duties of any Agent, the Issuing Bank or the Swing Line Lender hereunder without the prior written consent of such Agent, the Issuing Bank or the Swing Line Lender, as the case may be, and (y) no such amendment, supplement, modification or waiver shall amend, modify or otherwise affect subsection 8.1 at a time when a Default or Event of Default shall have occurred and be continuing unless the Lenders holding a majority in interest of the Aggregate Revolving Credit Commitments shall have consented in writing to such amendment, modification or waiver. Any waiver and any amendment, supplement or modification pursuant to this subsection 11.1 shall apply to each of the Lenders and shall be binding upon the Borrower, the applicable other Loan Parties, the Lenders, the Agents and all future holders of the Loans and the Reimbursement Obligations. In the case of any waiver, the Borrower, the Lenders and the Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

11.2.    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower, the Issuing Lender, the Collateral Agent and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified in writing by the respective parties hereto:

The Borrower:	Napco Security Technologies, Inc.
333 Bayview Avenue
Amityville, New York 11701
Attn: Mr. Kevin S. Buchel Senior Vice President of Operations and Finance and Mr. Richard L. Soloway, Chairman

The Administrative Agent, the Collateral Agent and the Issuing Lender:	HSBC Bank USA, National Association
534 Broad Hollow Road, Suite 130
Melville, New York 11747
Attn: ~~Phil Panarelli~~Jose Won

provided, that, any notice, request or demand to or upon any Agent, the Issuing Lender or the Lenders pursuant to subsection 2.2, 2.4, 2.8, 3.2 or 4.2 shall not be effective until received.

11.3.    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4.    Survival. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder until all Obligations and under the other Loan Documents have been paid in full and the Commitments hereunder have been terminated. In addition to all other covenants and agreements which are stated to survive the termination of this Agreement and the payment of the Loans, the Notes and all other amounts payable hereunder, the agreements in subsection 4.12 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder until the expiration of the applicable statute of limitations for such taxes.

11.5.    Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agents and Lenders for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of New York counsel to the Agents and Lenders, (b) to pay or reimburse each

Lender and any Agent for all its costs and expenses incurred during the continuance of any Default or Event of Default in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Agents, (c) to pay, indemnify, and hold harmless each Lender and the Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, Other Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold harmless each Lender and each Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and related documents or the use of the proceeds of the Loans, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided, that, the Borrower shall have no obligation hereunder to the any Agent or any Lender with respect to indemnified liabilities solely arising from the gross negligence or willful misconduct of such Indemnitee. The agreements in this subsection shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

11.6.    Successors and Assigns; Participation and Assignments.

(a)       This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this subsection 11.6. Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this subsection 11.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)       (i)     Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A)        the Borrower, provided, however, that notwithstanding anything herein to the contrary, the Borrower shall not be deemed to have unreasonably withheld, delayed or conditioned its consent to a proposed assignment to a new lender if during the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, within fifteen (15) days of receipt of notice of the proposed assignment, Borrower identifies another financial institution acceptable to Borrower that will purchase the assigning Lender’s interest at the same price and Borrower causes such assignment to be effectuated within forty-five (45) days of the aforesaid notice; provided, further, that no consent of the Borrower shall be required (i) at any time for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or (ii) if a Default or Event of Default has occurred and is continuing; and

(B)        the Administrative Agent, provided, that, no consent of the Administrative Agent shall be required for ~~(i)~~ an assignment of any Revolving Credit Commitment to an assignee that is a Lender with a Revolving Credit Commitment immediately prior to giving effect to such assignment or an Affiliate of such Lender~~, (ii) an assignment of all or portion of a Term A Loan to an assignee that is a Term A Lender immediately prior to giving effect to such assignment or an Affiliate of such Lender or (iii) an assignment of all or portion of a Term B Loan to an assignee that is a Term B Lender immediately prior to giving effect to such assignment or an Affiliate of such Lender~~.

(ii)       Assignments shall be subject to the following additional conditions:

(A)       except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000, unless the Administrative Agent and Borrower otherwise consents; provided, that, no consent of the Borrower shall be required if a Default or Event of Default has occurred and is continuing;

(B)       each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Commitments and Loans under this Agreement; provided, further, that, prior to the occurrence of an Event of Default, HSBC may not assign more than fifty percent (50%) of its rights and obligations under this Agreement;

~~(C)        each assignment of Term A Loans or Term B Loans by a Lender shall include a ratable assignment of Term A Loans or Term B Loans made to the Borrower;~~

(C)       [Reserved];

(D)       the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, provided, that, only one such fee shall be payable in the event of simultaneous assignments by a Lender to or from two or more Approved Funds; and

(E)       the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent a completed Administrative Questionnaire.

For purposes of the minimum assignment sizes set forth in subsection 11.6(b)(ii)(A), simultaneous assignments to Approved Funds under common management by a Lender shall be aggregated, provided, that, any such individual assignment shall not be less than $500,000. For the purposes of this subsection 11.6(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)       Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this subsection, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder (“Assignee”) shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this subsection.

(iv)        The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and Letter of Credit disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agents, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)        Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this subsection and any written consent to such assignment required by paragraph (b) of this subsection, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)       (i)     Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swing Line Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, that, (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (ii), (iii) and (v) of subsection 11.1 that affects such Participant. Subject to paragraph (c)(ii) of this subsection, the Borrower agrees that each Participant shall be entitled to the benefits of subsections 4.10, 4.11 and 4.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this subsection. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 11.7 as though it were a Lender, provided, that, such Participant agrees to be subject to subsection 4.8 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii)       A Participant shall not be entitled to receive any greater payment under subsections 4.10 or 4.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of subsection 4.12 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with subsection 4.12(e) as though it were a Lender.

(d)       Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this subsection shall not apply to any such pledge or assignment of a security interest; provided, that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.7.    Adjustments; Set-off.

(a)        If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans owing to it by the Borrower, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (h) of Section 9.1 or otherwise (including through the exercise of remedies against any Loan Party that is not an Eligible Party), except for payments pursuant to the operation of subsections 4.14(b) or 11.6), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans owing to it by the Borrower or interest thereon, such Benefited Lender shall, to the extent that this provision does not impair the legality under applicable law of any guarantee of the Obligations or otherwise violate applicable law, purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan owing to it by the Borrower or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)        In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided, that, the failure to give such notice shall not affect the validity of such set-off and application.

11.8.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower and the Administrative Agent.

11.9.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.10.   Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the

Borrower, any Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

11.11.  GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.12.  Submission to Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(i)          submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the County and State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(ii)         consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(iv)         agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

11.13.  Acknowledgements. The Borrower hereby acknowledges that:

(a)       it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)       none of the Agents or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agents and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)       no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

11.14.  WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.15.  Confidentiality. Each Agent and Lender and the Issuing Lender agrees to take normal and reasonable precautions to maintain the confidentiality of information provided to it by the Borrower or any Subsidiary in connection with this Agreement (and, if delivered after the date of this Agreement, designated in writing as confidential); provided, however, that any such Person may disclose such information (a) at the request of any regulatory authority having supervisory jurisdiction over it or in connection with an examination of such Person by any such authority or the request of any rating agency requiring access to a Lender’s portfolio, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law, (d) at the direction of any other Governmental Authority, (e) to such Person’s Affiliates, independent auditors and other professional advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (f) which has become generally available to the public, other than as a result of a disclosure by such Person or agent of such Person or a disclosure known to such Person or agent of such Person to have been made by any person or entity to which such Person or agent has delivered such confidential information, (g) which becomes available to such Person from a source other than the Borrower or any Subsidiary (provided, that, such source is not known to such Person to be bound by a duty of confidentiality to the Borrower or any Subsidiary), (h) subject to an agreement containing provisions substantially the same as those of this subsection 11.15, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations or (i) to any Participant or Assignee or potential Participant or Assignee (each, a “Transferee”) or any pledgee (or prospective pledgee) (each, a “Pledgee”) of any Lender that is a Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business; provided, that, such Transferee or Pledgee agrees in writing to comply with the provisions of this subsection 11.15.

11.16.  USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

11.17.  Release. The Loan Parties acknowledge and agree that: (a) neither they nor any of their Affiliates have any claim or cause of action against (x) the Agents, any Lender or any of their respective Affiliates (including any subsidiaries, parent entities and related corporate divisions of the Agents, any Lender or any of their respective Affiliates) or (y) any employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns of the Agents, any Lender or any of their respective Affiliates (including any subsidiaries, parent entities and related corporate divisions of the Agents, any Lender or any of their respective Affiliates) (all of the foregoing referred to in the preceding sub-clauses (x) and (y) hereinafter called the “Released Parties”) and (b) the Agents and each Lender have heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Loan Parties and their Affiliates under the Existing Credit Agreement and the Existing Loan Documents. Notwithstanding the foregoing, the Agents and Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, security and/or remedies under this Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration, the Loan Parties (and their Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) do hereby fully, finally, unconditionally and irrevocably release and forever discharge the Released Parties from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the date hereof arising out of, connected with or related in any way to this Agreement, the Existing Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Agents or any Lender contained therein, or the possession, use, operation or control of any of the assets of any of the Loan Parties, or the making of any Loan or other advance, or the management of such Loan or advance or the Collateral. This Section 11.17 shall survive the termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. This release may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of this release; and no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of this release. Each Loan Party represents and warrants that it has had the advice of counsel of its own choosing in the negotiation and preparation of this release, that it has read this release, that it is fully aware of its contents and legal effect and has voluntarily and without coercion or duress of any kind executed and delivered this release to the Agents and the Lenders.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NAPCO SECURITY TECHNOLOGIES, INC., as the Borrower

By:
Name:
Title:

ALARM LOCK SYSTEMS, INC., as a Loan Party

By:
Name:
Title:

CONTINENTAL INSTRUMENTS LLC, as a Loan Party

By:
Name:
Title:

MARKS USA I, LLC, as a Loan Party

By:
Name:
Title:

VIDEO ALERT, LLC, as a Loan Party

By:
Name:
Title:

Signature Page to Third A&R Credit Agreement - ~~2813240~~7165767

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent and as a Lender

By:
Name:
Title:

Signature Page to Third A&R Credit Agreement - ~~2813240~~7165767

EXHIBIT B

Updated Schedules

SCHEDULE II

DOMESTIC SUBSIDIARIES; FOREIGN SUBSIDIARIES

DOMESTIC SUBSIDIARIES

ALARM LOCK SYSTEMS LLC

CONTINENTAL INSTRUMENTS LLC

NAPCO TECHNOLOGIES INTERNATIONAL, INC

MARKS USA I, LLC

VIDEO ALERT, LLC

FOREIGN SUBSIDIARIES

NAPCO/ALARM LOCK GRUPO INTERNACIONAL, S.A. (INACTIVE)

NAPCO/ALARM LOCK EXPORTADORA, S.A. (INACTIVE)

NAPCO AMERICAS

NAPCO DR., S.A.

SCHEDULE III

EXISTING LETTERS OF CREDIT

L/C Credit No.	Amount	Beneficiary
None

SCHEDULE 5.8

REAL PROPERTY OWNED AND LEASED
JUNE 22, 2020

A.         Owned Properties

333 Bayview Avenue

Amityville, NY 11701

Zona Franca De Nigua

Carretera Sanchez KM 20

Nigua (SC) Dominican Republic

(Main Production Facility – Building only)

B.         Leased Properties

Zona Franca De Nigua

Carretera Sanchez KM 20

Nigua (SC) Dominican Republic

(Main Production Facility – Land Lease)

SCHEDULE 5.10

TAX FILINGS AND PAYMENTS

None.

SCHEDULE 5.18

INSURANCE

Policy Type	Effective	Expiration	Carrier	Policy #
General Liability	4/30/2020	4/30/2021	Federal Ins Co	36052988LIO
Property	4/30/2020	4/30/2021	Federal Ins Co	36052988LIO
EPLI	4/30/2020	4/30/2021	NUFI	01-317-32-60
D&O - $5M lead	4/30/2020	4/30/2021	Travelers C&S	106914898B
X - D&O &$5Mx$5M	4/30/2020	4/30/2021	RSUI	NHS686794
$5Mx$10M-XSideA DIC	4/30/2020	4/30/2021	Old Republic	ORPR044305
Auto	4/30/2020	4/30/2021	Great Northern Ins	73608884
Travel	4/30/2020	4/30/2023	Federal	64073906
D.R. - Property	12/1/2019	12/1/2020	Mapfre BHD	634080090113
D.R. - Crime	12/1/2019	12/1/2020	Mapfre BHD	6681190002983
D.R. - Automobile	12/1/2019	12/1/2020	Mapfre BHD	634080090113
D.R. – Gen’l Liability	12/1/2019	12/1/2020	Mapfre BHD	6640180012236
D.R. – Excess Liability	12/1/2019	12/1/2020	Mapfre BHD	6640180012237
Travel Agency Bond	1/5/2020	4/5/2021	RLI	RSB4071967
Umbrella $10M Lead	4/30/2020	4/30/2021	Federal Ins Co	78186035
Excess Liability	4/30/2020	4/30/2021	USFI	5228074089
Workers Comp	4/30/2020	4/30/2021	Vigilant Ins Co	71756667
Ocean	4/30/2020	4/30/2021	C.N.A.	OC247667
International	4/30/2020	4/30/2021	Federal Ins Co	36052988LIO
Crime	4/30/2020	4/30/2021	Travelers	106291428
Fiduciary	4/30/2020	4/30/2021	Illinois Nat'l Ins Co	01-317-32-65
E&O	5/5/2020	5/5/2021	ACE American Ins	F14878270002

SCHEDULE 5.22

DEPOSIT ACCOUNTS

Name of Bank	Account Number	Type of Account
HSBC Bank USA	942171713	Napco Deposit/Checking Account
HSBC Bank USA	797015825	Napco Control Disbursement (Clearing) Account
HSBC Bank USA	934146888	Credit Card Receipts Account
HSBC Bank USA	942141121	Travel Checking Account
HSBC Bank USA	934146934	Alarm Lock Deposit/Checking Account (for customer deposits)
HSBC Bank USA	934156743	Continental Deposit/Checking Account
HSBC Bank USA	942175646	Marks USA I LLC Deposit/Checking Account
Wells Fargo Advisors	6135-9028	Money Market Account
Banco Popular Dominicano	744338930	Napco DR Checking Account
Banco Popular Dominicano	760303768	Napco DR Payroll Account
HSBC Bank Canada	002-802996-001	Napco Technologies International CAD Deposit/Checking Account

SCHEDULE 8.2

EXISTING INDEBTEDNESS

Notes:

None, other than in favor of Agent.

Mortgages:

None.

Capital Leases:

Zona Franca De Nigua

Carretera Sanchez KM 20

Nigua (SC) Dominican Republic

(Main Production Facility – Land Lease)

SCHEDULE 8.3

EXISTING LIENS

A.         Tax Liens:      None.

B.        Mortgages:      None.

SCHEDULE 8.4

EXISTING GUARANTEE OBLIGATIONS

None, other than in favor of Agent.

SCHEDULE 8.8(e)

EXISTING INVESTMENTS

Wells Fargo, N.A. Account #6135-9028

EXHIBIT C

Closing Checklist

CLOSING CHECKLIST FOR AMENDMENT NO. 7

DATED AS OF SEPTMEBER 24, 2020

BY AND AMONG

NAPCO SECURITY TECHNOLOGIES, INC.
(the “Borrower”)

HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC”)

(as a “Lender”, “Administrative Agent” and the “Collateral Agent”)

Document No.	Description
I. Financing Documentation
1.	Amendment No. 7 to Third Amended and Restated Credit Agreement
(a) Exhibit A: Redlined copy of Credit Agreement
(b) Exhibit B: Updated Schedules
(c) Exhibit C: Closing Checklist
2.

Officers’ Certificate with respect to closing representations and warranties

a)  NAPCO Security Technologies, Inc.

b)  Alarm Lock Systems, LLC

c)  Continental Instruments LLC

d)  Marks USA I, LLC

e)  Video Alert, LLC

f)  NAPCO Technologies International, Inc.

II. Security/Collateral Documentation
3.	Reaffirmation Agreement - Collateral Documents
4.	Reaffirmation Agreement - Negative Pledge
5.	Mortgage Releases – 333 Bayview Avenue, Amityville, NY
(a) Release of Mortgage, Security Agreement and Assignment of Leases

and Rents
(b) Release of Subordinate Mortgage, Security Agreement and Assignment of Leases and Rents
6.	Trademark Security Agreement – Borrower
7.	Trademark Security Agreement – AlarmLock
8.	Trademark Security Agreement – Continental
9.	Trademark Security Agreement- Marks
10.	Patent Security Agreement – Borrower
11.	Patent Security Agreement – Marks
III. Joinder Documentation
12.	Joinder to Amended and Restated Unlimited Guaranty- Napco Technologies International, Inc.
13.	Continuing General Security Agreement – Napco Technologies International, Inc.
14.	Opinion of Counsel of Foreman &Shapiro
IV. Insurance Documentation
15.	Insurance Certificates:
(a) Property Insurance Certificate with Loss Payable Endowments
(b) General Liability Insurance Certificate with Additional Insured Endorsement
V. Lien Searches and Financing Statements
16.	UCC-1 Financing Statements
(a) NAPCO Technologies International, Inc.
17.	UCC, Tax and Judgment Searches on (See Schedule A):
(a) NAPCO Security Technologies, Inc.
(b) Alarm Lock
(c) Continental

2

(d) Marks
(e) Video
(f) Napco Technologies International, Inc.
VI. Corporate Authorization
18.	Closing Certificate of Loan Parties with Incumbency attaching: resolutions, bylaws/operating agreement and certified certificate of incorporation/formation

H&H: Hahn & Hessen LLP
BC: Borrower’s Counsel

3

Schedule A

UCC, Tax Lien and Judgment and Searches

Entity	Jurisdiction
NAPCO Security Technologies, Inc.	Delaware
Alarm Lock Systems, LLC	Delaware
Continental Instruments LLC	New York
Marks USA I, LLC	New York
Video Alert, LLC	New York
NAPCO Technologies International, Inc.	Delaware

Execution Version

OFFICER’S CERTIFICATE

THIS CERTIFICATE (this “Certificate”) dated the 24 day of September, 2020, by NAPCO SECURITY TECHNOLOGIES, INC., a Delaware corporation with offices at 333 Bayview Avenue, Amityville, New York 11701 (referred to herein as the “Borrower”).

WHEREAS, pursuant to a certain Amendment No. 7 to Third Amended and Restated Credit Agreement of even date herewith (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Amendment”) by and among the Borrower, the other Loan Parties signatory thereto, HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC), the financial institutions signatory thereto (together with HSBC, the “Lenders”) and HSBC, as administrative agent and collateral agent for the Lenders (“Agent”), the Borrower has requested Agent and Lenders to make certain amendments to the Credit Agreement (as defined in the Amendment), and as partial consideration therefor, Agent and Lenders have requested the Borrower  to  make  certain  representations  and  warranties  to  Agent  and  Lenders  by  this Certificate.

NOW, THEREFORE, the Borrower hereby represents and warrants as follows:

1.          The Borrower is a duly organized and validly existing corporation in good standing under laws of the State of Delaware and is duly licensed or qualified to do business and is in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification, and the Borrower has the power and authority to own its properties and other assets and to transact the business in which it is now engaged or proposed to engage.

2.          The Borrower has the power and authority to execute, deliver and carry out the terms and provisions of the Amendment and the Credit Agreement as amended thereby to be executed by it and the other documents and security agreements to which the Borrower is a party to in connection with the loan transactions described above. (This Certificate, the Amendment, the Credit Agreement as amended thereby, and other loan documents and security agreements to be executed as described above are hereinafter sometimes referred to collectively as the “Loan Documents”). The execution, delivery and performance by the Borrower of the Loan Documents and the security interest provided for in the Security Documents (as defined in the Credit Agreement as amended by the Amendment) to which it is a party have been duly authorized by all requisite corporate action, and are the valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

3.          Except as set forth and disclosed in Schedule A hereto, there are no material actions, suits, or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting it at law or in equity, or before, or by any governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator of any kind, and the Borrower is not in default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality.

1

4.          Neither this Certificate nor any document, certificate or financial statement furnished to Agent and Lenders by or on behalf of the Borrower in connection with the granting of the loans described in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Borrower which materially adversely affects or in the future may (so far as is now known to the Borrower) have a material adverse affect upon their business, operations, prospects or property.

5.          The Borrower makes these representations and warranties to Agent and Lenders with the knowledge and intention that Agent and Lenders will rely upon them in making the loans referred to in the Loan Documents.

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be duly executed and delivered on the day and year first above written.

NAPCO SECURITY TECHNOLOGIES, INC.

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Senior Vice President

Signature Page to Officer's Certificate (Borrower)

Schedule A

None.

Schedule A

Execution Version

OFFICER’S CERTIFICATE

THIS CERTIFICATE (this “Certificate”) dated the 24 day of September, 2020, by Alarm Lock Systems, LLC, a Delaware limited liability company with offices at 345 Bayview Avenue, Amityville, New York 11701 (referred to herein as the “Guarantor”).

WHEREAS, pursuant to a certain Amendment No. 7 to Third Amended and Restated Credit Agreement of even date herewith (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Amendment”) by and among NAPCO SECURITY TECHNOLOGIES, INC. (“Borrower”), the other Loan Parties signatory thereto, HSBC  BANK  USA,   NATIONAL  ASSOCIATION  (“HSBC”),  the  financial  institutions signatory thereto (together with HSBC, the “Lenders”) and HSBC, as administrative agent and collateral agent for the Lenders ( “Agent”), Borrower has requested Agent and Lenders to make certain amendments to the Credit Agreement (as defined in the Amendment), and as partial consideration therefor, Agent and Lenders have requested the Guarantor to make certain representations and warranties to Agent and Lenders by this Certificate.

NOW, THEREFORE, the Guarantor hereby represents and warrants as follows:

1.           The Guarantor is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business and is in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification, and the Guarantor has the power and authority to own its properties and other assets and to transact the business in which it is now engaged or proposed to engage.

2.           The Guarantor has the power and authority to execute, deliver and carry out the terms and provisions of the Amendment and the Credit Agreement as amended thereby to be executed by it and the other documents and security agreements to which the Guarantor is a party to in connection with the loan transactions described above.  (This Certificate, the Amendment, the Credit Agreement as amended thereby, and other loan documents and security agreements to be executed as described above are hereinafter sometimes referred to collectively as the “Loan Documents”).     The  execution,  delivery  and  performance  by  the  Guarantor  of  the  Loan Documents and the granting of the security interest provided for in the Security Documents (as defined in the Credit Agreement as amended by the Amendment) to which it is a party have been duly authorized by all requisite corporate action, and are the valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms.

3.           Except as set forth and disclosed in Schedule A hereto, there are no actions, suits, or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting it at law or in equity, or before, or by any governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator of any kind, and the Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality.

4.           Neither  this  Certificate  nor  any  document,  certificate  or  financial  statement furnished to Agent and Lenders by or on behalf of the Guarantor in connection with the granting of the loans described in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.   There is no fact known to the Guarantor which materially adversely affects or in the future may (so far as is now known to the Guarantor) have a material adverse affect upon their business, operations, prospects or property.

5.           The Guarantor makes these representations and warranties to Agent and Lenders with the knowledge and intention, that Agent and Lenders will rely upon them in making the loans referred to in the Loan Documents.

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IN  WITNESS WHEREOF,  the Guarantor  has caused this Certificate to be duly executed and delivered on the day and year first above written.

ALARM LOCK SYSTEMS, LLC

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

Signature Page to Officer's Certificate (Alarm Lock)

Schedule A

None.

Schedule A

Execution Version

MANAGER’S CERTIFICATE

THIS CERTIFICATE (this “Certificate”) dated the 24 day of September, 2020, by Continental Instruments LLC, a New York limited liability company with offices at 355 Bayview Avenue, Amityville, New York 11701 (referred to herein as the “Guarantor”).

WHEREAS, pursuant to a certain Amendment No. 7 to Third Amended and Restated Credit Agreement of even date herewith (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Amendment”) by and among NAPCO SECURITY TECHNOLOGIES, INC. (“Borrower”), the other Loan Parties signatory thereto, HSBC  BANK  USA,   NATIONAL  ASSOCIATION  (“HSBC”),  the  financial  institutions signatory thereto (together with HSBC, the “Lenders”) and HSBC, as administrative agent and collateral agent for the Lenders ( “Agent”), Borrower has requested Agent and Lenders to make certain amendments to the Credit Agreement (as defined in the Amendment), and as partial consideration therefor, Agent and Lenders have requested the Guarantor to make certain representations and warranties to Agent and Lenders by this Certificate.

NOW, THEREFORE, the Guarantor hereby represents and warrants as follows:

1.           The Guarantor is a duly organized and validly existing limited liability company in good standing under the laws of the State of New York and is duly licensed or qualified to do business and is in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification, and the Guarantor has the power and authority to own its properties and other assets and to transact the business in which it is now engaged or proposed to engage.

2.           The Guarantor has the power and authority to execute, deliver and carry out the terms and provisions of the Amendment and the Credit Agreement as amended thereby to be executed by it and the other documents and security agreements to which the Guarantor is a party to in connection with the loan transactions described above. (This Certificate, the Amendment, the Credit Agreement as amended thereby, and other loan documents and security agreements to be executed as described above are hereinafter sometimes referred to collectively as the “Loan Documents”).   The execution, delivery and performance by the Guarantor of the Loan Documents and the granting of the security interest provided for in the Security Documents (as defined in the Credit Agreement as amended by the Amendment) to which it is a party have been duly authorized by all requisite corporate action, and are the valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms.

3.           Except as set forth and disclosed in Schedule A hereto, there are no actions, suits, or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting it at law or in equity, or before, or by any governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator of any kind, and the Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality.

4.           Neither this Certificate nor any document, certificate or financial statement furnished to Agent and Lenders by or on behalf of the Guarantor in connection with the granting of the loans described in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.  There is no fact known to the Guarantor which materially adversely affects or in the future may (so far as is now known to the Guarantor) have a material adverse affect upon their business, operations, prospects or property.

5.           The Guarantor makes these representations and warranties to Agent and Lenders with the knowledge and intention, that Agent and Lenders will rely upon them in making the loans referred to in the Loan Documents.

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IN WITNESS WHEREOF,  the Guarantor  has caused this Certificate to be duly executed and delivered on the day and year first above written.

CONTINENTAL INSTRUMENTS, LLC

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

Signature Page to Manager's Certificate (Continental)

Schedule A

None.

Schedule A

Execution Version

MANAGER’S CERTIFICATE

THIS CERTIFICATE (this “Certificate”) dated the 24 day of September, 2020, by Marks USA I, LLC, a New York limited liability company with offices at 365 Bayview Avenue, Amityville, New York 11701 (referred to herein as the “Guarantor”).

WHEREAS, pursuant to a certain Amendment No. 7 to Third Amended and Restated Credit Agreement of even date herewith (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Amendment”) by and among NAPCO SECURITY TECHNOLOGIES, INC. (“Borrower”), the other Loan Parties signatory thereto, HSBC  BANK  USA,   NATIONAL  ASSOCIATION  (“HSBC”),  the  financial  institutions signatory thereto (together with HSBC, the “Lenders”) and HSBC, as administrative agent and collateral agent for the Lenders ( “Agent”), Borrower has requested Agent and Lenders to make certain amendments to the Credit Agreement (as defined in the Amendment), and as partial consideration therefor, Agent and Lenders have requested the Guarantor to make certain representations and warranties to Agent and Lenders by this Certificate.

NOW, THEREFORE, the Guarantor hereby represents and warrants as follows:

1.          The Guarantor is a duly organized and validly existing limited liability company in good standing under the laws of the State of New York and is duly licensed or qualified to do business and is in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification, and the Guarantor has the power and authority to own its properties and other assets and to transact the business in which it is now engaged or proposed to engage.

2.          The Guarantor has the power and authority to execute, deliver and carry out the terms and provisions of the Amendment and the Credit Agreement as amended thereby to be executed by it and the other documents and security agreements to which the Guarantor is a party to in connection with the loan transactions described above. (This Certificate, the Amendment, the Credit Agreement as amended thereby, and other loan documents and security agreements to be executed as described above are hereinafter sometimes referred to collectively as the “Loan Documents”).   The execution, delivery and performance by the Guarantor of the Loan Documents and the granting of the security interest provided for in the Security Documents (as defined in the Credit Agreement as amended by the Amendment) to which it is a party have been duly authorized by all requisite corporate action, and are the valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms.

3.          Except as set forth and disclosed in Schedule A hereto, there are no actions, suits, or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting it at law or in equity, or before, or by any governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator of any kind, and the Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality.

4.          Neither this Certificate nor any document, certificate or financial statement furnished to Agent and Lenders by or on behalf of the Guarantor in connection with the granting of the loans described in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.  There is no fact known to the Guarantor which materially adversely affects or in the future may (so far as is now known to the Guarantor) have a material adverse affect upon their business, operations, prospects or property.

5.          The Guarantor makes these representations and warranties to Agent and Lenders with the knowledge and intention, that Agent and Lenders will rely upon them in making the loans referred to in the Loan Documents.

2

IN  WITNESS  WHEREOF,  the Guarantor  has caused this Certificate to be duly executed and delivered on the day and year first above written.

MARKS USA I, LLC

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

Schedule A

None.

Schedule A

Execution Version

MANAGER’S CERTIFICATE

THIS CERTIFICATE (this “Certificate”) dated the 24 day of September, 2020, by Video Alert, LLC, a New York limited liability company with offices at 333 Bayview Avenue, Amityville, New York 11701 (referred to herein as the “Guarantor”).

WHEREAS, pursuant to a certain Amendment No. 7 to Third Amended and Restated Credit Agreement of even date herewith (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Amendment”) by and among NAPCO SECURITY TECHNOLOGIES, INC. (“Borrower”), the other Loan Parties signatory thereto, HSBC BANK USA,  NATIONAL ASSOCIATION (“HSBC”), the financial institutions signatory thereto (together with HSBC, the “Lenders”) and HSBC, as administrative agent and collateral agent for the Lenders ( “Agent”), Borrower has requested Agent and Lenders to make certain amendments to the Credit Agreement (as defined in the Amendment), and as partial consideration therefor, Agent and Lenders have requested the Guarantor to make certain representations and warranties to Agent and Lenders by this Certificate.

NOW, THEREFORE, the Guarantor hereby represents and warrants as follows:

1.          The  Guarantor is a duly organized and validly existing corporation in good standing under the laws of the State of New York and is duly licensed or qualified to do business and is in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification, and the Guarantor has the power and authority to own its properties and other assets and to transact the business in which it is now engaged or proposed to engage.

The Guarantor has the power and authority to execute, deliver and carry out the terms and provisions of the Amendment and the Credit Agreement as amended thereby to be executed by it and the other documents and security agreements to which the Guarantor is a party to in connection with the loan transactions described above.  (This Certificate, the Amendment, the Credit Agreement as amended thereby, and other loan documents and security agreements to be executed as described above are hereinafter sometimes referred to collectively as the “Loan Documents”). The execution, delivery and performance by the Guarantor of the Loan Documents and the granting of the security interest provided for in the Security Documents (as defined in the Credit Agreement as amended by the Amendment) to which it is a party have been duly authorized by all requisite corporate action, and are the valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms.

2.          Except as set forth and disclosed in Schedule A hereto, there are no actions, suits, or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting it at law or in equity, or before, or by any governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator of any kind, and the Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality.

3.          Neither this Certificate nor any document, certificate or financial statement furnished to Agent and Lenders by or on behalf of the Guarantor in connection with the granting of the loans described in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.  There is no fact known to the Guarantor which materially adversely affects or in the future may (so far as is now known to the Guarantor) have a material adverse affect upon their business, operations, prospects or property.

4.          The Guarantor makes these representations and warranties to Agent and Lenders with the knowledge and intention, that Agent and Lenders will rely upon them in making the loans referred to in the Loan Documents.

2

IN  WITNESS WHEREOF, the Guarantor has caused this Certificate to be duly executed and delivered on the day and year first above written.

VIDEO ALERT, LLC

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

Signature Page to Manager's Certificate (Video Alert)

Schedule A

None.

Schedule A

Execution Version

OFFICER’S CERTIFICATE

THIS CERTIFICATE (this “Certificate”) dated the 24 day of September, 2020, by NAPCO TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation with offices at 333 Bayview Avenue, Amityville, NY 11701 (referred to herein as the “Guarantor”).

WHEREAS, pursuant to a certain Amendment No. 7 to Third Amended and Restated Credit Agreement of even date herewith (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Amendment”) by and among the NAPCO SECURITY TECHNOLOGIES, INC. (“Borrower”), the other Loan Parties signatory thereto, HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC), the financial institutions signatory thereto (together with HSBC, the “Lenders”) and HSBC, as administrative agent and collateral agent for the Lenders (“Agent”), the Borrower has requested Agent and Lenders to make certain amendments to the Credit Agreement (as defined in the Amendment), and as partial consideration therefor, Agent and Lenders have requested the Guarantor to make certain representations and warranties to Agent and Lenders by this Certificate.

NOW, THEREFORE, the Guarantor hereby represents and warrants as follows:

1.          The Guarantor is a duly organized and validly existing corporation in good standing under laws of the State of Delaware and is duly licensed or qualified to do business and is in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification, and the Guarantor has the power and authority to own its properties and other assets and to transact the business in which it is now engaged or proposed to engage.

The Guarantor has the power and authority to execute, deliver and carry out the terms and provisions of the Amendment, the Credit Agreement as amended thereby, the Joinder to Amended and Restated Unlimited Guaranty (the “Joinder”), and the Continuing General Security Agreement (“Security Agreement”) to be executed by it and the other documents and security agreements to which the Guarantor is a party to in connection with the loan transactions described above. (This Certificate, Amendment, the Credit Agreement as amended thereby, the Joinder, the Security Agreement and other loan documents and security agreements to be executed as described above are hereinafter sometimes referred to collectively as the “Loan Documents”). The execution, delivery and performance by the Guarantor of the Loan Documents and the security interest provided for in the Security Documents (as defined in the Credit Agreement as amended by the Amendment) to which it is a party have been duly authorized by all requisite corporate action, and are the valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms.

2.          Except as set forth and disclosed in Schedule A hereto, there are no material actions, suits, or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting it at law or in equity, or before, or by any governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator of any kind, and the Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality.

1

3.          Neither this Certificate nor any document, certificate or financial statement furnished to Agent and Lenders by or on behalf of the Guarantor in connection with the granting of the loans described in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Guarantor which materially adversely affects or in the future may (so far as is now known to the Guarantor) have a material adverse affect upon their business, operations, prospects or property.

4.          The Guarantor makes these representations and warranties to Agent and Lenders with the knowledge and intention that Agent and Lenders will rely upon them in making the loans referred to in the Loan Documents.

IN  WITNESS WHEREOF, the Guarantor has caused this Certificate to be duly executed and delivered on the day and year first above written.

NAPCO TECHNOLOGIES, INC.

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Senior Vice President

Signature Page to Officer's Certificate (Napco Technologies International)

Schedule A

None.

Schedule A

Execution Version

HSBC BANK USA, NATIONAL ASSOCIATION

534 Broad Hollow Road, Suite 130

Melville, New York 11747

September 24, 2020

Napco Security Technologies, Inc.

Alarm Lock Systems, LLC

Continental Instruments LLC

Marks USA I, LLC

Video Alert, LLC

333 Bayview Avenue

Amityville, New York 11701

Re:       Reaffirmation of Collateral Documents (“Reaffirmation”)

Ladies and Gentlemen:

Reference is made to (i) that certain Third Amended and Restated Credit Agreement dated as of June 29, 2012 (as amended, restated, modified or supplemented prior to the date hereof, the “Credit Agreement”) among Napco Security Technologies, Inc. (“Borrower”), Alarm Lock Systems, LLC (“AlarmLock”), Continental Instruments LLC (“Continental”), Marks USA I,  LLC  (“Marks”),  Video  Alert,  LLC  (“Video”  together  with  AlarmLock,  Continental,  and Marks, each a “Guarantor” and collectively, “Guarantors”; Borrower and Guarantors, each a “Loan Party” and collectively, “Loan Parties”), HSBC Bank USA, National Association, a national banking association (“HSBC”) and the other financial institutions from time to time parties thereto as lenders (collectively, the “Lenders”), HSBC as administrative agent and collateral agent for the Lenders hereunder (in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively and each an “Agent” and collectively, the “Agents”), (ii) that certain Amended and Restated Unlimited Guaranty dated as of October 28, 2010 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Unlimited Guaranty”) given by Alarm Lock, Continental and Marks in favor of Collateral Agent (for the benefit of the Secured Creditors as defined therein), and (iii) those certain documents listed on Schedule A attached hereto (each a “Collateral Document” and collectively, the “Collateral Documents”).

Each of the Collateral Documents were entered into, and each grant of Collateral to Collateral Agent, as described in such Collateral Documents, was made, in order to secure certain Indebtedness including, without limitation, all Obligations of Loan Parties under the Credit Agreement and the Unlimited Guaranty.

In connection with the foregoing, each of the undersigned hereby:

1.          acknowledges that the Credit Agreement is being amended pursuant to the terms of that certain Amendment No. 7 to Third Amended and Restated Credit Agreement, dated as of the date hereof (the “Amendment”; capitalized terms used and not defined herein shall have the meanings assigned thereto in the Amendment) among the Borrower, the Loan Parties party thereto, the Lenders from time to time parties thereto, and the Agents;

2.          acknowledges and agrees that this Reaffirmation is being given to induce Lenders and Agents to enter into the Amendment;

3.          ratifies and confirms that all of the terms and conditions, representations and covenants contained in each of the Collateral Documents shall remain in full force and effect after giving effect to the execution and effectiveness of the Amendment; provided that (i) the Schedules to the Borrower Security Agreement (as defined below) shall be amended and restated in their entirety by the Schedules attached hereto as Exhibit A, (ii) the Schedules to the AlarmLock  Security Agreement  (as  defined  below)  shall  be  amended  and  restated  in  their entirety by the Schedules attached hereto as Exhibit B, (iii) the Schedules to the Continental Security Agreement (as defined below) shall be amended and restated in their entirety by the Schedules attached hereto as Exhibit C, (iv) the Schedules to the Marks Security Agreement (as defined below) shall be amended and restated in their entirety by the Schedules attached hereto as Exhibit D, (v) the Schedules to the Video Security Agreement (as defined below) shall be amended and restated in their entirety by the Schedules attached hereto as Exhibit E and (vi) Schedule A to the Pledge Agreement (as defined below) shall be amended and restated in its entirety by Schedule A attached hereto as Exhibit F.

4.          represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any of the Collateral Documents; and

5.          ratifies and confirms that references to the phrase “Credit Agreement” in each of the Collateral Documents shall mean the Credit Agreement as amended by the Amendment,  and  that  the  Obligations  under  the  Credit  Agreement  as  amended  by  the Amendment and the Unlimited Guaranty remain secured by the security interests and pledges granted by the undersigned under and pursuant to the terms of each of the Collateral Documents, as reaffirmed hereby.

This Reaffirmation shall become effective upon receipt by Administrative Agent of a copy of this Reaffirmation executed by Loan Parties.

Each Loan Party hereby represents and warrants that (a) this Reaffirmation and each of the Collateral Documents, as may be amended hereby, constitute legal, valid and binding obligations of the Loan Parties and are enforceable against each Loan Party in accordance with their respective terms (to the extent that each Loan Party is a party to the applicable Collateral Document); (b) upon the effectiveness of this Reaffirmation, each Loan Party hereby reaffirms all  covenants,  representations  and  warranties  made  by  such  Loan  Party  in  the  respective Collateral Documents to which each such Loan Party is a party, to the extent the same are not amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Reaffirmation; (c) no Event of Default has occurred and is continuing or would exist after giving effect to this Reaffirmation; and (d) no Loan Party has any defense, counterclaim or offset with respect to any Collateral Document to which such Loan Party is a party.

2

Upon the effectiveness of this Reaffirmation, each reference in each Collateral Document to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the applicable Collateral Document as amended hereby. Except as specifically amended  herein,  each  Collateral  Document,  and  all  other  documents,  instruments  and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Reaffirmation shall not operate as a waiver of any right, power or remedy of Agents, nor constitute a waiver of any provision of any Collateral Document, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

This Reaffirmation shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows this page]

3

This Reaffirmation may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including in "PDF" or similar format) shall be deemed to be an original signature hereto.

Very truly yours,

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By:	/s/ SHAUN R KLEINMAN
Name:	Shaun R Kleinman
Title:	Senior Vice President

Signature Page to Reaffirmation of Collateral Documents

Consented and Agreed to by:

NAPCO SECURITY TECHNOLOGIES, INC.,
As the Borrower

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Senior Vice President

ALARM LOCK SYSTEMS, LLC as a loan Party

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

CONTINENTAL INSTRUMENTS, LLC as a loan Party

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

MARKS USA I, LLC as a loan Party

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

VIDEO ALERT, LLC as a loan Party

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

Schedule A

SCHEDULE A COLLATERAL

DOCUMENTS

1.         that certain Amended and Restated Continuing General Security Agreement dated as of October 28, 2010 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Borrower Security Agreement”) by and between Borrower and Collateral Agent;

2.         that certain Amended and Restated Continuing General Security Agreement dated as of October 28, 2010 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “AlarmLock Security Agreement”) by and between AlarmLock and Collateral Agent;

3.         that certain Amended and Restated Continuing General Security Agreement dated as of October 28, 2010 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Continental Security Agreement”) by and between Continental and Collateral Agent;

4.         that certain Amended and Restated Continuing General Security Agreement dated as of October 28, 2010 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Marks Security Agreement”) by and between Marks and Collateral Agent;

5.         that certain Continuing General Security Agreement dates as of June 29, 2012 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Video Security Agreement”) by and between Video and Collateral Agent.

6.         that certain Amended and Restated Unlimited Guaranty dated as of October 28, 2010 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Unlimited Guaranty”) given by AlarmLock, Continental, Marks, and Video in favor of Collateral Agent (for the benefit of the Secured Creditors as defined therein);

7.         that certain Amended and Restated Pledge Agreement dated as of October 28, 2010 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) by and among Borrower, AlarmLock and Collateral Agent.

8.         that certain Trademark Security Agreement dated as of June 29, 2012 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Video Trademark Agreement”) by and between Video and Collateral Agent.

9.         that certain Trademark Security Agreement dated as of June 29, 2012 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Marks Trademark Agreement”) by and between Marks and Collateral Agent.

10.       that certain Trademark Security Agreement dated as of June 29, 2012 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Borrower Trademark Agreement”) by and between Borrower and Collateral Agent.

Schedule A

11.       that certain Patent Security Agreement dated as of June 29, 2012 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Video Patent Agreement”) by and between Video and Collateral Agent.

Schedule A

EXHIBIT A

Updated Schedules to the Borrower Security Agreement

SCHEDULE I

Chief Executive Office; Organizational Information

(i)        Napco Security Technologies, Inc.

(ii)       Registered Corporation

(iii)      Delaware

(iv)      333 Bayview Avenue, Amityville, NY 11701

(v)        Federal Tax ID No. 11-2277818

SCHEDULE II

Owned Properties

1.         333 Bayview Avenue

Amityville, NY 11701

2.         Zona Franca De Nigua

Carretera Sanchez KM 20

Nigua (SC) Dominican Republic

(Main Production Facility- Building only)

Leased Properties

1.         Zona Franca De Nigua

Carretera Sanchez KM 20

Nigua (SC) Dominican Republic

(Main Production Facility-Land Lease)

Warehouse Locations

None.

NAPCO SCHEDULE III

NAPCO TRADEMARK REGISTRATIONS

Registration No.	Mark
6,029,548	ISECURE
5,602,327	FIRELINK
5,488,521	SMARTBUSINESS
5,181,045	STARLNK FILE
5,125,747	STARLINK CONNECT
4,713,350	SCHOOL ACCESS-CONTROL VULNERABILITY INDEX (SAVI)
4,023,950	IBRIDGE
3,920,856	NAPCO COMMERCIAL
3,190,157	NAPCO FREEDOM
3,163,086	NAPCO NETLINK
3,160,223	SECURI-SMART
3,115,658	STARLINK
3,022,105	PLATINUM POWER
3,020,206	N (STYLIZED)
2,992,511	NAPCO
2,836,766	IQ PROFILER
2,352,649	LIBRA
1,803,663	ADAPTIVE
1,742,789	SENSOR WATCH
1,347,382	N NAPCO (and Design)
1,274,956	MAGNUM ALERT

PENDING NAPCO TRADEMARK APPLICATIONS

Serial Application No.	Mark
88/481,824	STARLINK OMNI X

NAPCO TRADENAMES

NAPCO

NAPCO SECURITY GROUP

NAPCO SECURITY TECHNOLOGIES

N NAPCO (and Design)

NAPCO PATENTS

Number	Title
8,478,987	Wireless Activation of IP Devices
8,555,685	Electrically Controlled Door Lock
8,912,894	Apparatus and Method of a Combined Burglar/Fire Alarm Having Isolation
8,954,046	Private Labeled Mobile Applications
7,449,999	Security system interface module
6,812,836	Alarm system armed and disarmed by a door contact
6,606,777	Method of installing an alarm sensor to a corner wall
6,606,776	Apparatus for installing an alarm sensor to a corner wall
6,591,474	Apparatus and method for installing an alarm sensor to a corner wall
6,494,425	Apparatus and method of installing an alarm sensor to a corner wall
6,225,903	Alarm system armed and disarmed by a deadbolt on a door
6,198,389	Integrated individual sensor control in a security system
6,177,925	Custom overlay template for alarm control panel keyboard
5,764,143	Combination temperature unit/intruder sensor utilizing common components
5,684,458	Microwave sensor with adjustable sampling frequency based on environmental Conditions
5,331,308	Automatically adjustable and self-testing dual technology intrusion detection system for minimizing false alarms
D337,513	Bracket for a siren module
D326,619	Keypad for a security system
5,008,840	Multi-zone microprocessor fire control apparatus
D310,791	Keyboard and display panel for an intrusion detection system
D302,952	Microwave arid passive infrared intrusion detector
4,804,942	Verifying automatic line integrity diagnostic (V.A.L.I.D.) apparatus and method for intrusion detection systems

4,742,183	Methods and techniques for fabricating foldable printed circuit boards
4,667,183	Keyboard hold-down functions for a multi-zone intrusion detection system

NAPCO PENDING PATENT APPLICATION(S)

Number	Title
16/370,867	Fast Install Self-Supervisory Fire Communicator

EXHIBIT B

Updated Schedules to the Alarm Lock Systems LLC Security Agreement

SCHEDULE I

Chief Executive Office; Organizational Information

(i)        Alarm Lock Systems LLC

(ii)       Registered Corporation

(iii)      Delaware

(iv)      345 Bayview Avenue, Amityville, NY 11701

(v)       Federal Tax ID No. 11-2913578

SCHEDULE II

Owned Properties

1.         333 Bayview Avenue

Amityville, NY 11701

2.         Zona Franca De Nigua

Carretera Sanchez KM 20

Nigua (SC) Dominican Republic

(Main Production Facility- Building only)

Leased Properties

1.         Zona Franca De Nigua

Carretera Sanchez KM 20

Nigua (SC) Dominican Republic

(Main Production Facility- Land Lease)

Warehouse Locations

None.

ALARM LOCK SCHEDULE III

ALARM LOCK TRADEMARK REGISTRATIONS

Registration No.	Mark
5,552,428	AL ID
5,552,427	PROXID
5,037,333	ILOCK
1,964,155	TRILOGY
3,659,238	TRILOGY NETWORX

PENDING ALARM LOCK TRADEMARK APPLICATIONS

Serial Application No.	Mark
(NONE)

ALARM LOCK TRADENAMES

ALARM LOCK

AL (Design)

ALARM LOCK PATENTS

Patent No.	Title
7,791,452	Wireless Access Control and Event Controller System
6,486,793	Wireless magnetic lock control system
D346,755	Keypad for a security alarm system

ALARM LOCK PENDING PATENT APPLICATIONS

(NONE)

EXHIBIT C

Updated Schedules to the Continental Instruments LLC Security Agreement

SCHEDULE I

Chief Executive Office; Organizational Information

(i)        Continental Instruments LLC

(ii)       Registered Limited Liability Corporation

(iii)      New York

(iv)      355 Bayview Avenue, Amityville, NY 11701

(v)       Federal Tax ID No. 11-3556419

SCHEDULE II

Owned Properties

1.         333 Bayview Avenue

Amityville, NY 11701

2.         Zona Franca De Nigua

Carretera Sanchez KM 20

Nigua (SC) Dominican Republic

(Main Production Facility- Building only)

Leased Properties

1.         Zona Franca De Nigua

Carretera Sanchez KM 20

Nigua (SC) Dominican Republic

(Main Production Facility- Land Lease)

Warehouse Locations

None.

CONTINENTAL SCHEDULE III

CONTINENTAL TRADEMARK REGISTRATIONS

Registration No.	Mark
4,501,405	ACCELATERM
3,018,574	SUPER TWO
3,018,573	TURBO SUPERTERM
2,702,037	CARDACCESS
1,801,972	SMARTIMAGE
1,684,309	SMARTERM
0,759,630	CYPHER

PENDING CONTINENTAL TRADEMARK APPLICATIONS

Serial Application No.	Mark
(NONE)

CONTINENTAL TRADENAMES

CONTINENTAL INSTRUMENTS

CI

CONTINENTAL ACCESS

CONTINENTAL PATENTS

(NONE)

CONTINENTAL PENDING PATENT APPLICATIONS

(NONE)

EXHIBIT D

Updated Schedules to the Marks USA I LLC Security Agreement

SCHEDULE I

Chief Executive Office; Organizational Information

(i)        Marks USA I, LLC

(ii)       Registered Limited Liability Corporation

(iii)      New York

(iv)      365 Bayview Avenue, Amityville, NY 11701

(v)       Federal Tax ID No. 26 -3127205

SCHEDULE II

Owned Properties

1.         333 Bayview Avenue

Amityville, NY 11701

2.         Zona Franca De Nigua

Carretera Sanchez KM 20

Nigua (SC) Dominican Republic

(Main Production Facility- Building only)

Leased Properties

1.         Zona Franca De Nigua

Carretera Sanchez KM 20

Nigua (SC) Dominican Republic

(Main Production Facility- Land Lease)

Warehouse Locations

None.

MARKS SCHEDULE III

MARKS TRADEMARK REGISTRATIONS

Registration No.	Mark
5,590,884	STYLE BY MARKS
4,254,964	LOCDOWN BY M MARKSUSA
4,184,347	LIFESAVER
3,788,530	M MARKS USA AMITYVILLE 11701
3,713,079	M MARKS USA
2,580,273	IQUE
1,588,508	MARKS
1,587,423	MARKS USA

PENDING MARKS TRADEMARK APPLICATIONS

(NONE)

MARKS TRADENAMES

MARKS

MARKS USA

MARKS PATENTS

Patent No.	Title
D587,556	Door Knob

MARKS PENDING PATENT APPLICATIONS

(NONE)

EXHIBIT E

Schedules to the Video Alert LLC Security Agreement

SCHEDULE I

Chief Executive Office; Organizational Information

(i)        Video Alert, LLC

(ii)       Registered Limited Liability Corporation

(iii)      New York

(iv)      333 Bayview Avenue, Amityville, NY 11701

(v)       Federal Tax ID No. 45-3411814

SCHEDULE II

Owned Properties

1.         333 Bayview Avenue

Amityville, NY 11701

2.         Zona Franca De Nigua

Carretera Sanchez KM 20

Nigua (SC) Dominican Republic

(Main Production Facility- Building only)

Leased Properties

1.         Zona Franca De Nigua

Carretera Sanchez KM 20

Nigua (SC) Dominican Republic

(Main Production Facility- Land Lease)

Warehouse Locations

None.

VIDEO ALERT SCHEDULE III

VIDEO ALERT TRADEMARK REGISTRATIONS

(NONE)

PENDING VIDEO ALERT TRADEMARK APPLICATIONS

(NONE)

VIDEO ALERT TRADENAMES

VIDEO ALERT

VIDEO ALERT PATENTS

(NONE)

VIDEO ALERT PENDING PATENT APPLICATION

(NONE)

EXHIBIT F

SCHEDULE A

PLEDGED STOCK

Pledgor	Issuer	Type of Stock	Certificate Number	Percentage of Interest
Borrower	Alarm Lock Systems, LLC	100 shares	1	100%
Borrower	Napco Technologies International, Inc.	200 shares	1	100%
Borrower	Napco Americas	65 capital shares	5	65%
Napco Americas	NAPCO DR., S.A.	650 shares, 342 shares	1, 2	65%

PLEDGED MEMBERSHIP INTERESTS

Pledgor	Issuer	Certificate Number	Percentage of Interest
Borrower	Continental Instruments LLC	Uncertificated	100%
Borrower	Marks USA I, LLC	Uncertificated	100%
Borrower	Video Alert, LLC	Uncertificated	100%
Borrower	NAPCO/ALARM LOCK GRUPO INTERNACIONAL, S.A.	Uncertificated	65%
Borrower	NAPCO/ALARM LOCK EXPORTADORA, S.A.	Uncertificated	65%

Execution Version

HSBC BANK USA, NATIONAL ASSOCIATION

534 Broad Hollow Road, Suite 130

Melville, New York 11747

September 24, 2020

NAPCO DR, SA

NAPCO AMERICAS

NAPCO/ALARM LOCK GRUPO INTERNATIONAL, S.A

NAPCO/ALARM LOCK EXPORTADORA, S.A.

(collectively, the “Pledgors”)

333 Bayview Avenue

Amityville, New York 11701

Re:       Reaffirmation of Negative Pledge (“Reaffirmation”)

Ladies and Gentlemen:

Reference is made to (i) that certain Third Amended and Restated Credit Agreement dated as of June 29, 2012 (as amended, restated, modified or supplemented prior to the date hereof, the “Credit Agreement”) among NAPCO Security Technologies, Inc. (“Borrower”), Alarm Lock Systems, LLC (“AlarmLock”), Continental Instruments LLC (“Continental”), Marks USA I, LLC (“Marks”), Video Alert, LLC (“Video”), NAPCO Technologies International, Inc. (“NAPCO Technologies” together with AlarmLock, Continental, Marks, and Video, each a “Guarantor” and collectively, “Guarantors”; Borrower and Guarantors, each a “Loan Party” and collectively, “Loan Parties”), HSBC Bank USA, National Association, a national banking association (“HSBC”) and the other financial institutions from time to time parties thereto as lenders (collectively, the “Lenders”), HSBC as administrative agent and collateral agent for the Lenders hereunder (in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively and each an “Agent” and collectively, the “Agents”), and (ii) that certain Negative Pledge Agreement dated as of October 28, 2010 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Negative Pledge”) given by the Pledgors, as defined herein, Napco Gulf Security Group, LLC (“Napco Gulf”), and Napco Group Europe Limited (“Napco Europe”) in favor of Agents and Lenders.

The Negative Pledge was entered into in order to induce Agents and Lenders to enter into the Credit Agreement and to provide certain financial accommodations to the Borrower as provided therein.

On July 24, 2012 Napco Gulf was dissolved and cancelled, and therefore is no longer a pledgor under the Negative Pledge.

On June 12, 2012 Napco Europe was dissolved and cancelled, and therefore is no longer a pledgor under the Negative Pledge.

In connection with the foregoing, each of the undersigned hereby:

1.          acknowledges that the Credit Agreement is being amended pursuant to the terms of that certain Amendment No. 7 to Third Amended and Restated Credit Agreement, dated as of the date hereof (the “Amendment”; capitalized terms used and not defined herein shall have the meanings assigned thereto in the Amendment) among the Borrower, the Loan Parties party thereto, the Lenders from time to time parties thereto, and the Agents;

2.          acknowledges and agrees that this Reaffirmation is being given to induce Lenders and Agents to enter into the Amendment;

3.          ratifies and confirms that all of the terms and conditions, representations and covenants contained in the Negative Pledge shall remain in full force and effect after giving effect to the execution and effectiveness of the Amendment;

4.          represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under the Negative Pledge; and

5.          ratifies and confirms that references to the phrase “Credit Agreement” in the Negative Pledge shall mean the Credit Agreement as amended by the Amendment.

This Reaffirmation shall become effective upon receipt by Administrative Agent of a copy of this Reaffirmation executed by the Pledgors.

Each Pledgor hereby represents and warrants that (a) this Reaffirmation and the Negative Pledge constitute legal, valid and binding obligations of the Pledgors and are enforceable against each Pledgor in accordance with their respective terms; (b) upon the effectiveness of this Reaffirmation, each Pledgor hereby reaffirms all covenants, representations and warranties made by such Pledgor in the Negative Pledge and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Reaffirmation; (c) no Event of Default has occurred and is continuing or would exist after giving effect to this Reaffirmation; and (d) no Pledgor has any defense, counterclaim or offset with respect to the Negative Pledge.

The Negative Pledge, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Reaffirmation shall not operate as a waiver of any right, power or remedy of Agents, nor constitute a waiver of any provision of the Negative Pledge, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

This Reaffirmation shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows this page]

2

This Reaffumation may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including in "PDF" or similar format) shall be deemed to be an original signature hereto.

Very truly yours,

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ SHAUN R KLEINMAN
Name:	Shaun R Kleinman
Title:	Senior Vice President

Consented and Agreed to by:

NAPCO DR, SA

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S Buchel
Title:	Comisario

NAPCO AMERICAS

By:	/s/ KEVIN S BUCHEL
Name:	Kevin S Buchel
Title:	Senior Vice President

NAPCO/ALARM LOCK GRUPO INTERNATIONAL, S.A.

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S Buchel
Title:	Comisario

NAPCO/ALARM LOCK EXPORTADORA, S.A.

By:	/s/ KEVIN S BUCHEL
Name:	Kevin S Buchel
Title:	Senior Vice President

Signature Page to Reaffirmation of Negative Pledge

Execution Version

JOINDER TO

AMENDED AND RESTATED UNLIMITED GUARANTY

THIS JOINDER (this “Joinder”) is entered into as of September 24, 2020, by and among, ALARM LOCK SYSTEMS, LLC, a Delaware limited liability company, CONTINENTAL INSTRUMENTS LLC, a New York limited liability company, MARKS USA I, LLC, a New York limited liability company, VIDEO ALERT, LLC, a New York limited liability company (each an “Existing Guarantor”, and collectively, the “Existing Guarantors”), NAPCO TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation (“New Guarantor” and together with the Existing Guarantors, the “Guarantors”) and HSBC BANK USA, NATIONAL ASSOCIATION as administrative and collateral agent for Lenders (as defined in the Credit Agreement described below) (in such capacity, “Agent”).

BACKGROUND

WHEREAS, NAPCO Security Technologies, Inc. (“Borrower”), Guarantors, Lenders and Agent are parties to that certain the Third Amended and Restated Credit Agreement, dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

WHEREAS, Existing Guarantors provided an Amended and Restated Unlimited Guaranty, dated as of October 28, 2010, in favor of the Agent, for its benefit and the benefit of the Secured Creditors (as defined therein) (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which the Existing Guarantors guaranteed the Obligations of the Borrower under the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Borrower covenanted and agreed that it would cause the New Guarantor to enter into this Joinder.

NOW THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Guaranty.

2.          Joinder.

(a)          Subject to satisfaction of the conditions precedent set forth in Section 3 below, New Guarantor is hereby added as a Guarantor under the Guaranty, and all references to “Guarantor” or “Guarantors” contained in the Guaranty or any of the other Loan Documents, shall hereafter be deemed to include New Guarantor.

(b)          New Guarantor hereby adopts the Guaranty, assumes in full, and acknowledges that it is jointly and severally liable for, the payment, discharge, satisfaction and performance of all Liabilities and Obligations under the Guaranty and the other Loan Documents as if it were an original signatory thereunder. Without limiting the generality of the foregoing, in order to secure the prompt payment and performance of the Liabilities and Obligations, New Guarantor hereby assigns, pledges and grants to Agent, for its benefit and for the ratable benefit of the Secured Creditors, a continuing security interest in and to all Collateral owned by New Guarantor, whether now owned or existing or hereafter acquired or arising and wherever located. Agent is hereby authorized to file a UCC-1 financing statement in the applicable jurisdiction to evidence such security interest.

3.          Conditions of Effectiveness. This Joinder shall become effective as of the date hereof upon satisfaction of the following conditions: Agent shall have received, each in form and substance satisfactory to Agent:

(a)          A copy of this Joinder duly executed by New Guarantor, Existing Guarantors, Agent and Lenders;

(b)          A copy of a Continuing General Security Agreement executed by New Guarantor and Agent;

(c)          such other certificates, instruments, documents and agreements as may reasonably be required by Agent or its counsel.

4.          Representations and Warranties. Each Guarantor hereby represents, warrants and covenants as follows:

(a)          This Joinder and the Guaranty, as amended hereby, constitute legal, valid and binding obligations of the Guarantors and are enforceable against each Guarantor in accordance with their respective terms.

(b)          Upon the effectiveness of this Joinder, each Guarantor hereby reaffirms all covenants, representations and warranties made in the Guaranty to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Joinder.

(c)          No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Joinder.

(d)          No Guarantor has any defense, counterclaim or offset with respect to the Guaranty.

(e)          The Guaranty and the other Loan Documents are in full force and effect, and are hereby ratified and confirmed.

(f)          Agent and the Secured Creditors have and will continue to have a valid first priority lien and security interest in all Collateral except for liens permitted by the Credit Agreement, and each Guarantor expressly reaffirms all guarantees, security interests and liens granted to Agent and the Secured Creditors pursuant to the Credit Agreement and the other Loan Documents.

2

5.          Effect of Joinder.

(a)          Except as specifically amended herein, the Guaranty, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(b)         The execution, delivery and effectiveness of this Joinder shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Guaranty, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6.          Governing Law. This Joinder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

7.          Headings. Section headings in this Joinder are included herein for convenience of reference only and shall not constitute a part of this Joinder for any other purpose.

8.          Counterparts; Facsimile. This Joinder may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same document. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, this Joinder to Amended and Restated Unlimited Guaranty has been duly executed as of the day and year first written above.

NEW GUARANTOR:

NAPCO TECHNOLOGIES INTERNATIONAL, INC.

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Senior Vice President

EXISTING GUARANTORS:

ALARM LOCK SYSTEMS, LLC as a loan Party

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

CONTINENTAL INSTRUMENTS, LLC as a loan Party

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

MARKS USA I, LLC as a loan Party

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

VIDEO ALERT, LLC as a loan Party

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

Signature Page to Joinder

LENDERS:

HSBC BANK USA, NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ SHAUN R KLEINMAN
Name:	Shaun R Kleinman
Title:	Senior Vice President

Signature Page to Joinder

Execution Version

CONTINUING GENERAL SECURITY AGREEMENT

CONTINUING GENERAL SECURITY AGREEMENT, dated as of the 24 day of September, 2020, made by NAPCO TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation (the “Obligor”), to HSBC BANK USA, NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”) for the benefit of the Secured Creditors (as hereinafter defined).

RECITALS

A.          Pursuant to that certain Third Amended and Restated Credit Agreement dated as of June 29, 2012 (the “Credit Agreement”) by and among NAPCO Security Technologies, Inc. (the “Borrower”), the other Loan Parties party thereto, HSBC Bank USA, National Association, as Administrative Agent and Collateral Agent for itself and the lenders named therein (each a “Lender” and collectively, the “Lenders”) the Lenders have agreed to provide financial accommodations to the Borrower.

B.          In order to induce the Lenders to provide such financial accommodations to the Borrower, Obligor has (i) executed that certain Guarantee Agreement (as herein defined) in favor of Secured Creditors and (ii) agreed to grant to the Collateral Agent, for its benefit and the benefit of the Secured Creditors, security and assurance in order to secure the payment and performance by Obligor of all of its present and future Obligations (as defined below).

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make extensions of credit under the Credit Agreement, Obligor hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Secured Creditors as follows:

Obligor represents and warrants that set forth on Schedule I hereto is: (i) the full, correct and current name of Obligor, as its appears in Obligor’s organizational documents, (ii) Obligor’s type of organization and whether Obligor is a Registered Organization, (iii) Obligor’s jurisdiction of organization, (iv) Obligor’s location (as determined pursuant to Section 9-307 of the Uniform Commercial Code), and (v) Obligor’s organizational identification number (if any).

As used in this Agreement:

“Collateral” means all right, title and interest of Obligor in and to any and all of the following property, whether now or hereafter existing or acquired and wherever located, all products and Proceeds (including but not limited to insurance proceeds) of such property, wherever located and in whatever form, and all books and records pertaining to such property and all other property of Obligor in which Collateral Agent, for its benefit and the benefit of the Secured Creditors or any Secured Creditor, now or hereafter is granted a security interest pursuant to this Agreement or otherwise:

all Accounts, Chattel Paper (whether tangible or electronic), all Commercial Tort Claims, all Contracts (and all Contract Rights arising thereunder), all Deposit Accounts, all Documents, all General Intangibles (including, without limitation, Intellectual Property), all Goods (including all Inventory, Equipment and Fixtures and embedded software, and all Accessions to any Goods), all Instruments, all Investment Property, all Letter-of-Credit Rights and all Supporting Obligations.

“Collateral Location” means the address(es) listed on Schedule II hereto, where all Collateral consisting of Inventory, Equipment or Fixtures or other tangible property is located.

“Obligor” means the Obligor named above and its successors and assigns, and if more than one Person is named as Obligor, “Obligor” shall mean each, any or all of them, and their liabilities and obligations hereunder shall be joint and several.

In consideration of any extension of credit or other financial accommodation heretofore, now or hereafter made by Collateral Agent or the other Secured Creditors to or for the account of Obligor, or to or for the account of any other Person made by Collateral Agent or the other Secured Creditors at the request of Obligor or with respect to which Obligor’s agreements hereunder have been required by Collateral Agent, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Obligor, Obligor agrees as follows:

1.          Security Interest; Right of Set-Off. As security for the prompt and unconditional payment and performance of any and all Obligations, Obligor does hereby grant to Collateral Agent, for its benefit and the benefit of the Secured Creditors, a continuing lien upon and security interest in, and does hereby pledge, assign and transfer to Collateral Agent, for its benefit and the benefit of the Secured Creditors, all of the Collateral. In order to secure further the payment of the Obligations, Collateral Agent, for its benefit and the benefit of the Secured Creditors, and each Secured Creditor, in each case, is hereby given a continuing lien upon and is granted a security interest in any and all monies, Deposit Accounts, Investment Property (including, without limitation, all dividends and distributions in respect thereof (whether payable in cash, Investment Property or “in kind”), options or rights, whether in respect of, in addition to, or in exchange for such Investment Property) and any and all other property of Obligor and the Proceeds thereof, now or hereafter actually or constructively held or received by or in transit in any  manner  to  or  from  Collateral  Agent  or  such  Secured  Creditor,  their  respective correspondents or agents from or for Obligor, whether for safekeeping, custody, pledge, transmission, collection or for any other purpose (whether or not for the express purpose of being used by Collateral Agent or such Secured Creditor as collateral security), or coming into the possession of Collateral Agent, such Secured Creditor or their respective correspondents or agents in any way, or placed in any safe deposit box leased by Collateral Agent or such Secured Creditor to Obligor, and all such monies, Deposit Accounts, Investment Property and other property shall also constitute “Collateral” and shall be held subject to all the terms of this Agreement as collateral security for the prompt and unconditional payment of any and all Obligations.  Obligor hereby assigns and grants to Collateral Agent, for its benefit and the benefit of the Secured Creditors, and to each Secured Creditor, a security interest in, and Collateral Agent, for its benefit and the benefit of the Secured Creditors, and each Secured Creditor is also given a continuing lien on and/or right of set-off for the amount of the Obligations with respect to, any and all Deposit Accounts (general or special and whether or not matured) and credits of Obligor with, and any and all claims of Obligor against, Collateral Agent or such Secured Creditor at any time existing and Collateral Agent and each Secured Creditor are hereby authorized at any time or times, without prior notice to Obligor, to apply such Deposit Accounts, or credits or any part thereof, to the Obligations in such amounts as Collateral Agent or such Secured Creditor may elect, although the Obligations may be contingent or unmatured, and whether the collateral security therefor is deemed adequate or not.

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2.          Control of Certain Collateral.  If any of the Collateral constitutes Letter-of-Credit Rights, Obligor shall, at Collateral Agent’s request, enter into an assignment in favor of Collateral Agent of the proceeds of the letters of credit involved which proceeds when received by Agent will be applied to the Obligations, on terms satisfactory to Collateral Agent, and cause the issuer of each such letter of credit now existing or hereafter issued to consent to such assignment.

If any of the Collateral constitutes Electronic Chattel Paper, Obligor shall, at Collateral Agent’s request, grant control of such Electronic Chattel Paper to Collateral Agent in accordance with Section 9-105 of the UCC.

Obligor agrees that all items of income, gain, expense and loss recognized in any such Securities Account or Deposit Account, or any Securities Account holding Collateral or in respect of any other Investment Property constituting Collateral, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Obligor.

As of the date of this Agreement, Obligor does not have any Commercial Tort Claims. If, in the future, any of the Collateral constitutes Commercial Tort Claims, Obligor shall promptly notify Collateral Agent and, at Collateral Agent’s request, shall execute and deliver such documents as may be necessary or desirable, or that Collateral Agent may request, to create, perfect and protect Collateral Agent’s security interest in such Commercial Tort Claim.

3.          Representations of Obligor. Obligor represents and warrants to Collateral Agent and the other Secured Creditors that (a) to Obligor’s knowledge no financing statement or other filing listing any of the Collateral as collateral is on file in any jurisdiction (other than any financing statement filed on behalf of Collateral Agent, as secured party) and Obligor has not entered into control agreements in favor of any party except Collateral Agent with respect to Collateral constituting Deposit Accounts or Investment Property, nor has Obligor executed in favor of any party except Collateral Agent an assignment of the proceeds of any Collateral constituting Letter-of-Credit Rights or granted to any party except Collateral Agent control (pursuant to Section 9-105 of the UCC) of any Collateral constituting Electronic Chattel Paper; (b) the chief executive office of Obligor, if any, is located at the address set forth on Schedule I hereto and the state of organization of Obligor, if any, is as specified on Schedule I hereto; (c) all Collateral, other than intangible property and property which is in the possession of Collateral Agent or its agents, is located at the Collateral Location(s) and Obligor has no place of business other than the chief executive office specified herein, if any, and the Collateral Location(s); (d) Obligor has rights in or the power to transfer the Collateral or is the legal and beneficial owner of the Collateral and the Collateral is free and clear of all Liens, other than the Lien created by this Agreement in favor of Collateral Agent; (e) if Obligor is not a natural person, the execution, delivery and performance of this Agreement have been duly authorized by all required corporate, limited liability company, partnership or other applicable actions of Obligor; (f) this Agreement constitutes a valid, binding and enforceable obligation of Obligor; (g) the execution, delivery and performance of this Agreement does not violate any law or any agreement or undertaking to which Obligor is a party or by which Obligor may be bound and does not result in the imposition of any Lien upon any Collateral other than the Lien in favor of Collateral Agent, for its benefit and the benefit of the Secured Creditors, created by this Agreement; (h) all consents, approvals,

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authorizations, permits and licenses necessary for Obligor to enter and perform its obligations under this Agreement and the Obligations and/or to conduct its business have been obtained; (i) Obligor did not have or conduct business under any name or trade name (except its subsidiaries and affiliates) in any jurisdiction during the past six years other than its name and trade names, if any, set forth on Schedule III hereto, and Obligor is entitled to use such name and trade names. The Copyrights, Patents and Trademarks listed on Schedule III hereto constitute all of the Intellectual Property owned by Obligor and all Intellectual Property owned by Obligor is valid, subsisting and enforceable and all filings necessary to maintain the effectiveness of such registrations have been made and Obligor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to all Intellectual Property purported to be owned by Obligor, free and clear of any Liens.

4.          Covenants. Unless and until all of the Obligations have been indefeasibly paid in full and all commitments of Collateral Agent and the other Secured Creditors to extend credit which, once extended, would give rise to Obligations, have expired or been terminated, Obligor shall: (a) keep the Collateral free and clear of any Lien of any kind other than the Lien created by this Agreement or other Liens in favor of Collateral Agent, for its benefit and the benefit of the Secured Creditors; (b) promptly pay, when due, all taxes and transportation, storage, warehousing and other charges and fees affecting or arising out of the Collateral and defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein adverse to or the same as that of Collateral Agent; (c) at all times keep all insurable Collateral insured at the expense of Obligor to Collateral Agent’s satisfaction against loss by fire, theft and any other risks to which the Collateral may be subject, and cause all such policies to be endorsed in favor of Collateral Agent and to name Collateral Agent as loss payee and as an additional insured, and, if Collateral Agent so requests, deposit the same with Collateral Agent, and cause all such policies to provide that each insurer will give Collateral Agent not less than thirty (30) days’ notice in writing prior to the exercise of any right of cancellation; (d) keep the Collateral in good condition at all times (normal wear and tear excepted) and provide Collateral Agent with such information as Collateral Agent may from time to time request with respect to the location of the Collateral and Obligor’s places of business; (e) give Collateral Agent at least thirty (30) days’ prior written notice before changing Obligor’s name or chief executive office or changing the location or disposing of any Collateral (other than in connection with the sale of any Inventory in the ordinary course of business) or change its state of organization; (f) not sell or otherwise dispose of any Collateral except on commercially reasonable terms and in the ordinary course of business (it being understood that Collateral Agent does not authorize the sale of any Collateral by Obligor free of the security interest of Collateral Agent granted hereunder except that sales by Obligor of Collateral constituting Inventory to buyers in the ordinary course of business shall be free of Collateral Agent’s security interest unless such security interest has been perfected by possession under UCC Section 9-313); (g) if a control agreement has been entered into or Collateral Agent otherwise has control of Collateral consisting of Investment Property, Electronic Chattel Paper or Deposit Accounts, cause each Securities Intermediary with custody of any Investment Property and each depository bank with respect to each Deposit Account and each custodian of any Electronic Chattel Paper to send to Collateral Agent a complete and accurate copy of every statement, confirmation, notice or other communication concerning the property that such party sends to Obligor; (h) permit Collateral Agent, by its officers and agents, to have access to, examine and copy at all reasonable times the Collateral, properties, minute books and other corporate, limited liability company, or partnership records, books of accounts,

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and financial and other business records of Obligor (including, without limitation, all books, records, ledger cards, computer programs, tapes and computer disks and diskettes and other property recording, evidencing or relating to any Collateral); and (i) promptly notify Collateral Agent upon the occurrence of any Event of Default of which Obligor has knowledge. Obligor shall concurrently herewith deliver to Collateral Agent each Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement and all other documents, instruments and other items as may be necessary for Collateral Agent to file agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office, as applicable. In the event Obligor acquires or becomes entitled to any new Intellectual Property, or rights thereto, Obligor shall give Collateral Agent prompt written notice thereof, and shall amend (and hereby so authorizes Collateral Agent to amend) the schedules to the respective security agreements or enter into new or additional security agreements to include any such new or additional Intellectual Property.

5.          Events of Default. The occurrence of any of the following events shall constitute an Event of Default: (a) an Event of Default as defined in the Credit Agreement has occurred and is continuing, or (b) any representation or warranty made herein by Obligor or in any Loan Document furnished pursuant to the Credit Agreement is incorrect in any material respect when made, or (c) the Obligor fails to comply with any of the terms and conditions of this Security Agreement within the time set forth for same or if no time is set forth, within the thirty (30) days after notice from the Collateral Agent.

6.          Remedies of Collateral Agent.

(a)          After the occurrence of an Event of Default, Collateral Agent and the other Secured Creditors shall have no obligation to make further loans, extensions of credit or other financial accommodations to or on behalf of Obligor, anything in any other agreement to the contrary notwithstanding.

(b)          After the occurrence of an Event of Default, other than an Event of Default referred to in sub-clauses (i) and (ii) of Section 9.1(h) of the Credit Agreement, Collateral Agent may declare by notice to Obligor, any and all Obligations to be immediately due and payable and in the case of any Event of Default referred to in sub-clauses (i) and (ii) of Section 9.1(h) of the Credit Agreement all of the Obligations shall automatically be and become due and payable, in either case without presentment, demand, protest or notice of any kind, all of which are hereby waived by Obligor, anything in any other agreement to the contrary notwithstanding.

(c)          After the occurrence of an Event of Default, Collateral Agent may, and at the direction of the Required Lenders shall, without notice to or demand (other than any notice required by law, the giving of which is not waivable) upon Obligor (all of which are hereby waived by Obligor), without releasing Obligor from any obligation under this Agreement or any other instruments or agreements with Collateral Agent or any other Secured Creditor and without waiving any rights Collateral Agent or any other Secured Creditor may have or impairing any declaration of default or election to cause the Collateral to be sold or any sale proceeding predicated on the same: (i) demand, collect or receive upon all or any part of the Collateral and assemble or require Obligor, at Obligor’s expense, to assemble all or any part of the Collateral

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and, if Collateral Agent so requests, Obligor shall assemble the Collateral and make it available to Collateral Agent at a place to be designated by Collateral Agent; (ii) without notice, demand or other process and without charge enter any of Obligor’s premises and without breach of peace until Collateral Agent completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Obligor’s equipment for the purpose of completing any work-in-process, preparing any Collateral for disposition and disposing of or collecting any Collateral, and in exercise of its rights under this Agreement, without payment of compensation of any kind, use any and all trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and the like to the extent of Obligor’s rights therein and Obligor hereby grants a license and the right to grant sublicenses for that purpose; (iii) in such manner and to such extent as Collateral Agent may deem necessary to protect the Collateral or the interests, rights, powers or duties of Collateral Agent, enter into and upon any premises of Obligor and take and hold possession of all or any part of the Collateral (Obligor hereby waiving and releasing any claim for damages in respect of such taking) and exclude Obligor and all other Persons from the Collateral, operate and manage the Collateral and rent and lease the same, perform such reasonable acts of repair or protection as may be reasonably necessary or proper to conserve the value of the Collateral, collect any and all income, rents, issues, profits and proceeds from the Collateral, the same being hereby assigned and transferred to Collateral Agent, and from time to time apply or accumulate such income, rents, issues, profits and proceeds in such order and manner as Collateral Agent, in its sole discretion, shall instruct, it being understood that the collection or receipt of income, rents, issues, profits or proceeds from the Collateral after declaration of default and election to cause the Collateral to be sold under and pursuant to the terms of this Agreement shall not affect or impair any event of default or declaration of default under any agreement or instrument between Obligor and Collateral Agent or election to cause any Collateral to be sold or any sale proceedings predicated on the same, but such proceedings may be conducted and sale effected notwithstanding the collection or receipt of any such income, rents, issues, profits and proceeds; (iv) deliver a notice of exclusive control under any control agreement specifying that Collateral Agent has the exclusive right to give Entitlement Orders with respect to the Investment Property covered by such control agreement or to otherwise direct the disposition of any Deposit Account subject to a control agreement or any Electronic Chattel Paper or Letter-of-Credit Rights controlled by Collateral Agent; (v) take control of any and all of the Accounts, contractual or other rights that are included in the Collateral and Proceeds arising from any such Accounts or contractual or other rights, enforce collection, either in the name of Collateral Agent or in the name of Obligor, of any or all of the Accounts, contractual and other rights that are included in the Collateral and Proceeds by suit or otherwise, receive, receipt for, surrender, release or exchange all or any part of such Collateral or compromise, settle, extend or renew (whether or not longer than the original period) any indebtedness under such Collateral; (vi) sell all or any part of the Collateral at public or private sale at such place or places and at such time or times and in such manner and upon such terms, whether for cash or credit, as Collateral Agent in its sole discretion may determine; (vii) endorse in the name of Obligor any Instrument, however received by Collateral Agent, representing Collateral or Proceeds of any of the Collateral; (viii) require Obligor to turn over, or instruct the financial institutions holding the same to turn over, all monies and investments in any of Obligor’s accounts to Collateral Agent; and (viii) exercise all the rights and remedies granted to a secured party under the UCC, and all other rights and remedies given to Collateral Agent under this Agreement or any other instrument or agreement

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or otherwise available at law or in equity. Collateral Agent shall be under no obligation to make any of the payments or do any of the acts referred to in this Section 6 or elsewhere in this Agreement and any of the actions referred to in this Section 6 or elsewhere in this Agreement may be taken regardless of whether any notice of default or election to sell has been given under this Agreement (provided, however, that all notices required by law, the giving of which may not be waived, shall be given in accordance with such law) without regard to the adequacy of the security for the Obligations.

(d)          Collateral Agent will give Obligor notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is to be made by sending notice, as provided below, at least ten (10) days before the time of the sale or disposition, which provisions for notice Obligor and Collateral Agent agree are reasonable. No such notice need be given by Collateral Agent with respect to Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market.

(e)          Collateral Agent shall apply the net proceeds of any sale, lease or other disposition of Collateral, after deducting all costs and expenses of every kind incurred thereon or incidental to the retaking, holding, preparing for sale, selling, leasing, or the like of the Collateral or in any way relating to the rights of Collateral Agent thereunder, including attorneys’ fees and expenses hereinafter provided for, to the payment of the Obligations as provided in Section 9.2 of the Credit Agreement, whether due or not due, absolute or contingent, making proper rebate for interest or discount on items not then due, and only after so applying such net proceeds and after the payment by Collateral Agent of any other amounts required by any existing or future provision of law (including Section 9-615(a)(3) of the Uniform Commercial Code of any jurisdiction in which any of the Collateral may at the time be located) need Collateral Agent account for the surplus, if any. Obligor shall remain liable to Collateral Agent for the payment of any deficiency, with interest at the default rate provided for in the instruments, if any, evidencing the Obligations, but if there is no such instrument with respect to any Obligation or no default rate is specified therein, at a variable rate equal to 3% above Collateral Agent’s reference lending rate applicable to domestic commercial loans as established by Collateral Agent from time to time, but in no event shall such rate exceed the maximum rate allowed by law. Collateral Agent may make loans to its customers above, at or below its reference rate.

(f)          Whether or not an Event of Default shall have occurred, Collateral Agent may sell all or any part of the Collateral, although the Obligations may be contingent or unmatured, whenever in its discretion Collateral Agent considers such sale necessary for its protection. Any such sale may be made without prior demand for payment on account, margin or additional margin or any other demands whatsoever; the making of any such demands shall not establish a course of conduct nor constitute a waiver of the right of Collateral Agent to sell the Collateral as herein provided or of the right of Collateral Agent to accelerate the maturity of the Obligations as herein provided.

7.          Additional Rights of Collateral Agent and Duties of Obligor Regarding Obligations and Collateral

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(a)          If Obligor, as registered holder of any Collateral, shall become entitled to receive or does receive any stock or other certificate, option, right, dividend or other distribution (whether payable in cash, Investment Property or “in kind”), whether in respect of, as an addition to, in substitution of, or in exchange for, such Collateral, or otherwise, Obligor agrees to accept same as Collateral Agent’s agent and to hold same in trust for Collateral Agent and the other Secured Creditors, and to forthwith deliver the same to Collateral Agent in the exact form received, with Obligor’s endorsement when necessary or requested by Collateral Agent, to be held by Collateral Agent as Collateral.

(b)          Obligor waives protest, demand for payment, notice of default or nonpayment to Obligor or any other party liable for or upon any of said Obligations or Collateral.

(c)          Obligor consents that the obligation of any party upon or of any guarantor, surety or indemnitor for, any Obligations or any collateral may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, settled or released and that any collateral or Liens for any Obligations may, from time to time, in whole or in part, be exchanged, sold, released or surrendered, by Collateral Agent and the other Secured Creditors, all without any notice to, or further assent by, or any reservation of rights against, Obligor, and all without in any way affecting or releasing the liability of Obligor with respect to such Obligations or any security interest hereby created.

(d)          Collateral Agent and the other Secured Creditors shall not be liable for failure to collect or realize upon the Obligations or upon any collateral, or any part thereof, or for any delay in so doing, nor shall Collateral Agent or the other Secured Creditors be under any obligation to take any action whatsoever with regard thereto. Collateral Agent shall use reasonable care in the custody and preservation of the Collateral in its possession but need not take any steps to preserve rights against prior parties or to keep the Collateral identifiable. Collateral Agent shall have no obligation to comply with any recording, re-recording, filing, re- filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Collateral Agent’s rights in and to the Collateral or any other collateral or any part thereof.  Collateral Agent may exercise any right of Obligor with respect to any Collateral. Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options with respect to any collateral and shall not be responsible for any failure to do so or delay in so doing.

(e)          In any statutory or non-statutory proceeding affecting Obligor or any Collateral, Collateral Agent or its nominee may, whether or not an Event of Default shall have occurred and regardless of the amount of the Obligations, file a proof of claim for the full amount of any Collateral and vote such Claim for the full amount thereof (i) for or against any proposal or resolution; (ii) for a trustee or trustees or for a committee of creditors; and/or (iii) for the acceptance or rejection of any proposed arrangement, plan of reorganization, wage earners’ plan, composition or extension; and Collateral Agent or its nominee may receive any payment or distribution and give acquittance therefor and may exchange or release any Collateral.

(f)          If an Event of Default shall have occurred, Collateral Agent may, without notice to or demand upon Obligor, (i) commence, appear in or defend any action or proceeding

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purporting to affect all or any part of the Collateral or the interests, rights, powers or duties of Collateral Agent, whether brought by or against Obligor or Collateral Agent; and/or (ii) pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which in the judgment of Collateral Agent may affect or appear to affect the Collateral or the interests, rights, powers or duties of Collateral Agent.

(g)          Any and all Investment Property granted to and/or held by Collateral Agent as Collateral hereunder, whether or not in a Securities Account of Obligor and whether or not subject to a control agreement, may, without notice (if an Event of Default exists), be registered in the name of Collateral Agent or its nominee or be transferred to a Securities Account held in the name of Collateral Agent or its nominee, or otherwise be under the Control of Collateral Agent with Collateral Agent as the Entitlement Holder, disclosing that Collateral Agent is a secured party. Collateral Agent may at its option at any time whether not an Event of Default has occurred become the customer with respect to a Deposit Account constituting Collateral hereunder on which Collateral Agent is not the depository bank. Obligor hereby irrevocably appoints Collateral Agent acting through its officers, employees and agents as its attorney-in-fact, at Obligor’s own cost and expense, to act on Obligor’s behalf to register in the name of Collateral Agent or its nominee any or all such Investment Property and/or to transfer such Investment Property to a Securities Account of and in the name of Collateral Agent, with Collateral Agent being the Entitlement Holder of such Securities Account and having Control thereof, and/or to enter into agreements with the issuers of such Investment Property pursuant to which the issuers will agree to comply with the instructions of Collateral Agent without consent by Obligor, and to take such other action as Collateral Agent may deem appropriate to fully perfect and protect its security interest in the Investment Property and related Securities Account, if any. Obligor may at any time make a request to Collateral Agent to permit a substitution of Investment Property constituting Collateral, whether or not subject to a control agreement or held in a Securities Account, either by delivery or transfer to Collateral Agent of new Investment Property or by a request made to Collateral Agent to sell certain specified Investment Property constituting Collateral, whether held in a Securities Account subject to a control agreement or held in the name of Collateral Agent or its nominees in a Securities Account or otherwise, and to purchase other specified Investment Property, but Collateral Agent shall be under no obligation whatsoever to honor such request or to permit or effect, through a Securities Intermediary, or otherwise, such a substitution and Collateral Agent may in its sole and absolute discretion refuse to do so. Collateral Agent or such nominee (after an Event of Default and regardless of the amount of the Obligations) may, without notice, exercise all voting and corporate rights at any meeting of any corporation issuing such Investment Property, and (whether or not an Event of Default exists and regardless of the amount of the Obligations) exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to such Investment Property as if the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of such Investment Property for other Investment Property or any other property upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing the same or upon the exercise by the issuing corporation or Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, to deposit and deliver any and all of such Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it.

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COLLATERAL AGENT SHALL HAVE NO DUTY OR OBLIGATION TO EXERCISE ANY OF THE AFORESAID RIGHTS, PRIVILEGES OR OPTIONS OR TO AGREE TO ANY SUCH REQUEST AND SHALL NOT BE RESPONSIBLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN SO DOING, OR FOR ANY LOSS IN THE VALUE OF THE COLLATERAL RESULTING FROM COLLATERAL AGENT ACTION OR INACTION.

8.          Sale of Collateral Consisting of Securities. Obligor recognizes that Collateral Agent may be unable to effect a public sale of any securities which may constitute a portion of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws and instead may resort to one or more private sales of such Collateral to a restricted group of purchasers who would be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Obligor recognizes and agrees that, because of this restriction, sales of securities may result in prices and other terms less favorable to the seller than if the disposition were made pursuant to a public sale and, notwithstanding such circumstances, agrees that any such private or limited sale or sales shall be deemed to have been made in a commercially reasonable manner. Collateral Agent shall be under no obligation to delay a sale of any of the securities constituting part of the Collateral for the period of time necessary to permit the issuer of such securities to register them for public sale under the Securities Act of 1933 or under applicable state securities laws.

9.          Collection Rights of Collateral Agent. Obligor agrees that at any time, if an Event of Default shall have occurred, Collateral Agent shall have the right to notify any account debtor (with respect to any Collateral consisting of Accounts, General Intangibles or Chattel Paper), or the person liable on any Instrument or other right or claim of Obligor to any payment which is Collateral or the issuer of any securities constituting Investment Property (with respect to any Collateral consisting of Investment Property), or the custodian of any Collateral consisting of Deposit Accounts or Electronic Chattel Paper, or the issuer of any letters of credit subject to the control of Collateral Agent, to make payment directly to Collateral Agent, if an Event of Default shall have occurred and whether or not Obligor was theretofore making collections on such Collateral, and also to take control of any Proceeds Collateral Agent is entitled to under Section 9-315 of the UCC. If any Collateral consists of rights or claims of Obligor to any payment, then at Collateral Agent’s request, Obligor shall promptly notify (in manner, form and substance satisfactory to Collateral Agent) all Persons obligated to Obligor under any such rights or claims of Obligor to any payment that Collateral Agent possesses a security interest in such rights or claims of Obligor to any payment and that all payments in respect of such rights or claims of Obligor to any payment are to be made directly to Collateral Agent.  Obligor shall not settle, compromise or adjust any disputed amount, or allow any credit, rebate or discount with respect to any right or claim of Obligor to any payment which constitutes Collateral. After Collateral Agent shall have given any notice of the type specified in the first sentence of this Section 9, any and all amounts received by Obligor from the account debtor or other obligor or issuer so notified shall be promptly remitted to Collateral Agent, and until so remitted shall be segregated by Obligor and held in trust for Collateral Agent.

10.          Additional Security. If Collateral Agent shall at any time hold security for any Obligations in addition to the Collateral, Collateral Agent may enforce the terms of this

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Agreement or otherwise realize upon the Collateral, at its option, either before or concurrently with the exercise of remedies as to such other security or, after a sale is made of such other security, it may apply the proceeds upon the Obligations without affecting the status of or waiving any right to exhaust all or any other security, including the Collateral, and without waiving any breach or default or any right or power whether exercised under this Agreement, contained in this Agreement, or provided for in respect of any such other security.

11.          Preservation and Protection of Security Interest; Power of Attorney. Obligor will faithfully preserve and protect the Lien in the Collateral created by this Agreement and will, at its own cost and expense, cause such Lien to be perfected and continue to be perfected and to be and remain prior to all other Liens, so long as all or any part of the Obligations are outstanding and unpaid, and for such purpose Obligor will from time to time at the request of Collateral Agent (i) make notations of the security interest in certificates of title of Collateral, a security interest in which is perfected by such notation, and deliver the same to Collateral Agent, (ii) make notations of Collateral Agent’s security interest on all tangible Chattel Paper constituting Collateral hereunder; (iii) deliver possession of Collateral (concurrent with the acquisition of such Collateral) to Collateral Agent, a security interest in which is perfected by the taking of possession or at Collateral Agent’s option, cause each Person in possession of Collateral to acknowledge that it is holding the Collateral for the benefit of Collateral Agent, and (iv) file or record, or cause to be filed or recorded, such instruments, documents and notices, including financing statements and amendments thereof (in jurisdictions in which Collateral Agent is unable to file financing statements or amendments without signature or authentication by Obligor based on the authorization to do so contained herein), as Collateral Agent may reasonably deem necessary or advisable from time to time in order to perfect and continue to perfect such Liens and to maintain their priority over all other Liens. Obligor will do all such other acts and things and will execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, stock powers, assignments, and notices as Collateral Agent may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of the Liens in the Collateral as contemplated by this Agreement. Collateral Agent, acting through its officers, employees and authorized agents, is hereby irrevocably appointed the attorney-in-fact of Obligor to do, at Obligor’s expense, all acts and things which Collateral Agent may reasonably deem necessary or advisable to preserve, perfect, continue to perfect and/or maintain the priority of such Liens in the Collateral, including the signing of financing, continuation or other similar statements and notices on behalf of Obligor, and which Obligor is required to do by the terms of this Agreement, the registration of any and all Investment Property held by Collateral Agent as Collateral hereunder in the name of Collateral Agent or its nominee or the transfer of same to a Securities Account held in the name of Collateral Agent or its nominee. Obligor hereby authorizes Collateral Agent to file financing statements with respect to the Collateral and any proceeds of the Collateral and hereby ratifies and consents to the filing of any such financing statements by Collateral Agent prior to the date this agreement is executed. Obligor shall pay all filing fees for financing statements with respect to the Collateral.

12.          Risk of Loss; Insurance. Risk of loss of, damage to or destruction of the Collateral is and shall remain upon Obligor. If Obligor fails to obtain and keep in force insurance covering the Collateral as required by Section 4 of this Agreement, or fails to pay the premiums on such insurance when due, Collateral Agent may, but is not obligated to, do so for the account of Obligor and the cost of so doing shall thereupon become an Obligation. Such amounts shall be

11

payable by Obligor upon demand by Collateral Agent and following demand shall bear interest at a variable rate equal to 3% above Collateral Agent’s reference lending rate applicable to domestic commercial loans as established by Collateral Agent from time to time, but in no event shall such rate exceed the maximum rate allowed by law. Collateral Agent, acting through its officers, employees and authorized agents, is hereby irrevocably appointed the attorney-in-fact of Obligor to endorse any draft or check that may be payable to Obligor in order to collect the proceeds of such insurance or any return or unearned premiums.

13.          Change in Law. In the event of the passage, after the date of this Agreement, of any law which has the effect of changing in any way the laws now in force for the taxation of security documents such as this Agreement or debts secured by such security documents or the manner of the collection of any such taxes so as in any case to affect this Agreement or to impose payment of the whole or any portion of any taxes, assessments or other similar charges against the Collateral upon Collateral Agent, the Obligations shall immediately become due and payable at the option of Collateral Agent and upon thirty (30) days’ notice to Obligor.

14.          Expenses. Obligor hereby agrees to pay any and all reasonable expenses incurred by Collateral Agent in enforcing any rights under this Agreement or in defending any of its rights to any amounts received hereunder.  Without limiting the foregoing, Obligor agrees that whenever any attorney is used by Collateral Agent to obtain payment hereunder, to advise it as to its rights, to adjudicate the rights of the parties hereunder or for the defense of any of its rights to amounts secured, received or to be received hereunder, Collateral Agent shall be entitled to recover all reasonable attorneys’ fees and disbursements, court costs and all other expenses attributable thereto.

15.          Notices.  Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by registered or certified first class mail, return receipt requested, by Federal Express, Express Mail or other recognized overnight delivery service or by facsimile transmitter or tested telex (if such facsimile or telex number is noted as provided herein), and shall be effective if by hand, upon delivery, if by such overnight delivery service, one (1) day after dispatch, and if mailed by first class mail as above-provided, five (5) days after mailing, and shall be sent as follows:

If to Obligor, to the address or facsimile number set forth below its signature or such other address or facsimile number as it may designate, by written notice to Collateral Agent as herein provided or to any other address or facsimile number as may appear in the records of Collateral Agent as Obligor’s address.

If to Collateral Agent, to the address of Collateral Agent that appears on the first page of this Agreement, or such other address as it may designate, by written notice to Obligor as herein provided.

16.          Additional Definitions. The following terms have the following meanings unless otherwise specified herein:

“Accessions,” “Account,” “Chattel Paper,” “Commodity Accounts,” “Commodity Contracts,” “Control,” , “Deposit Account”, “Document,” “Electronic Chattel Paper,” “Entitlement Holder,”

12

“Entitlement Order,” “Equipment,” “Financial Assets,” “Fixtures,” “General Intangibles,” “Goods,” “Health-Care-Insurance Receivables,” “Instrument,” “Inventory,” “Investment Property,” “Payment Intangibles,” “Proceeds,” “Promissory Notes,” “Registered Organization,” “Securities,” “Securities Account,” “Securities Entitlements,” “Securities Intermediary” and “Supporting Obligations” have the meanings assigned to those terms by the UCC.

“Agreement” means this Continuing General Security Agreement, as same may be amended, restated, modified or supplemented from time to time.

“Bank Product Obligations” has the meaning provided in the Credit Agreement.

“Collateral Agent” means HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, and its successors and assigns, and any Person acting as agent or nominee for HSBC BANK USA, NATIONAL ASSOCIATION and any corporation the stock of which is owned or controlled directly or indirectly by, or is under common control with, HSBC BANK USA, NATIONAL ASSOCIATION and/or HSBC Holdings plc.

“Copyright Security Agreement” means, if any, each Copyright Security Agreement executed and delivered by Obligor to Collateral Agent, as the same may be amended, restated, modified or supplemented and in effect from time to time.

“Copyrights” means any copyrights, copyright registrations and copyright applications, and all renewals, extensions and continuations of any of the foregoing.

“Event of Default” means any of the events described in Section 5 of this Agreement.

“Guarantee Agreement” has the meaning provided in the Credit Agreement.

“Hedge Agreement” has the meaning provided in the Credit Agreement.

“Intellectual Property” means, collectively, all Copyrights, Patents and Trademarks.

“Lien” has the meaning provided in the Credit Agreement.

“Obligations” has the meaning provided in the Guarantee Agreement. It being understood that the definition of “Obligations” for purposes of this Agreement shall also include:

(a)          any and all sums advanced by Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(b)          in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of Obligor referred to in clause (a) above, after an Event of Default shall have occurred and be continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

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(c)          all amounts owing to Collateral Agent pursuant to any of the Loan Documents in its capacity as such.

“Patent Security Agreement” means, if any, each Patent Security Agreement executed and delivered by Obligor to Collateral Agent, as the same may be amended, restated, modified or supplemented and in effect from time to time.

“Patents” means any patents, patent registrations and patent applications and all renewals, extensions and continuations of any of the foregoing.

“Person” has the meaning provided in the Credit Agreement.

“Responsible Parties” includes all Obligors and all makers, endorsors, acceptors, sureties and guarantors of, and all other parties to, the Obligations or the Collateral.

“Secured Creditors” means (i) any Agent, (ii) any Lender, (iii) any Issuing Lender and (iv) any Agent or any Lender or any Affiliate of any Agent or any Lender that has entered into a Hedge Agreement with any Borrower or is owed Bank Product Obligations.

“Trademark Security Agreement” means, if any, each Trademark Security Agreement executed and delivered by Obligor to Collateral Agent, as the same may be amended, restated, modified or supplemented and in effect from time to time.

“Trademarks” means any trademarks, trademark registrations, and trademark applications, all renewals, extensions and continuations of any of the foregoing and all goodwill attributable to any of the foregoing.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

17.          Miscellaneous. This Agreement shall remain in full force and effect and shall be binding upon Obligor, its successors and assigns, in accordance with its terms, notwithstanding any increase, decrease or change in the partners of Obligor, if it should be a partnership, or the merger, consolidation, or reorganization of Obligor, if it be a corporation or a limited liability company, or any other change concerning the form, structure or substance of any such entity. If there is more than one Person named as an Obligor in this Agreement, this Agreement shall be binding upon each of Obligors who execute and deliver this Agreement to Collateral Agent even if this Agreement is not executed by any other Person or Persons also named as an Obligor herein. Collateral Agent may assign all or a portion of its rights under this Agreement and may deliver the Collateral, or any part thereof, to any assignee and such assignee shall thereupon become vested with all the powers and rights given to Collateral Agent in respect thereof; and Collateral Agent shall thereafter be forever relieved and discharged from any liability or responsibility in the matter but, with respect to any Collateral not so delivered or assigned, Collateral Agent shall retain all powers and rights given to it hereby. The execution and delivery hereafter to Collateral Agent by Obligor of a new security agreement shall not terminate, supersede or cancel this Agreement, unless expressly provided therein, and this Agreement shall not terminate, supersede or cancel any security agreement previously delivered to Collateral Agent by Obligor, and all rights and remedies of Collateral Agent hereunder or under any

14

security agreement hereafter or heretofore executed and delivered to Collateral Agent by Obligor shall be cumulative and may be exercised singly or concurrently. This Agreement may not be changed or terminated orally, but only by a writing executed by Obligor and a duly authorized officer of Collateral Agent; provided, that Collateral Agent is authorized, upon five (5) days advance written notice to Obligor, to fill in any blank spaces and to otherwise complete this Agreement and correct any patent errors herein. Unless Collateral Agent, in its discretion, otherwise agrees, the security interests granted in this Agreement shall not terminate until all of the Obligations have been indefeasibly paid in full and all commitments of Collateral Agent and the other Secured Creditors to extend credit which, once extended, would give rise to Obligations have expired or been terminated.  No delay on the part of Collateral Agent or any other Secured Creditor in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No modification or waiver of this Agreement or any provision hereof or of any other agreement or instrument made or issued in connection herewith or contemplated hereby, nor consent to any departure by Obligor therefrom, shall in any event be effective, irrespective of any course of dealing between the parties, unless the same shall be in a writing executed by a duly authorized officer of Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Obligor in any case shall thereby entitle Obligor to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any other remedies provided at equity or by law and all such remedies may be exercised singly or concurrently. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not (to the full extent permitted by law) in any way be affected or impaired. The descriptive headings used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof. The word “including” shall be deemed to be followed by the words “without limitation.” Obligor waives any and all notice of the acceptance of this Agreement by Collateral Agent, or of the creation, accrual or maturity (whether by declaration or otherwise) of any and all Obligations, or of any renewals or extensions thereof from time to time, or of Collateral Agent’s reliance on this Agreement. In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document for all purposes under the Credit Agreement. Facsimile or electronic transmissions of any executed original document and/or retransmission of any executed facsimile or electronic transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm facsimile or electronic transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

18.          Governing Law; Consent to Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within that state. Obligor hereby consents to the jurisdiction of the courts of the County of New York, State of New York and the courts of the United States of America for the Southern District of New York and consents that any action or proceeding hereunder may be brought in such courts, and waives any objection that

15

it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and authorizes the service of process on Obligor by registered or certified mail sent to any address authorized in Section 15 as an address for the sending of notices.

19.        RIGHT OF COLLATERAL AGENT TO ARBITRATE DISPUTES.

(a)          OBLIGOR AGREES THAT ANY ACTION, DISPUTE, PROCEEDING, CLAIM OR CONTROVERSY BETWEEN OR AMONG THE PARTIES WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE (“DISPUTE” OR “DISPUTES”) SHALL, AT COLLATERAL AGENT ELECTION, WHICH ELECTION MAY BE MADE AT ANY TIME PRIOR TO THE COMMENCEMENT OF A JUDICIAL PROCEEDING BY COLLATERAL AGENT, OR IN THE EVENT OF A JUDICIAL PROCEEDING INSTITUTED BY OBLIGOR, AT ANY TIME PRIOR TO THE LAST DAY TO ANSWER AND/OR RESPOND TO A SUMMONS AND/OR COMPLAINT MADE BY OBLIGOR, BE RESOLVED BY ARBITRATION IN NEW YORK, NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 19 AND SHALL, AT THE ELECTION OF COLLATERAL AGENT, INCLUDE ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH (I) THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, (II) ALL PAST, PRESENT AND FUTURE AGREEMENTS INVOLVING THE PARTIES, (III) ANY TRANSACTION CONTEMPLATED HEREBY AND ALL PAST, PRESENT AND FUTURE TRANSACTIONS INVOLVING THE PARTIES AND (IV) ANY ASPECT OF THE PAST, PRESENT OR FUTURE RELATIONSHIP OF THE PARTIES. Collateral Agent may elect to require arbitration of any Dispute with Obligor without thereby being required to arbitrate all Disputes between Collateral Agent and Obligor. Any such Dispute shall be resolved by binding arbitration in accordance with Article 75 of the New York Civil Practice Law and Rules and the Commercial Arbitration Rules of the American Arbitration Association (“AAA”).  In the event of any inconsistency between such Rules and these arbitration provisions, these provisions shall supersede such Rules. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this subsection 19(a). In any arbitration proceeding subject to these provisions, the arbitration panel (the “arbitrator”) is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator’s sole discretion) pre-hearing motions which are substantially similar to pre- hearing motions to dismiss and motions for summary adjudication. In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in subsection 19(d).

(b)          No provision of, nor the exercise of any rights under, subsection 19(a) shall limit the right of any party (i) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the UCC, or otherwise pursuant to applicable law, (ii) to exercise self help remedies including but not limited to setoff and repossession, or (iii) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver. The

16

institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of Collateral Agent, even if Collateral Agent is the plaintiff, to submit the Dispute to arbitration if Collateral Agent would otherwise have such right.

(c)          Collateral Agent may require arbitration of any Dispute(s) concerning the lawfulness, unconscionableness, propriety, or reasonableness of any exercise by Collateral Agent of its right to take or dispose of any Collateral or its exercise of any other right in connection with Collateral including, without limitation, judicial foreclosure, exercising a power of sale under a deed of trust or mortgage, obtaining or executing a writ of attachment, taking or disposing of property with or without judicial process pursuant to Article 9 of the UCC or otherwise as permitted by applicable law, notwithstanding any such exercise by Collateral Agent.

(d)          Whenever an arbitration is required under subsection 19(a), the arbitrator shall be selected, except as otherwise herein provided, in accordance with the Commercial Arbitration Rules of the AAA. A single arbitrator shall decide any claim of $100,000 or less and he or she shall be an attorney with at least five years’ experience. Where the claim of any party exceeds $100,000, the Dispute shall be decided by a majority vote of three arbitrators, at least two of whom shall be attorneys (at least one of whom shall have not less than five years’ experience representing commercial banks).

(e)          In the event of any Dispute governed by this Section 19, each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator’s fees. The arbitrator shall have the power to award recovery of all costs and fees (including attorneys’ fees, administrative fees, arbitrator’s fees, and court costs) to the prevailing party.

20.          WAIVER OF TRIAL BY JURY. EACH OF COLLATERAL AGENT AND OBLIGOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR CROSS-CLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OBLIGATIONS.

21.          WAIVER OF CERTAIN OTHER RIGHTS. OBLIGOR HEREBY WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE, SET-OFF, COUNTERCLAIM (EXCEPT COMPULSORY COUNTERCLAIMS) OR CROSS-CLAIM OF ANY NATURE OR DESCRIPTION, ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

17

IN WITNESS WHEREOF, Obligor(s) has/have executed this Continuing General Security Agreement.

NAPCO TECHNOLOGIES INTERNATIONAL, INC.

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Senior Vice President

Signature Page to Continuing General Security Agreement

ACCEPTED AND AGREED:

HSBC BANK USA, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ SHAUN R KLEINMAN
Name:	Shaun R Kleinman
Title:	Senior Vice President

Signature Page to Continuing General Security Agreement

Schedule I

Legal Name; Entity Type; Jurisdiction of Organization;

Chief Executive Office; Organizational Information

(i)	Napco Technologies International, Inc.

(ii)	Registered Corporation

(iii)	Delaware

(iv)	333 Bayview Avenue, Amityville, NY 11701

(v)	Federal Tax ID No. 81-3733827

Schedule I

Schedule II

Collateral Locations

Owned Properties

1.    333 Bayview Avenue

Amityville, NY 11701

2.   Zona Franca De Nigua

Carretera Sanchez KM 20

Nigua (SC) Dominican Republic

(Main Production Facility- Building only)

Leased Properties

1.   Zona Franca De Nigua

Carretera Sanchez KM 20

Nigua (SC) Dominican Republic

(Main Production Facility- Land Lease)

Warehouse Locations

None.

Schedule II

Schedule III

Intellectual Property; Tradenames

NAPCO TECHNOLOGIES INTERNATIONAL, INC. TRADEMARK REGISTRATIONS

(NONE)

PENDING NAPCO TECHNOLOGIES INTERNATIONAL, INC. TRADEMARK APPLICATIONS

(NONE)

NAPCO TECHNOLOGIES INTERNATIONAL, INC. TRADENAMES

NAPCO TECHNOLOGIES INTERNATIONAL, INC.

NAPCO TECHNOLOGIES INTERNATIONAL, INC. PATENTS

(NONE)

NAPCO TECHNOLOGIES INTERNATIONAL, INC. PATENT APPLICATIONS

(NONE)

Schedule III

Execution Version

DISCHARGE OF MORTGAGE

Dated as of: September 24, 2020

FROM

HSBC BANK USA, NATIONAL ASSOCIATION

(as administrative agent and collateral agent)

TO

NAPCO SECURITY TECHNOLOGIES, INC.

(f/k/a Napco Security Systems, Inc.)

LOCATION OF PREMISES:

Street Address: 333 Bayview Avenue

a/k/a 359 Bayview Avenue

Amityville, New York 11701

County:	Suffolk
District:	0101
Section:	004.00
Block:	02.00
Lot:	012.000

After recording please return to:

Hahn & Hessen LLP

488 Madison Avenue, 14th Floor

New York, New York 10022

Attention: Mark D. Graham, Esq.

DISCHARGE OF MORTGAGE

KNOW THAT, HSBC BANK USA, NATIONAL ASSOCIATION, having an address at 534 Broad Hollow Road, Suite 130, Melville, New York 11747 does hereby consent that the following be discharged of record:

Subordinate Mortgage, Security Agreement and Assignment of Leases and Rents, dated as of June 25, 2009, made by NAPCO SECURITY TECHNOLOGIES, INC., F/K/A NAPCO SECURITY SYSTEMS, INC. to HSBC BANK USA, NATIONAL ASSOCIATION, as administrative agent and collateral agent, recorded on August 10, 2009, in Liber 21846, Page 517 in the Register of Deeds of Suffolk County, New York, State of New  York  which  Mortgage  was  amended  by  Amendment  to  Subordinate  Mortgage, Security Agreement and Assignment of Leases and Rents, dated as of June 29, 2012 and recorded on August 2, 2012 in Liber M00022232, Page 947 in the Register of Deeds of Suffolk County, New York, State of New York (“Mortgage”), encumbering premises as more particularly described in said Mortgage.

Said Mortgage has not been assigned of record.

[CONTINUED ON NEXT PAGE]

IN WITNESS WHEREOF, this Satisfaction Mortgage has been executed as of the 16th day of September 2020.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ SHAUN R KLEINMAN
Name:	Shaun R Kleinman
Title:	Senior Vice President

STATE OF	IL	)
COUNTY OF	COOK	)	ss.:

On the 16th day of September, 2020, before me, the undersigned, personally appeared Shaun R Kleinman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose  name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/ her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

Jesenia Salazar
Notary Public
(Affix Notarial Stamp)

My commission expires:	9/18/2022

Signiture Page & Notary Page – Satifaction of Mortgage

Execution Version

DISCHARGE OF MORTGAGE

Dated as of: September 24, 2020

FROM

HSBC BANK USA, NATIONAL ASSOCIATION

(as administrative agent and collateral agent)

TO

NAPCO SECURITY TECHNOLOGIES, INC.

(f/k/a Napco Security Systems, Inc.)

LOCATION OF PREMISES:

Street Address: 333 Bayview Avenue

a/k/a 359 Bayview Avenue

Amityville, New York 11701

County:	Suffolk
District:	0101
Section:	004.00
Block:	02.00
Lot:	012.000

After recording please return to:

Hahn & Hessen LLP

488 Madison Avenue, 14th Floor

New York, New York 10022

Attention: Mark D. Graham, Esq.

DISCHARGE OF MORTGAGE

KNOW THAT, HSBC BANK USA, NATIONAL ASSOCIATION, having an address at 534 Broad Hollow Road, Suite 130, Melville, New York 11747 does hereby consent that the following be discharged of record:

Mortgage, Security Agreement and Assignment of Leases and Rents, dated as of March 11, 2009, made by NAPCO SECURITY TECHNOLOGIES, INC., F/K/A NAPCO SECURITY SYSTEMS, INC. to HSBC BANK USA, NATIONAL ASSOCIATION, as administrative agent and collateral agent, recorded April 16, 2009, in Liber 21807, Page 531 in the Register of Deeds of Suffolk County, New York, State of New York which Mortgage was amended by Amendment to Mortgage, Security Agreement and Assignment of Leases and Rents, dated as of June 29, 2012 and recorded on August 2, 2012 in Liber M00022232, Page 946 in the Register of Deeds of Suffolk County, New York, State of New York (“Mortgage”), encumbering premises as more particularly described in said Mortgage.

Said Mortgage has not been assigned of record.

[CONTINUED ON NEXT PAGE]

IN WITNESS WHEREOF, this Satisfaction Mortgage has been executed as of the 16th day of September 2020.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ SHAUN R KLEINMAN
Name:	Shaun R Kleinman
Title:	Senior Vice President

STATE OF	IL	)
COUNTY OF	COOK	)	ss.:

On the 16th day of September, 2020, before me, the undersigned, personally appeared Shaun R Kleinman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose  name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/ her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

Jesenia Salazar
Notary Public
(Affix Notarial Stamp)

My commission expires:	9/18/2022

Signiture Page & Notary Page – Satifaction of Mortgage

Execution Version

SECURITY INTEREST AGREEMENT

WHEREAS, Napco Security Technologies, Inc., a corporation formed under the laws of the State of Delaware, located at 333 Bayview Avenue, Amityville, NY 11701 (“Grantor”), has adopted, used and is using the marks shown in the attached Schedule A (the “Marks”), for which there are registrations or applications in the United States Patent and Trademark Office under the numbers shown in the attached Schedule A; and

WHEREAS, Grantor is obligated to HSBC Bank USA, National Association (“HSBC”) and various other financial institutions (collectively, “Lenders”) and HSBC as agent for Lenders (“Agent”) pursuant to (i) a certain Amendment No. 7 to Third Amended and Restated Credit Agreement, dated as of the date hereof, made by Grantor in favor of Agent and (ii) a certain Amended and Restated Continuing General Security Agreement, dated October 28, 2010, made by Grantor in favor of Agent (as each may be amended, modified, restated or supplemented from time to time, collectively, the “Agreements”); and

WHEREAS, pursuant to the Agreements, Grantor is granting to Agent for its benefit and for the ratable benefit of Lenders a security interest in the Marks, the goodwill of the business symbolized by the Marks, and the registrations and applications therefor.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby grant unto Agent for its benefit and for the ratable benefit of Lenders and grant to Agent for its benefit and for the ratable benefit of Lenders a security interest in and to the Marks, together with the goodwill of the business symbolized by the Marks, and registrations and applications therefor, which security interest shall secure all the Obligations as defined in the Agreements and in accordance with the terms and provisions thereof.

Grantor expressly acknowledges and affirms that the rights and remedies of Agent and Lenders with respect to the security interest granted hereby are more fully set forth in the Agreements.

Dated:    New York, New York

September 24, 2020

NAPCO SECURITY TECHNOLOGIES, INC.,

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Senior Vice President

Signature Page to Trademark Assignment of Security (Borrower)

HSBC BANK USA, NATIONAL ASSOCIATION, as Agent

By:	/s/ SHAUN R KLEINMAN
Name:	Shaun R Kleinman
Title:	Senior Vice President

Signature Page to Trademark Assignment of Security (Borrower)

SCHEDULE A

Schedule A to a Security Interest Agreement dated as of the date hereof, by and between Napco Security Technologies, Inc. and HSBC Bank USA, National Association, as Agent.

REGISTRATION NO. OR APPLICATION NO.	MARK
6,029,548	ISECURE
5,602,327	FIRELINK
5,488,521	SMARTBUSINESS
5,181,045	STARLNK FILE
5,125,747	STARLINK CONNECT
4,713,350	SCHOOL ACCESS-CONTROL VULNERABILITY INDEX (SAVI)
88/481,824	STARLINK OMNI X

Schedule A

Execution Version

SECURITY INTEREST AGREEMENT

WHEREAS, Alarm Lock Systems, LLC, a limited liability company formed under the laws of the State of Delaware, located at 345 Bayview Avenue, Amityville, NY 11701 (“Grantor”), has adopted, used and is using the marks shown in the attached Schedule A (the “Marks”), for which there are registrations or applications in the United States Patent and Trademark Office under the numbers shown in the attached Schedule A; and

WHEREAS, Grantor is obligated to HSBC Bank USA, National Association (“HSBC”) and various other financial institutions (collectively, “Lenders”) and HSBC as agent for Lenders (“Agent”) pursuant to (i) a certain Amended and Restated Unlimited Guaranty, dated October 28, 2010, made by Grantor in favor of Agent and (ii) a certain Amended and Restated Continuing General Security Agreement, dated October 28, 2010, made by Grantor in favor of Agent (as each may be amended, modified, restated or supplemented from time to time, collectively, the “Agreements”); and

WHEREAS, pursuant to the Agreements, Grantor is granting to Agent for its benefit and for the ratable benefit of Lenders a security interest in the Marks, the goodwill of the business symbolized by the Marks, and the registrations and applications therefor.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby grant unto Agent for its benefit and for the ratable benefit of Lenders and grant to Agent for its benefit and for the ratable benefit of Lenders a security interest in and to the Marks, together with the goodwill of the business symbolized by the Marks, and registrations and applications therefor, which security interest shall secure all the Obligations as defined in the Agreements and in accordance with the terms and provisions thereof.

Grantor expressly acknowledges and affirms that the rights and remedies of Agent and Lenders with respect to the security interest granted hereby are more fully set forth in the Agreements.

Dated:    New York, New York

September 24, 2020

ALARM LOCK SYSTEMS, LLC as a loan Party

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ SHAUN R KLEINMAN
Name:	Shaun R Kleinman
Title:	Senior Vice President

Signature Page to Trademark Assignment of Security (Alarm)

SCHEDULE A

Schedule A to a Security Interest Agreement dated as of the date hereof, by and between Alarm Lock Systems, LLC and HSBC Bank USA, National Association, as Agent.

REGISTRATION NO. OR APPLICATION NO.	MARK
5,552,428	AL ID
5,552,427	PROXID
5,037,333	ILOCK

Schedule A

Execution Version

SECURITY INTEREST AGREEMENT

WHEREAS, Marks USA I, LLC, a limited liability company formed under the laws of the State of New York, located at 365 Bayview Avenue, Amityville, NY 11701 (“Grantor”), has adopted, used and is using the marks shown in the attached Schedule A (the “Marks”), for which there are registrations or applications in the United States Patent and Trademark Office under the numbers shown in the attached Schedule A; and

WHEREAS, Grantor is obligated to HSBC Bank USA, National Association (“HSBC”) and various other financial institutions (collectively, “Lenders”) and HSBC as agent for Lenders (“Agent”) pursuant to (i) a certain Amended and Restated Unlimited Guaranty, dated October 28, 2010, made by Grantor in favor of Agent and (ii) a certain Continuing General Security Agreement, dated October 28, 2010, made by Grantor in favor of Agent (as each may be amended, modified, restated or supplemented from time to time, collectively, the “Agreements”); and

WHEREAS, pursuant to the Agreements, Grantor is granting to Agent for its benefit and for the ratable benefit of Lenders a security interest in the Marks, the goodwill of the business symbolized by the Marks, and the registrations and applications therefor.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby grant unto Agent for its benefit and for the ratable benefit of Lenders and grant to Agent for its benefit and for the ratable benefit of Lenders a security interest in and to the Marks, together with the goodwill of the business symbolized by the Marks, and registrations and applications therefor, which security interest shall secure all the Obligations as defined in the Agreements and in accordance with the terms and provisions thereof.

Grantor expressly acknowledges and affirms that the rights and remedies of Agent and Lenders with respect to the security interest granted hereby are more fully set forth in the Agreements.

Dated:      New York, New York

September 24, 2020

MARKS USA I, LLC

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

HSBC BANK USA, NATIONAL ASSOCIATION, as Agent

By:	/s/ SHAUN R KLEINMAN
Name:	Shaun R Kleinman
Title:	Senior Vice President

Signature Page to Trademark Assignment of Security (Marks USA I)

SCHEDULE A

Schedule A to a Security Interest Agreement dated as of the date hereof, by and between Marks USA I, LLC and HSBC Bank USA, National Association, as Agent.

REGISTRATION NO. OR APPLICATION NO.	MARK
5,590,884	STYLE BY MARKS
4,254,964	LOCDOWN BY M MARKSUSA
4,184,347	LIFESAVER
3,788,530	M MARKS USA AMITYVILLE 11701

Schedule A

Execution Version

SECURITY INTEREST AGREEMENT

WHEREAS, Continental Instruments LLC, a limited liability company formed under the laws of the State of New York, located at 355 Bayview Avenue, Amityville, NY 11701 (“Grantor”), has adopted, used and is using the marks shown in the attached Schedule A (the “Marks”), for which there are registrations or applications in the United States Patent and Trademark Office under the numbers shown in the attached Schedule A; and

WHEREAS, Grantor is obligated to HSBC Bank USA, National Association (“HSBC”) and various other financial institutions (collectively, “Lenders”) and HSBC as agent for Lenders (“Agent”) pursuant to (i) a certain Amended and Restated Unlimited Guaranty, dated October 28, 2010, made by Grantor in favor of Agent and (ii) a certain Amended and Restated Continuing General Security Agreement, dated October 28, 2010, made by Grantor in favor of Agent (as each may be amended, modified, restated or supplemented from time to time, collectively, the “Agreements”); and

WHEREAS, pursuant to the Agreements, Grantor is granting to Agent for its benefit and for the ratable benefit of Lenders a security interest in the Marks, the goodwill of the business symbolized by the Marks, and the registrations and applications therefor.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby grant unto Agent for its benefit and for the ratable benefit of Lenders and grant to Agent for its benefit and for the ratable benefit of Lenders a security interest in and to the Marks, together with the goodwill of the business symbolized by the Marks, and registrations and applications therefor, which security interest shall secure all the Obligations as defined in the Agreements and in accordance with the terms and provisions thereof.

Grantor expressly acknowledges and affirms that the rights and remedies of Agent and Lenders with respect to the security interest granted hereby are more fully set forth in the Agreements.

Dated:    New York, New York

September 24, 2020

CONTINENTAL INSTRUMENTS, LLC as a loan Party

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ SHAUN R KLEINMAN
Name:	Shaun R Kleinman
Title:	Senior Vice President

Signature Page to Trademark Assignment of Security (Continental)

SCHEDULE A

Schedule A to a Security Interest Agreement dated as of the date hereof, by and between Continental Instruments LLC and HSBC Bank USA, National Association, as Agent.

REGISTRATION NO. OR APPLICATION NO.	MARK
4,501,405	ACCELATERM

Schedule A

Execution Version

SECURITY INTEREST AGREEMENT

WHEREAS, Napco Security Technologies, Inc., a corporation formed under the laws of the State of Delaware, located at 333 Bayview Avenue, Amityville, NY 11701 (“Grantor”), owns the patents and patent applications shown in the attached Schedule A (the “Patents”), for which there are recordings or applications in the United States Patent and Trademark Office under the numbers shown in the attached Schedule A; and

WHEREAS, Grantor is obligated to HSBC Bank USA, National Association (“HSBC”) and various other financial institutions (collectively, “Lenders”) and HSBC as agent for Lenders (“Agent”), pursuant to (i) a certain Amendment No. 7 to Third Amended and Restated Credit Agreement, dated as of the date hereof, made by Grantor in favor of Agent and (ii) a certain Amended and Restated Continuing General Security Agreement, dated October 28, 2010, made by Grantor in favor of Agent (as each may be amended, modified, restated or supplemented from time to time, collectively, the “Agreements”); and

WHEREAS, pursuant to the Agreements, Grantor is granting to Agent for its benefit and for the ratable benefit of Lenders a security interest in the Patents, all proceeds thereof, all rights corresponding thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and the recordings and applications therefore.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby grant unto Agent for its benefit and for the ratable benefit of Lenders and grant to Agent for its benefit and for the ratable benefit of Lenders a security interest in and to the Patents, and recordings and applications therefor, which security interest shall secure all the Obligations as defined in the Agreements and in accordance with the terms and provisions thereof.

Grantor expressly acknowledges and affirms that the rights and remedies of Agent and Lenders with respect to the security interest granted hereby are more fully set forth in the Agreements.

Dated:     New York, New York

September 24, 2020

NAPCO SECURITY TECHNOLOGIES, INC.

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ SHAUN R KLEINMAN
Name:	Shaun R Kleinman
Title:	Senior Vice President

Signature Page to Patent Assignment of Security (Borrower)

SCHEDULE A

Schedule A to a Security Interest Agreement dated as of the date hereof, by and between NAPCO SECURITY TECHNOLOGIES, INC. and HSBC Bank USA, National Association, as Agent.

APPLICATION OR PATENT NO.	TITLE
8,478,987	Wireless Activation of IP Devices
8,555,685	Electrically Controlled Door Lock
8,912,894	Apparatus and Method of a Combined Burglar/Fire Alarm Having Isolation
8,954,046	Private Labeled Mobile Applications
16/370,867	Fast Install Self-Supervisory Fire Communicator

Schedule A

Execution Version

SECURITY INTEREST AGREEMENT

WHEREAS, Marks USA I, LLC, a limited liability company formed under the laws of the State of New York, located at 365 Bayview Avenue, Amityville, NY 11701 (“Grantor”), owns the patents and patent applications shown in the attached Schedule A (the “Patents”), for which there are recordings or applications in the United States Patent and Trademark Office under the numbers shown in the attached Schedule A; and

WHEREAS, Grantor is obligated to HSBC Bank USA, National Association (“HSBC”) and various other financial institutions (collectively, “Lenders”) and HSBC as agent for Lenders (“Agent”), pursuant to (i) a certain Amended and Restated Unlimited Guaranty, dated October

28, 2010, made by Grantor in favor of Agent and (ii) a certain Continuing General Security Agreement, dated October 28, 2010, made by Grantor in favor of Agent (as each may be amended, modified, restated or supplemented from time to time, collectively, the “Agreements”); and

WHEREAS, pursuant to the Agreements, Grantor is granting to Agent for its benefit and for the ratable benefit of Lenders a security interest in the Patents, all proceeds thereof, all rights corresponding thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and the recordings and applications therefore.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby grant unto Agent for its benefit and for the ratable benefit of Lenders and grant to Agent for its benefit and for the ratable benefit of Lenders a security interest in and to the Patents, and recordings and applications therefor, which security interest shall secure all the Obligations as defined in the Agreements and in accordance with the terms and provisions thereof.

Grantor expressly acknowledges and affirms that the rights and remedies of Agent and Lenders with respect to the security interest granted hereby are more fully set forth in the Agreements.

Dated:     New York, New York

September 24, 2020

MARKS USA I, LLC

By:	/s/ KEVIN S. BUCHEL
Name:	Kevin S. Buchel
Title:	Manager

HSBC BANK USA, NATIONAL ASSOCIATION, as Agent

By:	/s/ SHAUN R KLEINMAN
Name:	Shaun R Kleinman
Title:	Senior Vice President

Signature Page to Patent Assignment of Security (Marks USA)

SCHEDULE A

Schedule A to a Security Interest Agreement dated as of the date hereof, by and between Marks USA I, LLC and HSBC Bank USA, National Association, as Agent.

APPLICATION OR PATENT NO.	TITLE
D587,556	Door Knob

Schedule A